As filed with the Securities and Exchange Commission on August 11, 2023.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ZHONGXING HOLDING GROUP LTD

(Exact name of Registrant as specified in its charter)

United Kingdom	3949	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

ORTON SOUTHGATE #100, 12 MANASTY ROAD

PETERBOROUGH, PE2 6UP

UNITED KINGDOM

Tel:+44 07874693798

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Copies to:

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

i

PRELIMINARY PROSPECTUS (Subject to Completion)

Dated August 11, 2023.

PRELIMINARY PROSPECTUS

Ordinary Shares

We are offering                 ordinary shares. This is the initial public offering of ordinary shares of                                          . The offering price of our ordinary shares in this offering is expected to be $6.90 per share. Prior to this offering, there has been no public market for our ordinary shares.

We have applied to list our ordinary shares on the Nasdaq Capital Market under the symbol “ZXTY”. There is no assurance that such application will be approved, and if our application is not approved, this offering may not be completed.

Investing in our ordinary shares involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our ordinary shares in “Risk Factors”.

We are an “emerging growth company” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company” for additional information.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We are a holding company incorporated in the United Kingdom as a holding company. The Ordinary Shares offered in this prospectus are shares of the United Kingdom holding company. Holders of our Ordinary Shares will own shares of a United Kingdom holding company. The UK regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of our Ordinary Shares, including that it could cause the value of our Ordinary Shares to significantly decline or become worthless. Unless otherwise stated, as used in this prospectus and in the context of describing our operations and consolidated financial information, “we,” “us,” “Company,” or “our,” refers to ZHONGXING HOLDING GROUP LTD, a United Kingdom holding company. For a description of our corporate structure, see “Corporate History and Structure.” See also “Risk Factors – Risks Relating to Our Corporate Structure.”

	PER SHARE	TOTAL
Initial public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)	Does not include accountable and non-accountable expense allowance payable to underwriters. Please see the section of this prospectus entitled “Underwriting” for additional information regarding underwriter compensation.

We expect our total cash expenses for this offering (including cash expenses payable to our underwriters for their out-of-pocket expenses) to be approximately $[●], exclusive of the above commissions. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

ii

Neither we nor any of the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. Neither we nor any of the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of our common stock.

For investors outside the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

iii

iv

About This Prospectus

This prospectus is part of a registration statement on Form F-1 that we filed with the Securities and Exchange Commission (the “SEC”). As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website described below under the heading “Where You Can Find More Information”.

The information contained in this prospectus is accurate as of the date on the front of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our Common Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.

In this prospectus, unless the context otherwise requires:

•	references to “Common Shares” or “our shares” refer to common shares of ZHONGXING HOLDING GROUP LTD;

•	references to the “Company,” “we,” “us,” “our” and “ZXTY” refer to ZHONGXING HOLDING GROUP LTD;

•	references to “dollars,” “U.S. dollars,” “USD,” “$,” and “US$” are to United States Dollars;

•	“U.S. GAAP” refers to generally accepted accounting principles in the United States;

•	references to the “SEC” are to the United States Securities and Exchange Commission.

Market data and certain industry data and forecasts used in, or incorporated by reference in, this prospectus were obtained from sources we believe to be reliable, including market research databases, publicly available information, reports of governmental agencies and industry publications and surveys. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the third-party forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus. Our historical results do not necessarily indicate our expected results for any future periods.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

We have obtained the statistical data, market data and other industry data and forecasts used in this prospectus and in our SEC filings incorporated herein by reference from publicly available information. We have not sought the consent of the sources to refer to the publicly available reports in this prospectus.

v

INTERNATIONAL FINANCIAL REPORTING STANDARDS

Our financial statements are prepared in accordance with the International Financial Reporting Standards as issued by the International Accounting Standards Board. Our fiscal year ends on December 31 of each year as does our reporting year.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that precede them.

MARKET AND INDUSTRY DATA

This prospectus contains references to industry market data and certain industry forecasts. Industry market data and industry forecasts are obtained from publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe industry information to be accurate, it is not independently verified by us. Some data is also based on our good faith estimates, which are derived from our review of internal surveys or data, as well as the independent sources referenced above. Assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

TRADEMARKS

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus also contains additional trademarks, trade names and service marks belonging to other companies. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

vi

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements contained in this prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning our possible or assumed future results of operations, financial condition, business strategies and plans, market opportunity, competitive position, industry environment, and potential growth opportunities. In some cases, you can identify forward-looking statements by terms such as “may”, “might”, “will”, “should”, “believe”, “expect”, “could”, “would”, “intend”, “plan”, “anticipate”, “estimate”, “continue”, “predict”, “project”, “potential”, “target,” “goal” or other words that convey the uncertainty of future events or outcomes. You can also identify forward-looking statements by discussions of strategy, plans or intentions. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, because forward-looking statements relate to matters that have not yet occurred, they are inherently subject to significant business, competitive, economic, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including, among others, those discussed in this prospectus under the headings “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements in this prospectus, including among other things:

●	our future financial performance, including our expectations regarding our revenue, cost of revenue, operating expenses, including capital expenditures related to asset-intensive offerings, our ability to determine reserves and our ability to achieve and maintain future profitability;
●	risks inherent in an SPORTING & ATHLETIC GOODS, NEC business;
●	our ability to develop and market new products;
●	the continued market acceptance of our products;
●	exposure to product liability claims and actions;
●	risks associated with product recalls;
●	the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs;
●	our ability to manage operations-related risk;
●	our expectations and management of future growth;
●	our expectations concerning relationships with third parties;
●	the impact of COVID-19 on the Company;
●	our ability to maintain, protect and enhance our intellectual property;
●	our ability to successfully acquire and integrate companies and assets;
●	the increased expenses associated with being a public company;
●	exposure to product liability and defect claims;
●	protection of our intellectual property rights;
●	damage to our reputation due to negative publicity;
●	changes in the laws that affect our operations;
●	inflation and fluctuations in foreign currency exchange rates;
●	our ability to obtain all necessary government support;
●	certifications, approvals, and/or licenses to conduct our business;
●	continued development of a public trading market for our securities;
●	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;
●	risks related to our international operations in the United Kingdom, including the implications of the United Kingdom’s recent withdrawal from the European Union;

vii

●	risks associated with expansion into new jurisdictions;
●	managing our growth effectively;
●	fluctuations in operating results;
●	emerging market risks;
●	global economy risks;
●	our ability to maintain and enhance our market position;
●	our ability to obtain and maintain adequate insurance coverage;
●	our ability to identify and integrate strategic acquisitions, investments and partnerships and to manage our growth;
●	our ability to continue to develop new technologies and/or upgrade our existing technologies;
●	dependence on our senior management and key employees;
●	our ability to maintain the listing of our securities on Nasdaq;
●	our ability to continue to develop new technologies and/or upgrade our existing technologies;and
●	other factors set forth under “Risk Factors.”

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

These and other factors are more fully discussed in the “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections and elsewhere in this prospectus. These risks could cause actual results to differ materially from those implied by the forward-looking statements contained in this prospectus.

All forward-looking statements included herein attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Any forward-looking statement that we make in this prospectus speaks only as of the date of this prospectus. Except as required by applicable law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise, after the date of this prospectus.

viii

As filed with the Securities and Exchange Commission on August 11, 2023.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus that we consider important. This summary does not contain all of the information you should consider before investing in our Common Shares. You should read this summary together with the entire prospectus, including the risks related to our business, our industry, investing in our Common Shares and our location in British that we describe under “Risk Factors” and our consolidated financial statements and the related notes before making an investment in our securities.

Our Mission

ZHONGXING HOLDING GROUP LTD is a brand company focusing on providing high-quality high-tech sports and fitness services for students, young people, professionals, middle-aged and elderly people and other groups. It has a complete service process and perfect fitness equipment, and accurately matches individual needs with a powerful digital system. Form a personalized fitness program. The company focuses on the service innovation of the sports and fitness service market, and helps offline stores to rapidly enhance their brand power and influence through digital, standardized, technological and large-scale operations. At the same time, through the analysis of human body index data, it provides users with a set of systematic and intelligent fitness sports solutions suitable for their own individuals based on accurate analysis of scientific data. Through intelligent equipment, big data analysis, digital operation and other high-tech equipment and digital operation tools, through the fitness data collection system and digital big data analysis system of physical exercise, scientific, accurate and effective to improve the physical fitness of the people, and create a global sports fitness service industry of national fitness, inclusive sports and intelligent fitness.

The vision of ZHONGXING HOLDING GROUP LTD is to continuously develop a scientific digital operation system and an accurate exercise data analysis method for fitness through its unique and powerful online and offline linkage capabilities, as well as supporting accurate intelligent wearable devices that can digitally confirm rights. Through the analysis of the user's body index data, it provides users with a personalized systematic intelligent fitness program, so as to change people's unhealthy living habits and exercise methods, solve the problem of declining physical fitness and sub-health of various people after the current epidemic, create an international intelligent sports fitness service industry ecology, and help improve the physical health index of all mankind.

The goal of ZHONGXING HOLDING GROUP LTD is to build a digital first-class enterprise for national sports and fitness. Using scientific digital intelligent fitness theory and data analysis system, the company strives to become the first in the digital intelligent fitness industry, constantly innovates, introduces high-tech digital analysis technology, enhances its core competitiveness, and customizes and promotes fitness programs and fitness equipment. In the future, it is expected to become a benchmark brand in the digital national intelligent fitness industry in all aspects of volume and scale, brand awareness, and product quality.

ZHONGXING HOLDING GROUP LTD will adhere to the belief of customer first, sincere and trustworthy, quality first, adhere to and realize the mission of striving to improve the public's health and better future.

Overview of Our Company

ZHONGXING HOLDING GROUP LTD is a high-tech digital sports operation company dedicated to national fitness, inclusive sports and intelligent fitness.

1

The company responds to the international trend of health, vitality and green, and establishes the concept of sports promoting health, national participation and sports fitness. Before the establishment of the company, our founder began to study the results of sports and fitness. After the establishment of the company, we used the data results accumulated over the years to guide the implementation of professional fitness sports projects. Through intelligent equipment, big data analysis, digital operation and other high-tech equipment and digital operation tools, a large number of physical exercise fitness data are collected and imported into the system, and through the digital big data analysis system, scientific and accurate calculation and analysis of fitness plans and needs can effectively improve the physical fitness of the whole people, and reduce and prevent the incidence of chronic diseases in a large area. In order to reduce sub-health conditions and achieve the goal of overall national health.

The company will continue to develop scientific digital operation systems and sports data analysis methods for accurate fitness, as well as matching accurate intelligent wearable devices that have been digitally confirmed. Through the analysis of human index data, to provide users with a set of scientific data accurate analysis based on their own individual systematic intelligent fitness program, so as to change people's unhealthy living habits and exercise methods, to achieve the purpose of national health.

Driven by the development of the market, the company will also develop community streets as a model market, integrating public fitness venues, fitness facilities and other aspects of fitness sports resources. Through systematic analysis of resource allocation, precise analysis of individual physical data indicators, digital operation, integration of national fitness resources to form a local fitness sports ecosystem suitable for local communities, replicated and promoted to all over the world, to achieve the company's purpose of national health.

History and Development

ZHONGXING HOLDING GROUP LTD was incorporated on 21 July 2023 with a registered address at #100, 12 MANASTY ROAD, ORTON SOUTHGATE, PETERBOROUGH, UNITED KINGDOM. Since its establishment, the company has been committed to promoting innovation in fitness market services. We adopt accurate, standardized, digital and intelligent operation methods to help offline stores quickly enhance brand power and influence, and create a fitness service industry with the concept of national fitness, national sports and intelligent fitness. Through the concept of sports for all, we systematically analyze and allocate resources, accurately analyze individual physical data indicators, and carry out digital operations. In addition, we also integrate national fitness resources to form a local fitness sports ecosystem suitable for local communities to achieve our company purpose - health for all.

In the fitness service market, we are committed to integrating various resources and providing fitness services that meet individual needs through a precise operation model. Through systematic analysis, we can fully understand the needs of different groups, and carry out accurate analysis according to their physical data indicators, so as to provide tailored fitness programs for them. This personalized service model can not only meet the needs of users, but also help them achieve better results in the fitness process.

At the same time, we apply digital technology to all aspects of fitness services, and improve the efficiency and quality of services through data analysis and intelligent operation means. We collect users' fitness data, analyze their exercise and physical condition, and provide them with accurate fitness guidance and advice. During the fitness process, we also use smart devices and apps to track users' exercise data, providing real-time feedback and incentives to help them better achieve their fitness goals.

In addition, we work with National Fitness Resources to create a local fitness sports ecosystem suitable for local communities. Through partnerships with relevant institutions, community organizations and the public sector, we have integrated a wealth of fitness resources, including venue facilities, professional coaches and fitness activities. In this way, it can not only meet the fitness needs of local residents, but also promote the development of a healthy culture in the community and promote the popularization of the national fitness concept.

2

All in all, our company has been committed to driving innovation and development of services for the fitness market since its inception. Through precise, standardized, digital and intelligent operation methods, we help offline stores to enhance brand power and influence, and create a fitness service industry with the concept of national fitness and intelligent fitness. Through resource analysis and accurate analysis of individual physical data indicators, digital operation and integration with national fitness resources, we achieve the corporate purpose of national health.

The Industry

Industry analysis

Fitness is a kind of sports, such as various calisthenics, rhythmic gymnastics, figure gymnastics and various resistance movements. With the development of society and the improvement of people's health awareness, fitness has become a popular way to reduce stress and maintain good health. Science says you should exercise at least three times a week if you want to reduce stress and improve fitness.

In recent years, with the help of the rapid development of science and technology, the development of the fitness industry has accelerated, especially in the Olympic Games, college athletes, the East Olympic Games, the World Cup and other large-scale international events driven by the fitness trend, the fitness industry has maintained stable development, and gradually to developed countries, and even less developed cities, online and offline synchronous expansion, fitness demand is growing. And fitness needs to gradually upgrade, the industry is booming, spawned a variety of online fitness services, home fitness services and intelligent fitness equipment and other industries.

At present, the upstream of the fitness industry includes fitness equipment, coach training, course research and development; The midstream includes offline gyms, O2O and fitness apps, covering all kinds of fitness scenes online and offline; The downstream includes data management, social platforms, information search, and sports surrounding to meet the different derivative needs of consumers.

In the context of the development of the Internet, scientific and technological progress, and favorable policies, the sports and fitness industry continues to develop, especially since the outbreak of the novel coronavirus pneumonia epidemic, sports and fitness have attracted increasing attention, and the fitness industry has accelerated its online penetration, and online fitness has developed rapidly. It can be seen that the fitness industry has a broad prospect.

Industry data

I. Fitness industry market size.

In recent years, the market size of the fitness industry has maintained a growing trend, the fitness concept has penetrated into developed countries and even less developed cities, the fitness population is increasing, and the market size of the fitness industry has steadily increased. In the past, gyms were dominated by men, but with the rise of the she-economy in recent years, more and more women are making fitness a daily habit. In 2022, the proportion of female fitness consumers reached 61.93%, which increased rapidly from 2021, and the gap between women and men in the fitness consumption market widened. In terms of consumer spending, in 2022, female consumers will spend more than 10,000 yuan on fitness consumption and peripheral consumption than men. From the perspective of age structure, the largest sports consumption group is young people aged 26 to 35, accounting for more than 40%, followed by 36 to 50 years old and 19 to 25 years old.

3

II. Fitness industry market structure.

At present, the fitness industry market size is mainly divided into fitness equipment, fitness clubs and studios and online fitness, accounting for 49%, 36% and 15% respectively. Although the proportion of online fitness is not high, due to the impact of the epidemic, sports fitness has gradually received attention, traditional gyms have been affected, and the trend of online fitness has begun to strengthen.

III. Online fitness market size.

In recent years, due to the rapid development of the Internet, the online fitness market has been growing. Especially since the new coronavirus outbreak in 2020, great health has become people's basic needs, sports and fitness have received attention, the fitness industry has accelerated online penetration, and the online fitness market has grown rapidly.

IV. Online fitness market industrial structure.

From the perspective of market structure, China's online fitness market mainly includes four major segments: online health food, online fitness equipment and clothing, online fitness Internet of Things and online fitness members and courses.

V. Online fitness market penetration.

In recent years, with the national fitness boom and the development of the online fitness industry, the online fitness market penetration has been increasing, from 18% in 2017 to 46% in 2021.

Industry pain point

I. At present, there are a large number of sub-health people, there is no quality product can prevent and improve, through the national fitness to gradually improve the physical function and physical fitness, to prevent major diseases, especially since the outbreak of the epidemic, the national health awareness concept is constantly improving. According to incomplete statistics, the data of sub-healthy people currently exist: 160 million people with dyslipidemia (including hyperlipidemia), more than 100 million people with hyperlipidemia, about 120 million people with fatty liver, 270 million people with hypertension, 92.4 million people with diabetes, 70 million to 200 million people who are overweight or obese, one person has cancer every 10 seconds on average, one person has diabetes every 30 seconds on average, At least one person died of cardiovascular disease.

II. There is no technical threshold, the gym has a low threshold and is easy to be copied. In 2017, the number of gyms has reached more than 100,000, of which 70.2% are fitness studios, and large clubs account for 29.8%. At present, there are a large number of fitness instructors with professional certificates flooding the market.

III. The market competition is fierce, and the promotion channel is single and inefficient. At present, the most common way of publicity is to assign manpower around gyms to distribute leaflets. Moreover, considering the convenience of fitness, many gyms are located close to the community, and it is very common to compete within 1-3km. Some large communities even open more than 5 gyms, forming vicious competition and dispersed passenger flow. As a result, many gyms can only be forced to do some activities with greater discounts in order to compete for customers, leading to surrounding gyms to follow suit, fight a price war, and the competition is becoming increasingly fierce.

IV. The use of Internet traffic dividends is still lacking, online fitness is rising, the current fitness industry in the face of the Internet wave can not keep up with the pace will be eliminated, embrace the Internet, explore a more healthy and sustainable development of the business model is more favorable.

V. Lack of data analysis, resulting in weak personalized service, members of the specific physical indicators of the data is fuzzy and inaccurate, the service level can not afford to be uneven, chain stores also have quality distinctions. The fitness industry's high turnover rate, uneven levels of trainers, uneven quality of service, large number of chain store employees, and lack of supervision are all headaches for many gym owners.

4

VI. It is difficult to reach the pain points and needs of users, and there is a lack of customized fitness programs for users of different ages. As the traditional gym model has a single means of operation, mainly annual card + private education fee, group classes and small classes are bundled sales, mainly annual card, group classes and small classes, lack of personalized customized fitness programs for users of different ages.

VII. There is a serious shortage of professional talents and resources in the sports and fitness industry, and the personnel training system is chaotic. Gym industry personnel turnover is high, many fitness coaches will change jobs after a period of time, plus many single stores on staff treatment, attitude, store business will also affect the coach's stay and go, and it is easy to appear excellent employees to start their own businesses, resulting in the lack of store training system, so that many coaches still stay in the initial stage, received system training to drink high level of coaches less. So a series of problems lead to customer loss.

Industry forecast

I. Policies to promote the development of fitness industry.

In recent years, a number of policies have been introduced to promote the development of the sports industry in many places, and a number of industrial plans for niche sports have been successively released to encourage the innovative development of the sports and fitness industry. As the COVID-19 sweeps the world in 2020, In order to reduce the impact of the COVID-19 on the sports industry, many governments have encouraged residents to exercise at home, boosting the development of home fitness, Internet fitness and other industries. It is expected that with the help of government policies, the development of the fitness industry will develop rapidly and promote the market expansion of the fitness industry.

The development prospects of the fitness industry are very broad, and the introduction of laws and regulations provides a strong policy and regulatory foundation for the development of the industry. Many places have issued laws, regulations and policies on the sports industry, clearly formulated the development plan of the sports industry, expanded the scale of the sports industry, and further refined many links in terms of guaranteeing the development of the sports fitness industry, which helps to promote the high-quality development of the sports industry and meet the diversified sports needs of the people. The sports industry has always been one of the five happiness industries. It is the policy trend of many countries to promote mass sports consumption, deeply implement the national fitness strategy, build a national trail system, promote the construction of sports parks, and develop new formats such as online fitness and online events. With the comprehensive liberalization of epidemic control and consumption upgrading, people's health awareness has been significantly improved, and residents' consumption has gradually transitioning from basic consumption and functional consumption to health consumption and experience consumption, and sports consumption has benefited significantly.

II. The increase in sports participation is helping the fitness industry.

In recent years, with the improvement of residents' living standards and the baptism of the novel coronavirus epidemic, people's health awareness has gradually increased, and the number of people who regularly participate in sports has also increased year by year. It is expected that the increasing number of sports participants will help the development of the fitness industry, and the market size of the fitness industry will maintain a growing trend.

III. Intelligent fitness equipment drives the development of fitness industry.

With the popularization of the Internet and the improvement of the level of science and technology, the intelligence of fitness equipment continues to improve, not only to increase the exercise fun of fitness users, relieve physical fatigue, but also pay more attention to the safety and personalization of fitness equipment. At the same time, the binding of smart fitness equipment with APP can improve the stickiness of fitness users, deeply explore the potential needs of users in the process of data collection, and continue to drive the development of the fitness industry.

5

IV. Fitness industry market structure adjustment and online fitness market scale is expanding rapidly.

At present, the fitness industry market size is mainly divided into fitness equipment, fitness clubs and studios, government public inclusive fitness and online fitness, accounting for 49%, 36% and 15% respectively. Although the proportion of online fitness is not high, due to the impact of the epidemic, sports fitness has gradually received attention, traditional gyms have been affected, and the trend of online fitness has begun to strengthen. In recent years, due to the rapid development of the Internet, the online fitness market has been growing. Especially since the COVID-19 outbreak in 2020, great health has become people's basic needs, sports and fitness have received attention, the fitness industry has accelerated online penetration, and the online fitness market has grown rapidly.

Ⅴ. The online fitness market structure is rich and optimized, and the market penetration rate is gradually increasing.

From the perspective of market structure, the online fitness market mainly includes four major segments: online health food, online fitness equipment and clothing, online fitness Internet of Things, and online fitness membership and training courses. In recent years, with the national fitness craze and the development of online fitness industry, the online fitness market penetration has been increasing.

Our Solution

I. Major consumers of products or services.

National fitness is not only a fashion habit of modern young people, but also after the epidemic, professionals and the elderly have accelerated the improvement of fitness awareness and concepts, which has become a popular health action. Suitable for students, young people, professionals, middle-aged and elderly people and other groups.

II. The main reason consumers buy a product or service.

i. ZHONGXING HOLDING GROUP LTD solves the problem of fragmented time for young people's fitness exercise, and forms a gathering place for professional counseling through the chain of intelligent fitness centers, and professional equipment can improve physical fitness more accurately.

ii. Through cooperation with government departments, fitness and sports associations, universities for the elderly and other institutions, combined with free public venues and common fitness equipment provided by the government, it not only solves the problem of employment and entrepreneurship of fitness promoters, but also deeply popularizes fitness sports. Through these basic scenarios, a large number of membership systems and accurate data can be obtained. Provide a solid data foundation and membership system for precision fitness programs and customized fitness services.

iii. ZHONGXING HOLDING GROUP LTD uses online and offline intelligent fitness equipment to accurately obtain members' physical data, and through data analysis, makes tailored fitness programs to accurately and quickly improve people's physical fitness.

III. The company's current position in the industry and its target position.

ZHONGXING HOLDING GROUP LTD was founded with a focus on becoming a leading provider of sports health solutions and smart fitness equipment. At present, the company plans to lay out the headquarters operation center, jointly build three intelligent equipment production bases, and build thousands of online and offline home fitness equipment sales and intelligent fitness services in one of the franchise chain network. Intelligent fitness products cover family fitness, commercial fitness, national fitness, physical training, fitness for the elderly, campus sports, fitness venues dedicated solutions such as products and national inclusive fitness training services, sub-health conditioning and other fields.

At present, the company uses scientific digital intelligent fitness theory and data analysis system, and strives to become the first industry in the field of digital intelligent fitness, constantly innovates, introduces high-tech digital analysis technology, enhances its core competitiveness, and customizes and promotes fitness programs and fitness equipment. In the future, it is expected to become a benchmark brand in the digital national intelligent fitness industry in all aspects of volume and scale, brand awareness, and product quality.

6

IV. Sales channel:

i. New media network platform promotion: Establish your own brand on Twitter, ins, Tiktok and other social media platforms, promote your own services and products, establish contact with potential customers, and increase exposure and popularity.

ii. Franchise chain regional agent: By winning the agency of the city, district and county region, opening a number of branches in the region according to the specific market conditions, forming a national market promotion layout of thousands of stores.

iii. Member system digital introduction and joint promotion platform: Through big data analysis, advertising to potential customers at the appropriate time and scene, such as providing sports fitness services for people with higher fitness needs and people who have first contact with sports fitness.

iv. Partner marketing: Cooperate with relevant enterprise franchisees, such as sports equipment stores, sports clubs, etc., so that they can recommend their services and products to customers to improve visibility and exposure.

v. Recommendation and word-of-mouth marketing: By providing high-quality services and products, students who buy services and products are satisfied and leave praise, so that more potential customers in the wait-and-see stage can understand and serve, and improve visibility and exposure.

Our Products And Services

Driven by the big environment, ZHONGXING HOLDING GROUP LTD is committed to developing the sports industry, and has a number of advanced technologies and patents, and has devoted itself to developing a variety of series products, which are listed as follows:

I. Fitness equipment series products: ZHONGXING HOLDING GROUP LTD launched bench press, treadmill, stationary bicycle, elliptical machine, butterfly machine and other fitness equipment, each fitness equipment has played a different role in exercise. Such as:

i. Treadmill is a convenient, time-saving, and not affected by the weather equipment, and often running can protect the heart, the heart is an important organ of the human body easy to age, the normal function of the heart has a direct impact on the function of other internal organs.

ii. The elliptical machine can successfully combine the movement of the arm and the leg organically to achieve the purpose of limb coordination and bodybuilding line, and the movement of the foot pedal is conducive to cardiopulmonary function training, the amount of exercise is not too large, and it is suitable for people of different ages.

iii. Stationary bicycle is a kind of exercise through the practice of different speeds and resistance, coupled with the dynamic music beat in the gym, colorful lights, let you sweat like rain, burn your excess fat exercise.

iv. The advantage of the butterfly chest clip is that it does not change with the change of arm position. Because the chest can be lifted and the abdomen can be pulled in, the hand handles can touch each other, so the range of action can be larger.

v. The Smith frame is limited in the sliding trajectory of the barbell, and the trainer can feel free to use large weights, and it is not only limited to squat training, but also can do bench press. It is an important safety device for beginners.

vi. Bench press, that is, the instrument to assist in bench press. The bench press mainly works the muscles of the chest and upper limbs, and there are many variations. The free-weight barbell flat bench press can push 16% more weight than the Smith machine.

II. Smart wearable fitness series products: smart wearable fitness series products are the most common smart bracelet, smart watch is a smart mobile device and smart wearable device function integration of the watch, it can carry out phone, SMS, email, music and other aspects of the operation, with notification reminder, health management, sports monitoring, voice control and other functions. Smart watches can provide more entertainment for our fitness time; In the fitness through the smart watch can also be faster to deal with messages, emails and so on; Smart watches can also assist in sports monitoring and health management, which is one of the more practical smart wearable products in life. ZHONGXING HOLDING GROUP LTD has independently developed smart bracelets with various styles, which are favored by consumers.

7

III. Intelligent analysis fitness equipment and data analysis system: Intelligent data analysis system refers to the use of computer image analysis technology, understanding the content of the video screen, by separating the background and the target in the scene to analyze and track the target in the camera scene. Intelligent analysis fitness equipment can analyze personal fitness data according to the user's fitness habits and personal fitness methods, collect the data and import it into the intelligent data analysis system, which conducts data analysis and optimizes the user's fitness plan and way according to each data change, providing users with a more suitable fitness mode and giving users a better sense of experience.

IV. Smart gym chain and inclusive fitness base: ZHONGXING HOLDING GROUP LTD aims to promote the popularity of smart gym chain stores and provide users with more smart fitness equipment and products. In addition, the one-stop purchase of Pratt & Whitney Fitness base, which provides a combination of value, is also one of the services we provide.

In the future, ZHONGXING HOLDING GROUP LTD will continue to develop and improve fitness products and systems in combination with the different needs of consumer groups, so that everyone can have their own private fitness plans through intelligent system analysis and develop fitness methods that are more suitable for themselves.

Our business model

ZHONGXING HOLDING GROUP LTD has carried out bold exploration and innovation for the traditional fitness and health management model, and formed a digital fitness ecological innovative business model.

I. Community Fitness points model:

The company creates a new fitness points ecosystem, quickly forms a national fitness data drainage entrance, and forms a multi-billion member system. By using the public fitness venues and facilities provided by the government, exercisers can obtain green fitness points through daily fitness exercises. The benchmark of green fitness points is converted into coupons for exercise and fitness in professional fitness venues or purchase of fitness equipment products, and the entry point discount accumulated by exercisers' daily consumption and the consumer capital profit created is transformed into a points quantization system. Detonate and improve the new efforts of users, accelerate the promotion of new expansion mechanisms, continue to stimulate the vitality of consumer fitness, promote the deep integration of online and offline, have more public fitness communities, form big data membership systems, create countless business opportunities and empower business ecosystem profit points, For professional fitness promotion channels, product attention, reputation, loyalty, traffic data, marketing model, science and technology research and development, brand promotion and other resources redistribution, to create a hot storm eye drainage fitness track, so that mass fitness become a popular sport, to achieve the dual benefits of fitness exercise and fitness consumption redistribution.

II. Digital intelligent fitness chain model:

ZHONGXING HOLDING GROUP LTD has established an independent innovation fitness course research and development system, body mechanics system, health management system and sub-health conditioning system. Through the digital operation technology system, Zhongxing has realized a digital fitness chain with unified management, promotion, sales and support from the headquarters. To build a diversified digital fitness industry chain service platform. With the unique and innovative online course training system and partnership mechanism, the company develops the national regional agents and franchise store chain system, online and offline multi-channel publicity and enrollment, the whole store output, expansion and replication, marketing promotion channels covering e-commerce platform, new media marketing platform, Tiktok live and other mainstream new media marketing matrix. At the same time, we cooperate with sports and fitness associations, government departments, universities for the elderly and other departments to innovate business systems and fully implement applications. Through the franchise chain model of direct digital operation, it covers the fitness industry ecosystem with online + offline + omni-channel and builds a 10-million-level digital member community system with sharing partners + Zhongxing Courses + full-service system.

8

III. Integrated Fitness Alliance mode:

ZHONGXING HOLDING GROUP LTD has joined hands with high-quality intelligent products and venues in the upstream and downstream of the fitness industry chain, integrated high-end customized fitness center enterprises, intelligent fitness equipment enterprises, large health conditioning supply chain enterprises, Internet member integration system, etc., and joined hands in an all-round omni-channel cooperation to form a big data system. Integration produces value shaping and multiple benefits in the fields of private customization, high-end fitness consumption, digital industrialization services, and win-win development.

Our Competitive Strengths

Through its unique and powerful online and offline linkage capabilities, ZHONGXING HOLDING GROUP LTD accurately matches individual needs with a powerful digital system to form personalized fitness programs. Through the analysis of the user's body index data, it provides users with a personalized systematic intelligent fitness program, changes people's unhealthy living habits and exercise methods, and solves the problem of declining physical fitness and sub-health of various people after the current epidemic.

ZHONGXING HOLDING GROUP LTD makes use of scientific digital intelligent fitness theory and data analysis system to become a competitive enterprise in the field of digital intelligent fitness. It breaks the geographical and social restrictions, so that people in different occupations and different ages who are restricted by traditional fitness conditions can achieve online physical fitness. The platform will use big data to identify physical data of objects, and provide them with unique intelligent fitness programs that are more suitable for individual personalization according to the data provided by the intelligent system.

ZHONGXING HOLDING GROUP LTD hopes that through intelligent equipment, big data analysis, digital operation and other high-tech equipment and digital operation tools, through the physical exercise fitness data collection system and digital big data analysis system, to create an intelligent fitness program database based on the update of users' own health and fitness needs. At the same time, through the layout of offline stores, to serve the customers of ZHONGXING HOLDING GROUP LTD. Under the trend of population aging, the demand for the elderly to pursue health is increasing, and how to carry out scientific and effective physical fitness activities for the elderly also has certain limitations, this market is currently in a rapid development stage, but it is a relatively blank place.

Combined with the development plan of ZHONGXING HOLDING GROUP LTD, its competitive advantages can be summarized as follows:

I. User data: Through its unique and powerful online and offline linkage capabilities, ZHONGXING HOLDING GROUP LTD accurately matches individual needs with a powerful digital system. The combination of online and offline can attract more user traffic and help ZHONGXING HOLDING GROUP LTD effectively expand its market share.

II. Professional services: ZHONGXING HOLDING GROUP LTD can develop a scientific digital operation system and an accurate exercise data analysis method for fitness, as well as supporting accurate intelligent wearable devices that can confirm rights digitally. Through the analysis of human index data, to provide users with a set of scientific data accurate analysis based on their own individual systematic intelligent fitness program, to help users better improve unhealthy living habits and exercise methods, so as to achieve effective fitness.

9

III. Brand awareness: ZHONGXING HOLDING GROUP LTD will build and form well-known brand benefits through the investment and distribution of various advertisements, as well as the company's own high-quality service level, diversified service content and innovative business scope with The Times, so as to help the company stand out in the fierce market competition.

IV. Diversified service content: ZHONGXING HOLDING GROUP LTD will provide diversified service content according to different needs of social groups, including online services and offline services, to help users better meet their needs, improve user satisfaction and loyalty, and thus lock user traffic.

V. Social media channels: ZHONGXING HOLDING GROUP LTD will promote through various social media channels. This can help enterprises promote their own services and attract more users. Meanwhile, through the online social platform, ZHONGXING HOLDING GROUP LTD can better promote the communication and interaction between enterprises and users. More in-depth understanding of users in the economic conditions and cultural background of contemporary society for their own health requirements and body aesthetic needs.

Our Challenges

I. Fierce market competition: When it comes to fitness technology companies, we have to mention Peloton Interactive, Inc. Peloton Interactive, Inc., a publicly traded fitness equipment and home fitness company headquartered in the United States, was founded in 2012 and is headquartered in New York. The company was co-founded by John Foley, Tom Cortese, Yony Feng, Graham Stanton and Hisao Kushi. They bring live classes from top fitness instructors to global customers and combine performance metrics and social interaction to make the fitness experience not only effective, but enjoyable. Peloton Interactive, Inc. combines live classes and on-demand fitness libraries to become an Internet fitness company that integrates fitness equipment + content + technology.  Peloton Interactive, Inc. 's primary products are indoor exercise bikes, treadmachines, and rowing machines, as well as other wearable devices equipped with liquid crystal displays that connect to Peloton Interactive, Inc.' s subscription-based digital content platform.

There is fierce competition in the digital sports operation market, and major companies have stepped into this space to provide various innovative solutions. For a start-up high-tech digital sports operations company, it can be difficult to stand out in the market compared to competitors who already have an established brand and customer base.

II. Technical challenges: High-tech digital sports operation companies need to have advanced technical capabilities to meet the needs of users for real-time data, virtual reality and augmented reality. But the research and development and application of these technologies require a lot of capital and human resources investment, especially for startups, often difficult to bear these risks and costs.

III. Lack of stable profit model: In the field of digital sports operation, the profit model is not clear, and the company often relies on advertising revenue, event operation service fees or cooperation with brands to obtain revenue. However, due to the fierce competition in the market, there are limited platforms where advertisers are willing to invest money, and working with brands also needs to establish a reliable user base and brand image, which is a challenge for startups.

IV. It is difficult to cultivate and retain users: high-tech digital sports operating companies need to attract users, cultivate user engagement and keep users active. However, this requires continuous delivery of valuable content and experiences, as well as interaction and engagement with users. For start-up companies, there is often a lack of sufficient resources and capabilities to meet the needs of users, resulting in user loss.

V. Regulations and policy restrictions: Digital sports operation involves the collection, storage and use of user data, and some countries and regions have formulated strict regulations and policies on personal privacy and data security. High-tech digital sports operation companies need to spend a lot of effort and resources to ensure compliance with the relevant protection of user privacy and data security.

10

In general, high-tech digital sports operating companies are facing a weak business in terms of fierce market competition, technical problems, unstable profit model, user training and retention difficulties, regulations and policy restrictions. Solving these problems requires companies to have innovative capabilities, financial strength and effective marketing strategies, while working with relevant government departments and industry bodies to jointly promote the development of the digital sports operation industry.

Our market opportunity

Under the background of the current development of the Internet, scientific and technological progress and favorable policies, the sports and fitness industry is showing a trend of sustainable development. Especially since the outbreak of the COVID-19 outbreak, people's attention to sports and fitness has been increasing, which has also accelerated the pace of fitness industry to penetrate online, and online fitness has developed rapidly. However, in the open social space, it is difficult to form a single dominant situation. Due to the diversification of market demand, people have different preferences for fitness methods and content, so there are multiple competitors to participate in the competition. Although the market competition is fierce, it also provides opportunities for ZHONGXING HOLDING GROUP LTD to seize market opportunities.

As a competitive enterprise, ZHONGXING HOLDING GROUP LTD should take the initiative to adapt to changes in market demand, actively seek development opportunities and take the lead in the current international situation. First, companies should pay close attention to consumers' needs and preferences for online fitness, and launch more personalized and differentiated products and services for different groups. Secondly, the company should strengthen cooperation with related enterprises and achieve rapid development through resource sharing and mutually beneficial and win-win cooperation mode. At the same time, the company also needs to increase investment in scientific and technological innovation, the use of artificial intelligence big data analysis and other advanced technological means to improve product research and development and operational efficiency, to provide consumers with a better experience.

In addition, when facing the international market, ZHONGXING HOLDING GROUP LTD should also actively expand overseas markets and find more partners and customers. Through the development of scientific internationalization strategy, combined with the local market demand and cultural characteristics, to promote the rapid development of the company in overseas markets.

In short, the current international situation provides a broad development space for ZHONGXING HOLDING GROUP LTD to seize market opportunities. Companies can achieve their own rapid development and market leadership by paying close attention to market demand, strengthening cooperation, increasing investment in scientific and technological innovation, and expanding overseas markets.

What we do

ZHONGXING HOLDING GROUP LTD is a high-tech digital sports operation company dedicated to national fitness, intelligent fitness, scientific, accurate and effective improvement of national physical fitness. We have powerful digital operation tools and intelligent equipment. Integrate various fitness resources such as fitness venues and fitness facilities provided by the government, systematically analyze resource allocation, and accurately analyze individual physical data indicators; Based on the accurate analysis of scientific data, we create a systematic intelligent fitness program for users that suits their own individuals.

11

Our Corporate Structure

The organizational structure of our company consists of a board of directors, a strategy committee and an executive committee. Mr. Lijie Wang serves as the chairman of the board, Ms. Fengyu Yang serves as the chief financial officer, Ms. Jihong Liu serves as the marketing director, and the management team has several core personnel to ensure the legal operation of the company and ensure the business development of the company.

Our Strategy

I. 2023 Enterprise planning preparation period:

ZHONGXING HOLDING GROUP LTD completed the national fitness ecological strategic layout and the construction of digital technology system platform; Complete the layout of the headquarters operation center and the construction of three intelligent equipment production bases.

II. 2024 Promotion and expansion financing M&A:

i. Using the membership systems of government departments, fitness sports associations, elderly associations and other departments, promote the national fitness membership system to settle in the fitness industry digital ecological platform of ZHONGXING HOLDING GROUP LTD.

ii. Build ZHONGXING HOLDING GROUP LTD fitness business headquarters base and model industrial park, and form a fitness sports display and experience area with multi-business integration.

iii. Acting for the online and offline sales expansion of fitness brand products in the domestic market, building a digital fitness chain of ZHONGXING HOLDING GROUP LTD, and opening up the integration of online and offline membership systems.

iv. Start the NASDAQ listing process.

III. 2025 Patent application, industrial expansion, listing bell ringing transaction:

i. Complete the theoretical system of independent brand patent intellectual property protection, intelligent fitness equipment, etc.

ii. Self-owned brand products domestic market sales expansion; Improve ZHONGXING HOLDING GROUP LTD Qiancheng million store online and offline chain institutions.

iii. Financing, mergers and acquisitions of upstream and downstream enterprises and high-quality products in the sports fitness industry chain to form a profit core value system. Help other enterprises to create customized brand products independently developed by ZHONGXING HOLDING GROUP LTD；

iv. Complete NASDAQ listing.

IV. 2026 to complete the brand layout, improve the international market:

i. ZHONGXING HOLDING GROUP LTD's self-branded fitness smart products enter the international fitness market.

ii. Financing, mergers and acquisitions, help more other enterprise brands to enter the international trade market.

iii. The formation of an international digital intelligent fitness product agent retail platform with a certain scale.

iv. Into tens of millions of national fitness member data system.

Risk Factors Summary

ZHONGXING HOLDING GROUP LTD is a high-tech digital sports operation company dedicated to national fitness, intelligent fitness, scientific, accurate and effective improvement of national physical fitness. The factors affecting its operation can be roughly divided into social objective factors and internal factors.

12

I. Social objective factor

i. Physical fitness and demographic structure. In the case of stable overall physical fitness and demographic structure, the market prospects of high-tech digital sports operating companies will be relatively stable. If the physical fitness status and demographics change, such as the overall physical fitness of people or the aging of the population, the market prospects of high-tech digital sports operators will be affected.

ii. Level of economic development. The level of economic development also has a certain impact on the market prospects of high-tech digital sports operating companies. When the level of economic development is high, people will pay more attention to the quality of life after meeting the basic survival needs, and people's demand for healthy life will also increase, which will promote the development of high-tech digital sports operation companies.

iii. Social and cultural background. Social and cultural context will also affect the market prospects of high-tech digital sports operation companies. In a society that strives for a thin aesthetic, the growth of high-tech digital sports operations companies may be limited; In a society more focused on fitness, the market prospects for high-tech digital sports operators may be better.

iv. Social legal system. The social legal system has an impact on the operation of high-tech digital sports operating companies. If the social legal system is not perfect, high-tech digital sports operating companies will face greater risks. If the social legal system is not sound, high-tech digital sports operating companies will face greater risks, because the damage caused by fitness can not be protected by the legal system, people will lose basic confidence in fitness, resulting in reduced demand for fitness.

v. Internet technology: The development of Internet technology has an impact on the operation of high-tech digital sports operation companies. The development of digital and intelligent high-tech digital sports operation companies depends on the development of contemporary Internet technology, can not adapt to the needs of Internet technology, will face the risk of elimination.

vi. Economic globalization: Economic globalization has made the market competition of high-tech digital sports operation companies more intense, and the geographical scope of fitness equipment parts is no longer limited to a single region, but to countries around the world. Therefore, enterprises need to improve their competitiveness by improving service quality.

II. Internal factors

i. Cultural values. The cultural values of a high-tech digital sports operation company will determine the company's moral bottom line and code of conduct, and directly affect its internal employees and customers.

ii. Recruitment and training. Enterprises need to recruit outstanding talents to ensure the long-term development of enterprises. In addition, training employees is also an important work of the company to ensure that employees have the ability to meet the development needs of the company.

iii. Organizational structure and management mode. The organizational structure and management mode of the enterprise will affect the working atmosphere and incentive mechanism of the internal employees, and then affect the performance of the enterprise and customer satisfaction.

iv. The financial situation. High-tech digital sports operating companies need a stable financial situation to support the operation and development of enterprises, which requires enterprises to reasonably plan budgets, control costs, and seek financial support.

v. Product or service innovation. High-tech digital sports operation companies need to constantly innovate to ensure the competitiveness of products, which requires innovative talents in the enterprise to constantly explore and try new products or services.

vi. Customer satisfaction. Customer satisfaction is one of the key indicators of enterprise development, which determines the loyalty and recommendation degree of customers to enterprises, and has a positive impact on enterprises.

vii. Brand building and publicity. Enterprises need to improve their visibility and reputation through brand building and publicity, which helps to attract more outstanding talents and customers, and improve the market share of enterprises.

viii. A partnership. Enterprises need to establish good cooperative relations with other relevant enterprises to achieve the purpose of resource sharing and mutual benefit, and further expand the business scope of enterprises.

In general, the market prospect of ZHONGXING HOLDING GROUP LTD as a high-tech digital sports operation company depends on many factors, but with the development of society and the increasing demand of people, as well as the good construction of its own brand, the development prospect of high-tech digital sports operation company is still very potential.

13

Trademarks

See Figure I for the logo of ZHONGXING HOLDING GROUP LTD. The logo of ZHONGXING HOLDING GROUP LTD is dominated by the size of the initial letter of the name, highlighting the name of the company. The purpose of this design is to create a connection between the company name and the trademark, and can make customers at a glance, create an impression, and firmly remember in the hearts of customers. Below the main body of the trademark is the word sports, which shows the industries mainly involved in our company to customers, so that customers can clearly understand our company's main business is related to the sports industry. In addition, the main color of our logo is composed of red and black, red represents energy and passion, showing our company's love and vitality for the sports industry. Black represents calm and calm, reflecting that our company will step by step on the development road, down to earth. The red part of the letter X is composed of different diagonal lines, like a runway, which not only represents our company in the sports industry, but also represents that we will strive to move forward in the sports industry.

Figure I

In addition to trademarks, we also involve some intellectual property issues in the course of our business, among which ZHONGXING HOLDING GROUP LTD is most likely to involve the following types of intellectual property:

I. Invention patent: If the company has a unique technological innovation in the development of intelligent fitness equipment and sports health solutions, it can apply for an invention patent to protect its exclusive right in the field. Invention patents are aimed at real technological innovation, requiring "novelty", "creativity" and "practicality". For example, a company may develop a smart treadmill with intelligent perception, data analysis, and virtual training functions, and can apply for an invention patent for this innovative technology.

II. Utility model patents: In addition to invention patents, companies can also apply for utility model patents to protect new structures, shapes or combinations of products. Compared with invention patents, utility model patents have lower requirements, focusing on product design and functional innovation. For example, the company can apply for a utility model patent for the appearance design and construction of intelligent fitness equipment to gain an advantage in market competition.

III. Trademark: trademark is used to mark the source of products or services, which can be text, patterns, graphics, colors, etc. The company may use a unique trademark for the smart fitness equipment and sports health solutions it produces so that consumers can identify and identify the company's products. The registration of a trademark provides legal protection against unauthorized use of the same or similar trademark by others.

IV. Copyright: Sports health solutions may involve the creation of software programs, algorithms, interface design, etc. These creations can be protected by copyright law. The company may register the source code and related documentation as copyright after the software is developed, ensuring exclusive rights and interests in these creations.

V. Industrial design patent: The appearance design of intelligent fitness equipment can also be protected through industrial design patents to ensure that other companies will not copy the appearance of the product. Industrial design patents mainly focus on the appearance of the product, and ensure that the company has a competitive advantage in the market through patent protection.

14

In addition to the above types of intellectual property rights, there are some other intellectual property rights that can be applied to intelligent fitness equipment and sports health solutions, such as integrated circuit layout design patents, Copyrights of training materials and other specific protection strategies need to be developed based on the company's business model, technological innovation points and market demand. Before applying for a patent or trademark, we will conduct an adequate patent and trademark search to ensure that the intellectual property rights applied for will not infringe on the rights of others. In addition, timely application and maintenance of intellectual property rights is also very important, which can prevent others from infringing on the company's technology and brand, and protect the company's interests and competitive advantages.

Implications of Our Being an “Emerging Growth Company”

On September 9, 2022, the SEC adopted inflation adjustments mandated by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As a result, an “emerging growth company” will lose its emerging growth company status on the last day of the fiscal year in which it has $1.235 billion or more in total. As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. “An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;
●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;
●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;
●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);
●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;
●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and
●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Class A Ordinary Share held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

15

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	We are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;
●	For interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;
●	We are not required to provide the same level of disclosure on certain issues, such as executive compensation;
●	We are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
●	We are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and
●	We are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being a Controlled Company

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date.

Public Companies that qualify as a “Controlled Company” with securities listed on the Nasdaq Stock Market (Nasdaq), must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements including:

●	The requirement that a majority of the board of directors consist of independent directors;
●	The requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;
●	The requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
●	The requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

16

Our Corporate Information

Our registered office in the England is located at ORTON SOUTHGATE #100, 12 MANASTY ROAD, PETERBOROUGH, UNITED KINGDOM.

17

THE Offering
Issuer	ZHONGXING HOLDING GROUP LTD

Securities Being Offered	Ordinary Shares, par value US$0.0001 per share

Offering Price	We expect that the initial public offering price will be US$6.90 per Ordinary Share.

Ordinary Shares Outstanding Immediately Before This Offering	Ordinary Shares

Ordinary Shares Outstanding Immediately After This Offering	Ordinary Shares (or Ordinary Shares if the underwriters exercise their option to purchase additional Ordinary Shares in full).

Voting Rights	Each Ordinary Share is entitled to one vote.

Use of Proceeds

Product Development

Build upstream and downstream ecological chain

Decoration of physical store storefronts

Online and offline media promotion

Talent Team Building

Build directly operated stores

Market Expansion

Business Negotiation

Systems Development and Maintenance

Public relations maintenance

Proposed Nasdaq Trading Symbol and Listing	We plan to apply to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “ZXTY” This offering is contingent upon us listing our Ordinary Shares on Nasdaq Capital Market or another national exchange. No assurance can be given that such listing will be approved or that a liquid trading market will develop for our Ordinary Shares.

Lock-up	Our directors, executive officers, and shareholder who own 5% or more of the outstanding Ordinary Shares intended agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Ordinary Shares or securities convertible into Ordinary Shares for a period of 6 months commencing on the date of this prospectus. The Company is also prohibited from conducting offerings during this period and from re-pricing or changing the terms of existing options and warrants. See “Underwriting” for additional information.

Risk factors	See “Risk Factors” for a discussion of risks you should carefully consider before investing in our Ordinary Shares.

Transfer Agent

Payment and settlement

18

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business

We have grown rapidly in recent years and have limited experience operating at our current scale of operations. If we are unable to manage our growth effectively, our brand, company culture and financial results may suffer.

We have grown rapidly in the past year and our recent growth rates and financial results should not be considered indicators of our future performance. In order to effectively manage and leverage our growth, we must continue to expand our sales and marketing, focus on innovative product and website development, and upgrade our management information systems. Our continued growth has in the past and may in the future strain our existing resources and we may experience ongoing operational difficulties in managing our operations in numerous jurisdictions, including difficulties in recruiting, training and managing a dispersed and growing employee base. Failure to expand and maintain our company culture through growth may harm our future success, including our ability to retain and recruit personnel and to effectively focus on and pursue our corporate goals.

SPORTING & ATHLETIC GOODS, NEC industry is evolving rapidly and may not evolve as we expect. Even if our net sales continue to grow, our net sales growth rate may decline in the future due to a variety of factors, including macroeconomic factors, changes in supply and supply chain, changes in consumer preferences, increased competition and the maturation of our business. Accordingly, you should not rely on our net sales growth rates for any prior period as an indicator of our future performance. Our overall growth in net sales will depend on many factors, including our ability to:

1) price our products and services effectively so that we can attract new customers and expand our relationships with existing customers.

2) accurately forecast our net sales and plan our operating expenses.

3) compete successfully with other companies that are or may be entering our competitive market in the future and respond to developments in those competitors, such as pricing changes and the introduction of new products and services.

4) Complying with existing and new laws and regulations that apply to our business.

5) Successfully expanding into existing markets and entering new markets, including new geographic areas and categories.

6) The successful introduction of new products and enhancements to our products and services and their features, including in response to new trends or competitive dynamics or customer needs or preferences.

7) Successfully identifying and acquiring or investing in businesses, products or technologies that we believe will complement or expand our business.

8) Avoiding disruptions or interruptions in the distribution of our products and services.

9) Providing quality support to our customers that meets their needs.

10) Hiring, integrating and retaining talented sales, customer service and other personnel.

11) Effectively managing the growth of our business, personnel and operations, including the opening of new showrooms.

12) Effectively managing the costs associated with our business and operations.

13) Maintaining and enhancing our reputation and brand value.

19

Because of our limited history of operating our business at our current scale, it is difficult to assess our current operations and future prospects, including our ability to plan for and model future growth. Our limited operating experience at this scale, combined with the rapidly evolving nature of the markets in which we sell our products and services, the significant uncertainty about how these markets will develop and other economic factors beyond our control, reduces our ability to accurately forecast quarterly or annual revenues. Failure to effectively manage our future growth could adversely affect our business, financial condition and results of operations.

If we are unable to anticipate and satisfy consumer preferences and shifting views of health and fitness and successfully develop and introduce new, innovative and updated fitness services, our business may be adversely affected.

The fitness industry is highly susceptible to changes in consumer preferences. Our success depends on our ability to identify and originate trends as well as to anticipate and react to changing consumer demands in a timely manner. If we are unable to introduce new services and products in a timely manner, or before our competitors do, or our new services and products are not accepted by our customers, our growth and profitability could be negatively affected. Failure to anticipate and respond in a timely manner to changing consumer preferences could lead to, among other things, lower membership and utilization rates. Even if we are successful in anticipating consumer preferences, our ability to adequately react to and address those preferences will in part depend upon our continued ability to develop and introduce innovative, high-quality health and fitness services. Our failure to effectively introduce new health and fitness services that are accepted by consumers could result in a decrease in revenue. In addition, developments or shifts in research or public opinion on the types of workouts and products we provide could negatively impact our business. Failure to predict and respond to changes in public opinion, public research and consumer preferences could materially and adversely impact our business.

The high level of competition in the health club and fitness industry could materially and adversely affect our business.

We operate in a highly competitive market, with multiple industry segments competing for consumers’ share of the wallet allocated to fitness spend. While we operate specifically within the studio fitness category, we consider companies in the following key industry segments as potential competition: other studio fitness concepts; full-service health clubs; racquet, tennis, country and other athletic clubs; value-focused health clubs; and at-home fitness offerings, including digital fitness content. We also compete for qualified franchisees, management, fitness training professionals and other personnel. Our franchisees also compete for qualified fitness trainers. We may not be able to compete effectively in the regions in which we currently operate or those in which we may operate in the future. Competitors may attempt to copy our business model, or portions thereof, which could erode our market share and brand recognition and impair our growth rate and profitability. Competitors, including companies that are larger and have greater resources than us, may compete with us to attract members and qualified fitness trainers in our regions. Other studio fitness concepts may lower their prices or create lower-priced brand alternatives within our markets. Furthermore, due to the increased number of low-cost studio fitness alternatives, we may face increased competition if our membership pricing increases or if discretionary spending declines. In addition, as we expand into new markets, we may face competitive challenges penetrating those markets due to, among other factors, competitors who may already have a significant presence in those markets, consumer unfamiliarity with our brand and our own unfamiliarity with the health and fitness market in such regions. Current and future competition may limit our and our franchisees’ ability to attract new members and retain existing members, may limit our ability to attract and retain new and existing franchisees and may hinder our franchisees’ ability to attract and retain qualified fitness trainers, which in each case could materially and adversely affect our business, results of operations and financial condition.

20

We have limited sources of working capital and will need substantial additional financing.

The working capital required to implement our business strategy and R&D efforts will most likely be provided by funds obtained through offerings of our equity, debt, debt-linked securities, and/or equity-linked securities, and revenues generated by us. No assurance can be given that we will have revenues sufficient to sustain our operations or that we would be able to obtain equity/debt financing in the current economic environment. If we do not have sufficient working capital and are unable to generate sufficient revenues or raise additional funds, we may delay the completion of or significantly reduce the scope of our current business plan; delay some of our development and clinical or marketing efforts; postpone the hiring of new personnel; or, under certain dire financial circumstances, substantially curtail or cease our operations.

We may need to engage in capital-raising transactions in the near future. Such financing transactions may well cause substantial dilution to our shareholders and could involve the issuance of securities with rights senior to the outstanding shares. Our ability to complete additional financings is dependent on, among other things, the state of the capital markets at the time of any proposed offering, market reception of the Company and the likelihood of the success of its business model and offering terms. There is no assurance that we will be able to obtain any such additional capital through asset sales, equity or debt financing, or any combination thereof, on satisfactory terms or at all. Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet our capital needs and to support our operations. If we do not obtain adequate capital on a timely basis and on satisfactory terms, our revenues and operations and the value of our Ordinary Shares and Ordinary Share equivalents would be materially negatively impacted and we may cease our operations.

We are dependent on certain key personnel and loss of these key personnel could have a material adverse effect on our business, financial condition and results of operations.

Our success is, to a certain extent, attributable to the management, sales and marketing, and research and development expertise of key personnel. We are dependent upon the services of Mr. Lijie Wang, our Chairman of the Board, for the continued growth and operation of our Company, due to his industry experience, technical expertise, as well as his personal and business contacts. Additionally, Ms. Fengyu Yang, performs key functions in the operation of our business. We may not be able to retain Ms. Jihong Liu for any given period of time. Although we have no reason to believe that Ms. Fengyu Yang will discontinue his services with us, the interruption or loss of his services would adversely affect our ability to effectively run our business and pursue our business strategy as well as our results of operations. We do not carry key man life insurance for any of our key personnel, nor do we foresee purchasing such insurance to protect against the loss of key personnel.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We rely on a wide portfolio of intellectual property to operate our businesses and we may not be able to effectively protect these intellectual property and proprietary rights against infringement, misappropriation or other violation, or efforts to safeguard our intellectual property may be costly.

We rely on a combination of trademark, copyright and trade secret protection laws in the U.S., the England and other jurisdictions, as well as confidentiality procedures and contractual provisions, to protect our intellectual property rights. We enter into confidentiality agreements with our employees and any third parties who may access our proprietary information, and we rigorously control access to our technology and information. However, we cannot guarantee that we have entered into confidentiality agreements with each party that may have or have had access to our trade secrets or proprietary information. Such agreements may be breached by counterparties, who may disclose our proprietary information, including our trade secrets, or claim ownership in intellectual property that we believe is owned by us, and there may not be adequate remedies available to us for any such breach. In addition, we do not enter into intellectual property assignment agreements in the ordinary course and rely on the intellectual property rights we obtain from our employees by operation of law. The intellectual property rights we obtain by operation of law may not extend to all intellectual property rights developed by our employees and contractors and individuals not subject to invention assignment agreements may make adverse ownership claims to our current and future intellectual property rights. We therefore may not possess ownership rights in all intellectual property rights that we regard as our own or that are necessary for the conduct of our business.

21

Intellectual property protection may not be sufficient in the regions in which we operate. Our trademarks or other intellectual property rights may be challenged by others through administrative process or litigation, and our pending trademark applications may not be allowed. In addition, policing any unauthorized use of our intellectual property is difficult, time-consuming and costly, and the steps we have taken may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation and some courts in the U.S. and certain foreign jurisdictions are less willing or unwilling to protect trade secrets. Furthermore, it is often difficult to maintain and enforce intellectual property rights in the England. Statutory laws and regulations in the England are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Confidentiality and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or the intellectual properties licensed from third parties, or to enforce our contractual rights in the England and other jurisdictions we operate.

In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third parties, we would have no right to prevent them from using that technology or information to compete with us. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to protect and enforce our trademarks and trade names, or build name recognition in our markets of interest thereby harming our competitive position.

The registered or unregistered trademarks or trade names that we own may be challenged, infringed, circumvented, declared generic, lapsed or determined to be infringing on or dilutive of other marks. We may not be able to protect our rights in these trademarks and trade names, which we need in order to build name recognition. In addition, third parties have filed, and may in the future file, for registration of trademarks similar or identical to our trademarks, thereby impeding our ability to build brand identity and possibly leading to market confusion. If they succeed in registering or developing common law rights in such trademarks, and if we are not successful in challenging such rights, we may not be able to use these trademarks to develop brand recognition of our technologies, products or services. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names. Further, we may in the future enter into agreements with owners of such third-party trade names or trademarks to avoid potential trademark litigation which may limit our ability to use our trade names or trademarks in certain fields of business.

22

If we fail to maintain an effective quality control system, our business could be materially and adversely affected.

We place great emphasis on product quality and adhere to stringent quality control measures and have obtained quality control certifications for our products. To meet our customers’ requirements and expectations for the quality and safety of our products, we have adopted a stringent quality control system to ensure that every step of the production process is strictly monitored and managed. Failure to maintain an effective quality control system or to obtain or renew our quality standards certifications may result in a decrease in demand for our products or cancellation or loss of purchase orders from our customers. Moreover, our reputation could be impaired. As a result, our business and results of operations could be materially and adversely affected.

If we fail to manage our inventory effectively, our results of operations, financial condition and liquidity may be materially and adversely affected.

Our business model requires us to manage a large volume of inventory effectively. We procure products from third-party manufacturers and sell as our own inventory through our Marketplace and off-platform ecommerce. We depend on our demand forecasts for various kinds of products to make purchase decisions and to manage our inventory. Demand for products, however, can change significantly between the time inventory is ordered and the date by which we target to sell it. Demand may be affected by seasonality, new product launches, changes in product cycles and pricing, product defects, changes in consumer spending patterns, changes in consumer tastes with respect to our products and other factors, and our customers may not order products in the quantities that we expect. In addition, when we begin selling a new product, we may not be able to accurately forecast demand. The procurement of certain types of inventory may require significant lead time and prepayment, and they may not be returnable. If we are unable to anticipate or respond to changes in customer preferences or fail to bring products that satisfy new customer preferences to our Marketplace and off-platform ecommerce in a timely manner, our results of operations, financial condition and liquidity could be adversely affected.

Any lack of requisite approvals, licenses or permits applicable to our business operations may harm our business.

We may not be able to obtain all the licenses and approvals that may be deemed necessary to operate our business. Because we operate in multiple jurisdictions, the relevant laws and regulations, as well as their interpretations, could be different from the U.S. This can make it difficult to know which licenses and approvals are necessary, or the processes for obtaining them. For these same reasons, we also cannot be certain that we will be able to maintain the licenses and approvals that we have previously obtained, or that once they expire we will be able to renew them. We cannot be sure that our interpretations of the rules and their exemptions have always been or will be consistent with those of the local regulators.

As we expand our businesses, we may be required to obtain new licenses and will be subject to additional laws and regulations in the markets we plan to operate in. If we fail to obtain, maintain or renew any required licenses or approvals or make any necessary filings or are found to require licenses or approvals that we believed were not necessary or we were exempted from obtaining, we may be subject to various penalties, such as confiscation of the revenues or assets that were generated through the unlicensed business activities, imposition of fines, suspension or cancelation of the applicable license, written reprimands, termination of third-party arrangements, criminal prosecution and the discontinuation or restriction of our operations. Any such penalties may disrupt our business operations and materially and adversely affect our business, financial condition and results of operations.

We may experience significant fluctuations in our results of operations and growth rate.

We have grown significantly in recent years, and we intend to continue to expand the scope and geographic reach of the services we provide. Our anticipated future growth will likely place significant demands on our management and operations. Our success in managing our growth will depend, to a significant degree, on the ability of our executive officers and other members of senior management to operate effectively and on our ability to further improve and develop our financial and management information systems, controls and procedures. In addition, we expect to have to adapt our existing systems and introduce new systems, train and manage our employees and improve and expand our sales and marketing capabilities.

23

Revenue growth may slow down or decline for any number of reasons, including our inability to attract and retain sellers and buyers, decreased buyer spending, increased competition, slowing overall growth of the sporting & athletic goods market, the emergence of alternative business models, changes in government policies and general economic conditions. We may also lose buyers and sellers for other reasons, such as a failure to deliver satisfactory customer or transaction experience or high-quality services. If we are unable to properly and prudently manage our operations as they continue to grow, or if the quality of our services deteriorates due to mismanagement, our brand name and reputation could be significantly harmed, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

Our results of operations may fluctuate significantly as a result of a variety of factors, including those described above. As a result, historical period-to-period comparisons of our results of operations are not necessarily indicative of future period-to-period results. You should not rely on the results of a single fiscal quarter as an indication of our annual results or our future performance.

If we fail to effectively promote our business and attract new and retain current buyers and sellers, our business, results of operations and prospects may be materially and adversely affected.

We believe that the effective promotion of our business is of significant importance to our success. Enhancing our brand recognition in the sporting & athletic goods market is critical to increasing the quantity and depth of engagement of sellers and buyers with our platform, which, in turn, enhances the appeal and assortment of products and services to buyers. We have conducted and will continue to conduct various marketing and promotional activities, including through both digital channels and offline media, aimed at increasing the visibility of our business, the attractiveness of our platform for our sellers and buyers and the growth of buyer traffic on our websites and mobile apps. We cannot assure you, however, that these activities will be effective in achieving the intended promotional impact on our business. In addition, our buyers and sellers may have conflicting views regarding some of the new initiatives we introduce to improve our platform, which can diminish our attempts to maintain a positive network effect and negatively affect our buyer and seller base. Further, any negative publicity relating to our products or services, regardless of its veracity, could harm our reputation and cause buyers and sellers to leave our platform, which would have a material adverse effect on our business, financial condition and results of operations. If our marketing efforts are not successful in attracting new and retaining current buyers, our business, prospects, financial condition and results of operations could be materially and adversely affected.

If we are unable to anticipate and satisfy consumer preferences and shifting views of health and fitness and successfully develop and introduce new, innovative and updated fitness services, our business may be adversely affected.

The fitness industry is highly susceptible to changes in consumer preferences. Our success depends on our ability to identify and originate trends as well as to anticipate and react to changing consumer demands in a timely manner. If we are unable to introduce new services and products in a timely manner, or before our competitors do, or our new services and products are not accepted by our customers, our growth and profitability could be negatively affected. Failure to anticipate and respond in a timely manner to changing consumer preferences could lead to, among other things, lower membership and utilization rates. Even if we are successful in anticipating consumer preferences, our ability to adequately react to and address those preferences will in part depend upon our continued ability to develop and introduce innovative, high-quality health and fitness services. Our failure to effectively introduce new health and fitness services that are accepted by consumers could result in a decrease in revenue. In addition, developments or shifts in research or public opinion on the types of workouts and products we provide could negatively impact our business. Failure to predict and respond to changes in public opinion, public research and consumer preferences could materially and adversely impact our business.

24

The high level of competition in the health club and fitness industry could materially and adversely affect our business.

We operate in a highly competitive market, with multiple industry segments competing for consumers’ share of the wallet allocated to fitness spend. While we operate specifically within the studio fitness category, we consider companies in the following key industry segments as potential competition: other studio fitness concepts; full-service health clubs; racquet, tennis, country and other athletic clubs; value-focused health clubs; and at-home fitness offerings, including digital fitness content. We also compete for qualified franchisees, management, fitness training professionals and other personnel. Our franchisees also compete for qualified fitness trainers. We may not be able to compete effectively in the regions in which we currently operate or those in which we may operate in the future. Competitors may attempt to copy our business model, or portions thereof, which could erode our market share and brand recognition and impair our growth rate and profitability. Competitors, including companies that are larger and have greater resources than us, may compete with us to attract members and qualified fitness trainers in our regions. Other studio fitness concepts may lower their prices or create lower-priced brand alternatives within our markets. Furthermore, due to the increased number of low-cost studio fitness alternatives, we may face increased competition if our membership pricing increases or if discretionary spending declines. In addition, as we expand into new markets, we may face competitive challenges penetrating those markets due to, among other factors, competitors who may already have a significant presence in those markets, consumer unfamiliarity with our brand and our own unfamiliarity with the health and fitness market in such regions. Current and future competition may limit our and our franchisees’ ability to attract new members and retain existing members, may limit our ability to attract and retain new and existing franchisees and may hinder our franchisees’ ability to attract and retain qualified fitness trainers, which in each case could materially and adversely affect our business, results of operations and financial condition.

We are subject to risks related to online transactions and payment methods.

We accept payments using a variety of methods, including credit card, debit card, PayPal, credit accounts (including promotional financing) and customer invoicing. As we offer new payment options to our customers, we may be subject to additional regulations, compliance requirements and fraud. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. We are also subject to payment card association operating rules and certification requirements, including the Payment Card Industry Data Security Standard and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. As our business changes, we may also be subject to different rules under existing standards, which may require new assessments that involve costs above what we currently pay for compliance. If we fail to comply with the rules or requirements of any provider of a payment method we accept, if the volume of fraud in our transactions limits or terminates our rights to use payment methods we currently accept, or if a data breach occurs relating to our payment systems, we may, among other things, be subject to fines or higher transaction fees and may lose, or face restrictions placed upon, our ability to accept credit card and debit card payments from customers or to facilitate other types of online payments. If any of these events were to occur, our business, financial condition and operating results could be materially adversely affected.

We may suffer losses as a result of orders placed with fraudulent credit card data even if the associated financial institution approved payment of the orders. Under current credit card practices, we may be liable for fraudulent credit card transactions. We may also suffer losses from other online transaction fraud, including fraudulent returns. If we are unable to detect or control credit card or transaction fraud, our liability for these transactions could harm our business, financial condition and operating results.

25

If we fail to maintain and enhance our brand, our business, prospects and results of operations may be materially and adversely affected.

We believe that maintaining and enhancing our brand is significantly important to the success of our business. A well-recognized brand is critical to increasing the number of buyers and sellers and the level of their engagement and, in turn, enhancing the attractiveness of our products and services to them. Despite conducting a number of brand promotion and recognition activities from time to time, we cannot assure you that these activities will be successful in the future or that we will be able to achieve the brand promotion effects that we expect. In addition, our competitors may increase the intensity of their marketing campaigns, which may force us to increase our advertising spend to maintain our brand awareness. If our brand is harmed or we are forced to increase our marketing expenses, our business, prospects, financial condition and results of operations could be materially and adversely affected.

If we are not able to respond successfully to technological or industry developments, including changes to the business models deployed in our industry, our business may be materially and adversely affected.

The sporting & athletic goods market is characterized by rapid technological developments, frequent launches of new products and services, changes in buyer needs and behavior and evolving industry standards. As a result, participants in the e-commerce industry constantly change their product offerings and business models and adopt new technologies to, among other things, increase cost efficiency and adapt to buyer preferences. There can be no assurances that our key competitors will not adopt a more effective business strategy than us or that our competitors will not be able to more quickly adapt to industry changes than we will. If we fail to successfully and timely respond to technological or industry developments, it could result in a loss of sellers and buyers, and our brand, business, prospects, financial condition and results of operations could be materially and adversely affected.

We rely on many counterparties and third-party providers in our business, and the nonperformance or loss of a significant third-party provider through bankruptcy, consolidation, or otherwise, could adversely affect our operations.

We are party to agreements with third-party companies in various aspects of our business model, including the lessors of our fulfillment centers and various logistics providers. If we are unable to maintain or renew leases, or lease other suitable premises on acceptable terms, or if our existing leases are terminated for any reason (including in connection with a lessor’s loss of its ownership rights to such premises), or if a lease’s terms (including rental charges) are revised to our detriment, such matters could have a material adverse effect on our business, financial condition and results of operations. If these third parties do not comply with applicable legal or administrative requirements, were to default on their obligations, or if we lose a significant provider through bankruptcy, consolidation or otherwise, we may be subject to litigation with these third-party providers, fail to renew the respective agreements on commercially acceptable terms and, therefore, face the need of switching to new third-party providers, who may provide services to us at higher prices, and any of the following of which could have a material adverse effect on our business, prospects, financial condition and results of operations.

We may have difficulties with sourcing the products we sell through our Direct Sales business.

Besides connecting, and facilitating transactions between, buyers and sellers on our Marketplace, we sell products directly to our buyers through our Direct Sales business. In our Direct Sales business, we purchase and hold inventory of a selection of products in our fulfillment centers to be sold directly to buyers, and therefore are dependent on our suppliers we source the products from. There can be no assurance that we will be able to timely replace any of our suppliers in case their products are no longer available to us or otherwise procure the supply of products to our facilities to be sold through the Direct Sales business, which may adversely affect our business, prospects, financial condition and results of operations.

26

Computer viruses, undetected software errors and hacking may cause delays or interruptions on our systems and may reduce the use of our services and damage our brand reputation.

Our online systems, including our websites, mobile apps and our other software applications, products and systems, could contain undetected errors, or “bugs,” that could adversely affect their performance. While we regularly update and enhance our websites and IT platform and introduce new versions of our mobile apps, the occurrence of errors in any such updates or enhancements may cause disruptions in the provision of our services and may, as a result, cause us to lose market share, and our reputation and brand, business, prospects, financial condition and results of operations could be materially and adversely affected.

In addition, computer viruses and cyber security compromises have in the past, which to date have not been material, and may in the future cause delays or other service interruptions on our systems. However, we may be subject to hacking attempts by malicious actors who seek to gain unauthorized access to our information or systems or to cause intentional malfunctions, loss or corruption of data or leakages of our buyers’ and sellers’ personal data. While we employ various antivirus and computer protection software in our operations, we cannot provide any assurance that such protections will successfully prevent all hacking attempts (whether through the use of “denial of service” attacks or otherwise) or the transmission of any computer viruses which, if not prevented, could significantly damage our software systems and databases, cause disruptions to our business activities (including to our e-mail and other communications systems), result in security breaches and the inadvertent disclosure of confidential and/or sensitive information and hinder access to our platform.

We may incur significant costs to protect our systems and equipment against the threat of, and to repair any damage caused by, computer viruses and hacking. Moreover, if a computer virus or other compromise of our systems becomes highly publicized, our reputation could be materially damaged, resulting in a decrease in the use of our products and services. The inadvertent transmission of computer viruses could also expose us to liability and legal action, which may adversely affect our business, financial condition and results of operations.

We may be unable to effectively communicate with our buyers and sellers through email, other messages or social media.

We rely on newsletters in the form of emails and other messaging services in order to promote our platform and inform our buyers of our product offerings and/or the status of their orders, or inform our sellers of any updates on the terms and conditions of the sale of their products on our Marketplace. Changes in how webmail services organize and prioritize emails could reduce the number of buyers and sellers opening our emails. For example, some webmail services offer tools and features that could result in our emails and other messages being shown as “spam” or as lower priority to our consumers, which could reduce the likelihood of consumers opening or responding positively to them. Actions by third parties to block, impose restrictions on, or charge for the delivery of emails and other messages, as well as legal or regulatory changes with respect to “permission-based marketing” or generally limiting our right to send such messages or imposing additional requirements on our ability to conduct email marketing or send other messages, could impair our ability to communicate with our buyers and sellers. If we are unable to send emails or other messages to our buyers and sellers, if such messages are delayed or if buyers and sellers do not receive or decline to open them, we would no longer be able to use this free marketing channel. This could impair our marketing efforts or make them more expensive if we have to increase spending on paid marketing channels to compensate and as a result, our business could be adversely affected.

Additionally, malfunctions of our email and messaging services could result in erroneous messages being sent and buyers and sellers no longer wanting to receive any messages from us. Furthermore, our process of obtaining consent from our buyers to receive newsletters and other messages from us and to allow us to use their data may be insufficient or invalid. As a result, such individuals or third parties may accuse us of sending unsolicited advertisements and other messages, and our use of email and other messaging services could result in claims against us.

Since we also rely on social media to communicate with our buyers, changes to the terms and conditions of relevant providers could limit our ability to communicate through social media. These services may change their algorithms or interfaces without notifying us, which may reduce our visibility. In addition, there could be a decline in the use of such social media by our buyers, in which case we may be required to find other, potentially more expensive, communication channels.

27

An inability to communicate through emails, other messages or social media could have a material adverse effect on our business, prospects, financial condition and results of operations.

Our business requires significant capital investments and a high level of working capital to sustain our operations and business growth.

We require significant capital investments in our business which consist of building and setting up warehouse facilities, technology, sorting and other types of equipment. These investments support both our existing business and anticipated growth. Forecasting projected volume involves many factors which are subject to uncertainty, such as general economic trends, changes in governmental regulation and competition. If we do not accurately forecast our future capital investment needs, we could have excess capacity or insufficient capacity, either of which would negatively affect our revenues and profitability. In addition to forecasting our capital investment requirements, we adjust other elements of our operations and cost structure in response to adverse economic conditions; however, these adjustments may not be sufficient to allow us to maintain our operating margins.

We and our franchisees could be subject to claims related to health and safety risks to members that arise while at both our corporate-owned and franchise stores.

Use of our and our franchisees’ stores poses some potential health and safety risks to members or guests through physical exertion and use of our services and facilities, including exercise and tanning equipment. Claims might be asserted against us and our franchisees for injuries suffered by or death of members or guests while exercising and using the facilities at a store. We may not be able to successfully defend such claims. We also may not be able to maintain our general liability insurance on acceptable terms in the future or maintain a level of insurance that would provide adequate coverage against potential claims. Depending upon the outcome, these matters may have a material adverse effect on our results of operations, financial condition and cash flows.

If we cannot retain our key employees and hire additional highly qualified employees, we may not be able to successfully manage our businesses and pursue our strategic objectives.

We are highly dependent on the services of our senior management team and other key employees at our corporate headquarters and our corporate-owned stores, and on our and our franchisees’ ability to recruit, retain and motivate key employees. Competition for such employees can be intense, and the inability to attract and retain the additional qualified employees required to expand our activities, or the loss of current key employees, could adversely affect our and our franchisees’ operating efficiency and financial condition.

We are subject to risks associated with leasing property subject to long-term non-cancelable leases.

We do not own any real property, and all of our corporate-owned stores are located on leased premises.

Generally, our leases are net leases that require us to pay our share of the costs of real estate taxes, utilities, building operating expenses, insurance and other charges in addition to rent. We generally cannot terminate these leases before the end of the initial lease term. Additional sites that we lease are likely to be subject to similar long-term, non-terminable leases. If we close a store, we nonetheless may be obligated to perform our monetary obligations under the applicable lease, including, among other things, payment of the base rent for the balance of the lease term. In addition, if we fail to negotiate renewals, either on commercially acceptable terms or at all, as each of our leases expire we could be forced to close stores in desirable locations. We depend on cash flows from operations to pay our lease expenses and to fulfill our other cash needs. If our business does not generate sufficient cash flow from operating activities, and sufficient funds are not otherwise available to us from borrowings under our senior secured credit facility or other sources, we may not be able to service our lease expenses or fund our other liquidity and capital needs, which would materially affect our business.

28

Our strategic investments or acquisitions may be unsuccessful.

We have acquired, and may continue to acquire other assets, technologies, products and businesses that are complementary to our existing business or otherwise. We may also enter into strategic partnerships or cooperation agreements with other businesses to expand our marketplace. Negotiating these transactions can be time-consuming, challenging and expensive, and our ability to close these transactions may often be subject to regulatory approvals that are beyond our control. In addition, investments and acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, significant amortization expenses related to intangible assets, significant diversion of management attention and exposure to potential unknown liabilities of the acquired business. Moreover, the cost of identifying and consummating investments and acquisitions and integrating the acquired businesses into ours may be significant, and the integration of acquired businesses may be disruptive to our existing business operations. Consequently, these transactions, even if undertaken and announced, may not close. For one or more of those transactions, we may issue additional equity securities that would dilute our shareholders’ ownership interest, use cash that we may need in the future to operate our business, incur debt on terms unfavorable to us or that we are unable to repay, incur expenses or substantial liabilities, encounter difficulties retaining key employees of the acquired company or integrating diverse software codes or business cultures, encounter difficulties in assimilating acquired operations, encounter diversion of management’s attention to other business concerns, and become subject to adverse tax consequences, substantial depreciation, impairment losses, or deferred compensation charges. If our investments and acquisitions are not successful, our business, financial condition, results of operations and prospects may be materially and adversely affected.

We may be subject to product liability claims when people or property are harmed or damaged by the products that are sold on our platform.

We are exposed to product liability or food safety claims relating to personal injury or illness, death or environmental or property damage caused by the products that are sold by us or through our Marketplace, and we do not maintain any insurance with respect to such product liability. As the products offered by us or through our Marketplace are manufactured by third parties, we have only limited control over the quality of these products. In addition, we cannot always effectively prevent our sellers from selling harmful or defective products on our Marketplace, which could cause death, disease or injury to our buyers or damage their property. We may be seen as having facilitated the sale of such products and may be forced to recall such products. Under our Direct Sales model, where we act directly as seller, we may also have to recall harmful products.

Although we require that our sellers only offer products that comply with the existing product safety rules and monitor such compliance, we may not be able to detect, enforce or collect sufficient damages for breaches of such agreements. In addition, any negative publicity resulting from product recalls or the assertion that we sold defective products could damage our brand and reputation. Any material product liability, food safety or other claim could have an adverse effect on our business, prospects, results of operations and financial condition.

29

We may be impacted by fraudulent or unlawful activities of sellers, which could have a material adverse effect on our reputation and business and may result in civil or criminal liability.

The law relating to the liability of online service providers is currently unsettled in England, and governmental agencies have in the past and could in the future require changes in the way online businesses are conducted. Our standard agreement with the sellers on our Marketplace provides for monthly payments to sellers for the products sold rather than immediate payment after the sale of a product. Our standard form agreement with our sellers provides that we will directly compensate the buyer for the purchase price if a buyer makes a return and the seller must refund us the price of the returned product. These provisions are designed to prevent sellers from collecting payments, fraudulently or otherwise, in the event that a buyer does not receive the products they ordered or when the products received are materially different from the seller’s descriptions, and to prevent sellers on our Marketplace from selling unlawful, counterfeit, pirated, or stolen goods, selling goods in an unlawful or unethical manner, violating the proprietary rights of others or otherwise violating our product requirements. If our sellers circumvent or otherwise fail to comply with these provisions, it could harm our business or damage our reputation, and we could face civil or criminal liability for unlawful activities by our sellers.

We depend upon talented employees, including our senior management and IT specialists, to grow, operate and improve our business, and if we are unable to retain and motivate our personnel and attract new talent, we may not be able to grow effectively.

Our success depends on our continued ability to identify, hire, develop, motivate and retain talented employees. Our ability to execute and manage our operations efficiently is dependent upon contributions from all of our employees. Competition for senior management and key IT personnel is intense, and the pool of qualified candidates is relatively limited. From time to time, some of our key personnel may choose to leave our company for various reasons, including personal career development plans or alternative compensation packages. An inability to retain the services of our key personnel or properly manage the working relationship among our management and employees may expose us to legal or administrative action or adverse publicity, which could adversely affect our reputation, business, prospects, financial condition and results of operations.

Training new employees with no prior relevant experience could be time consuming and requires a significant amount of resources. We may also need to increase the compensation we pay to our employees from time to time in order to retain them. If competition in our industry intensifies, it may be increasingly difficult for us to hire, motivate and retain highly skilled personnel due to significant market demand. If we fail to attract additional highly skilled personnel or retain or motivate our existing personnel, we may be unable to pursue growth, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

Employee misconduct is difficult to determine and detect and could harm our reputation and business.

We face a risk that may arise out of our employees’ lack of knowledge or willful, negligent or involuntary violations of laws, rules and regulations or other misconduct. Misconduct by employees could involve, among other things, the improper use or disclosure of confidential information (including trade secrets), embezzlement or fraud, any of which could result in regulatory sanctions or fines imposed on us, as well as cause us serious reputational or financial harm. We have experienced fraudulent misconduct by employees in the past, which to date has not caused any material harm to our business. However, any such further misconduct in the future may result in unknown and unmanaged risks and losses. We have internal audit, security and other procedures in place that are designed to monitor our employees’ conduct. However, despite these controls and procedures there can be no assurance that we will discover employee misconduct in a timely and effective manner, if at all. It is not always possible to guard against employee misconduct and ensure full compliance with our risk management and information policies. The direct and indirect costs of employee misconduct can be substantial, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

30

The global coronavirus COVID-19 pandemic has caused significant disruptions in our business, which may continue to materially and adversely affect our results of operations and financial condition.

On March 11, 2020, the World Health Organization declared the COVID-19 outbreak a global pandemic. Many businesses and social activities in England and other countries and regions were severely disrupted in 2020, including those of our suppliers, customers and employees. This pandemic has also caused market panics, which materially and negatively affected the global financial markets, such as the plunge of global stocks on major stock exchanges in March 2020. Such disruption and slowdown of the world’s economy in 2020 and beyond had, and may continue to have, a material adverse effect on our results of operations and financial condition. We and our customers experienced significant business disruptions and suspension of operations due to quarantine measures to contain the spread of the pandemic, which caused shortage in the supply of raw materials, reduced our production capacity, increased the likelihood of default from our customers and delayed our product delivery. All of these had resulted in a material adverse effect on our results of operations and financial condition in the fiscal year 2021. The extent to which the COVID-19 pandemic may impact our business, operations and financial results will depend on numerous evolving factors that the Company cannot accurately predict at this time, including the uncertainty on the potential resurgence of the COVID-19 cases in England, the continual spread of the virus globally, and the instability of local and global government policies and restrictions. We are closely monitoring the development of the COVID-19 pandemic and continuously evaluating any further potential impact on our business, results of operations and financial condition. If the pandemic persists or escalates, we may be subject to further negative impact on our business operations and financial condition.

A severe or prolonged downturn in the global or British economy could materially and adversely affect our business and our financial condition.

Although the British economy expanded well in the last two decades, the rapid growth of the British economy has slowed down since 2012, and there is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the People’s Bank of England and financial authorities of some of the world’s leading economies, including the United States and England. There have been concerns over unrest and terrorist threats in the Middle East, Europe and Africa, which have resulted in volatility in oil and other markets. There have also been concerns on the relationship among England and other Asian countries, which may result in or intensify potential conflicts in relation to territorial disputes. Economic conditions in England are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in England. Any severe or prolonged slowdown in the global or British economy may materially and adversely affect our business, results of operations and financial condition.

Natural disasters, pandemics, epidemics, acts of war, terrorist attacks and other events could materially and adversely affect our business.

Severe weather conditions and other natural or man-made disasters, including storms, floods, fires, earthquakes, epidemics, pandemics, conflicts, unrest, or terrorist attacks, may disrupt our business and result in decreased revenues. Customers may reduce their demand for logistics services or shipments, or our costs to operate our business may increase, either of which could have a material adverse effect on us. Any such event affecting one of our major facilities could result in a significant interruption in or disruption of our business, financial condition and results of operations.

31

Government regulation of the Internet and ecommerce in the U.S. and globally is evolving, and unfavorable changes or failure by us to comply with these regulations could substantially harm our business and results of operations.

We are subject to general business regulations and laws as well as regulations and laws specifically governing the Internet and ecommerce in the U.S. and globally. Existing and future regulations and laws could impede the growth of the Internet, ecommerce or mobile commerce. These regulations and laws may involve taxes, tariffs, privacy and data security, anti-spam, content protection, electronic contracts and communications, consumer protection, Internet neutrality and gift cards. It is not clear how existing laws governing issues such as property ownership, sales and other taxes and consumer privacy apply to the Internet as the vast majority of these laws were adopted prior to the advent of the Internet and do not contemplate or address the unique issues raised by the Internet or ecommerce. It is possible that general business regulations and laws, or those specifically governing the Internet or ecommerce, may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. We cannot be sure that our practices have complied, comply or will comply fully with all such laws and regulations. Any failure, or perceived failure, by us to comply with any of these laws or regulations could result in damage to our reputation, a loss in business and proceedings or actions against us by governmental entities or others. Any such proceeding or action could hurt our reputation, force us to spend significant amounts in defense of these proceedings, distract our management, increase our costs of doing business, decrease the use of our sites by consumers and suppliers and may result in the imposition of monetary liability. We may also be contractually liable to indemnify and hold harmless third parties from the costs or consequences of non-compliance with any such laws or regulations. Adverse legal or regulatory developments could substantially harm our business. Further, if we enter into new market segments or geographical areas and expand the products and services we offer, we may be subject to additional laws and regulatory requirements or prohibited from conducting our business, or certain aspects of it, in certain jurisdictions. We will incur additional costs complying with these additional obligations and any failure or perceived failure to comply would adversely affect our business and reputation.

Trade restrictions could materially and adversely affect our business, financial condition and results of operations.

Our cross-border logistics services may be affected by trade restrictions implemented by countries or territories in which our customers are located or in which our customers’ products are manufactured or sold.

For example, we are subject to risks relating to changes in trade policies, tariff regulations, embargoes or other trade restrictions adverse to our customers’ business. Actions by governments that result in restrictions on movement of parcel or otherwise could also impede our ability to carry out our cross-border ecommerce solutions and logistics services. In addition, international trade and political issues, tensions and conflicts may cause delays and interruptions to cross-border transportation and result in limitations on our insurance coverage. If we are unable to connect our global customers in our marketplace or provide solutions to transports parcel to and from countries with trade restrictions in a timely manner or at all, our business, financial condition and results of operations could be materially and adversely affected.

Significant merchandise refunds and product warranty claims could have a material adverse effect on our business.

We allow our customers to claim refunds or product warranties for our sales subject to our return policy. If merchandise returns and product warranty claims are significant, our business, financial condition and results of operations could be harmed. Further, we modify our policies relating to returns and warranties from time to time, which may result in customer dissatisfaction or an increase in the number of product returns. Many of our products are large and require special handling and delivery. From time to time our products are damaged in transit, which can increase return rates and harm our brand.

Under the strong supervision of the government, our business may be controlled.

The Company’s business segments may be subject to various government and regulatory interference in the provinces in which they operate. The Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

32

Furthermore, it is uncertain when and whether the Company will be required to obtain permission from the government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

Risks Related to the Offering and Our Ordinary Shares

The initial public offering price of our Ordinary Shares may not be indicative of the market price of our Ordinary Shares after this offering. In addition, an active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained, and our share price may be volatile.

Prior to the completion of this offering, our Ordinary Shares were not traded on any market. Any active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained after this offering. Active, liquid and orderly trading markets usually result in less price volatility and more efficiency in carrying out investors’ purchase and sale orders. The market price of our Ordinary Shares could vary significantly as a result of a number of factors, some of which are beyond our control. In the event of a drop in the market price of our Ordinary Shares, you could lose a substantial part or all of your investment in our Ordinary Shares. The initial public offering price will be determined by us, based on numerous factors and may not be indicative of the market price of our Ordinary Shares after this offering. Consequently, you may not be able to sell our Ordinary Shares at a price equal to or greater than the price paid by you in this offering.

The following factors could affect our share price:

●	our operating and financial performance;
●	quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and revenues;
●	the public reaction to our press releases, our other public announcements and our filings with the SEC;
●	strategic actions by our competitors;
●	changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;
●	speculation in the press or investment community;
●	the failure of research analysts to cover our Ordinary Shares;
●	sales of our Ordinary Shares by us or other shareholders, or the perception that such sales may occur;
●	changes in accounting principles, policies, guidance, interpretations or standards;
●	additions or departures of key management personnel;
●	actions by our shareholders;
●	domestic and international economic, legal and regulatory factors unrelated to our performance; and
●	the realization of any risks described under this “Risk Factors” section.

The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Ordinary Shares. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in very substantial costs, diver our management’s attention and resources and harm our business, operating results and financial condition.

33

There may not be an active, liquid trading market for our Ordinary Shares.

Prior to the completion of this offering, there has been no public market for our Ordinary Shares. An active trading market for our Ordinary Shares may not develop or be sustained following this offering. You may not be able to sell your shares at the market price, if at all, if trading in our shares is not active. The initial public offering price was determined by negotiations between us and our advisors based upon a number of factors. The initial public offering price may not be indicative of prices that will prevail in the trading market.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on a price appreciation of the Ordinary Shares for a return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in the Ordinary Shares as a source for any future dividend income.

A sale or perceived sale of a substantial number of our Ordinary Shares may cause the price of our Ordinary Shares to decline.

If our shareholders sell substantial amounts of our Ordinary Shares in the public market, the market price of our Ordinary Shares could fall. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their shares and investors to short our Ordinary Shares. These sales also make it more difficult for us to sell equity-related securities in the future at a time and price that we deem reasonable or appropriate.

There can be no assurance that we will not be a passive foreign investment company (“PFIC”) for United States federal income tax purposes for any taxable year, which could subject United States holders of our Ordinary Shares to significant adverse United States federal income tax consequences.

A non-United States corporation will be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year if either (i) at least 75% of its gross income for such taxable year is passive income or (ii) at least 50% of the value of its assets (based on average of the quarterly values of the assets) during such year is attributable to assets that that produce or are held for the production of passive income. Based on the current and anticipated value of our assets and the composition of our income assets, we do not expect to be a PFIC for United States federal income tax purposes for our current taxable year ended December 31, 2021 or in the foreseeable future. However, the determination of whether or not we are a PFIC according to the PFIC rules is made on an annual basis and depend on the composition of our income and assets and the value of our assets from time to time. Therefore, changes in the composition of our income or assets or value of our assets may cause us to become a PFIC. The determination of the value of our assets (including goodwill not reflected on our balance sheet) may be based, in part, on the quarterly market value of Ordinary Shares, which is subject to change and may be volatile.

The classification of certain of our income as active or passive, and certain of our assets as producing active or passive income, and hence whether we are or will become a PFIC, depends on the interpretation of certain United States Treasury Regulations as well as certain IRS guidance relating to the classification of assets as producing active or passive income. Such regulations guidance is potentially subject to different interpretations. If due to different interpretations of such regulations and guidance the percentage of our passive income or the percentage of our assets treated as producing passive income increases, we may be a PFIC in one of more taxable years.

If we are a PFIC for any taxable year during which a United States person holds Ordinary Shares, certain adverse United States federal income tax consequences could apply to such United States person.

34

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

We are classified as an “emerging growth company” under the JOBS Act. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things, (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act, (ii) comply with any new requirements adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (iii) provide certain disclosure regarding executive compensation required of larger public companies, or (iv) hold nonbinding advisory votes on executive compensation. We will remain an emerging growth company for up to five years, although we will lose that status sooner if we have more than $1.235 billion of revenues in a fiscal year, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period.

To the extent that we rely on any of the exemptions available to emerging growth companies, you will receive less information about our executive compensation and internal control over financial reporting than issuers that are not emerging growth companies. If some investors find our Ordinary Shares to be less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Pursuant to Section 404 of the Sarbanes-Oxley Act, we will be required to file a report by our management on our internal control over financial reporting, including an attention report on internal control over financial reporting issued by our independent registered public accounting firm. However, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. The presence of material weakness in internal control over financial reporting could result in financial statement errors, which, in turn, could lead to error our financial reports and/or delays in our financial reporting, which could require us to restate our operating results. We might not identify one or more material weaknesses in our internal controls in connection with evaluating our compliance with Section 404 of the Sarbanes-Oxley Act. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting. We will need to expend significant resources and provide significant management oversight. Implementing any appropriate changes to our internal controls may require specific compliance training of our directors and employees, entail substantial costs in order to modify our existing accounting systems, take a significant period of time to complete and divert management’s attention from other business concerns. These changes may not, however, be effective in maintaining the adequacy of our internal control.

If we are unable to conclude that we have effective internal controls over financial reporting, investors may lose confidence in our operating results, the price of the Ordinary Shares could decline and we may be subject to litigation or regulatory enforcement actions. In addition, if we are unable to meet the requirements of Section 404 of the Sarbanes-Oxley Act, the Ordinary Shares may not be able to remain listed on the exchange.

35

As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, which may limit the information publicly available to our shareholders.

As a foreign private issuer, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and therefore there may be less publicly available information about us than if we were a U.S. domestic issuer. For example, we are not subject to the proxy rules in the United States and disclosure with respect to our annual general meetings will be governed by England requirements. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Ordinary Shares.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq listing standards that allow us to follow England law for certain governance matters. Certain corporate governance practices in the England may differ significantly from corporate governance listing standards as, except for general fiduciary duties and duties of care, England law has no corporate governance regime which prescribes specific corporate governance standards. Currently, we do not intend to rely on home country practice with respect to our corporate governance after we complete with this offering. However, if we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would have under corporate governance listing standards applicable to U.S. domestic issuers.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under England law.

We are an exempted company incorporated under the laws of the England. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act (Revised) of the England and the common law of the England. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under England law are to a large extent governed by the common law of the England. The common law of the England is derived in part from comparatively limited judicial precedent in the England as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the England. The rights of our shareholders and the fiduciary duties of our directors under England law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the England has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the England. In addition, England companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

We are an exempted company incorporated under the laws of the England. Shareholders of England exempted companies have no general rights under England law to inspect corporate records or to obtain copies of lists of shareholders of these companies. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the England, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

36

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a England company and substantially all of our assets are located outside of the United States. In addition, substantially all of our current directors and officers are nationals and/or residents of countries other than the United States. All or a substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the England may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and insiders will hold a large portion of the company’s listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities in Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by the Public Company Accounting Oversight Board (“PCAOB”), an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our public offering will be relatively small, and our company’s insiders will hold a large portion of the company’s listed securities. Nasdaq might apply the additional and more stringent criteria for our initial and continued listing, which might cause delay or even denial of our listing application.

If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq Capital Market, although we exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We will seek to have our securities approved for listing on the Nasdaq Capital Market upon consummation of this offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our securities are listed on the Nasdaq Capital Market, we cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market.

37

In addition, following this offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market does not list our securities or subsequently delists our securities from trading, we could face significant consequences, including:

●	limited availability for market quotations for our securities;
●	reduced liquidity with respect to our securities;
●	a determination that our Ordinary Share is a “penny stock,” which will require brokers trading in our Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Share;
●	limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

The market price of our ordinary shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

The public offering price for our ordinary shares will be determined through negotiations between the underwriters and us and may vary from the market price of our ordinary shares following our public offering. If you purchase our ordinary shares in our public offering, you may not be able to resell those shares at or above the public offering price. We cannot assure you that the public offering price of our ordinary shares, or the market price following our public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our public offering. The market price of our ordinary shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;
●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;
●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;
●	announcements by us or our competitors of significant services or features, technical innovations, acquisitions, strategic relationships, joint ventures, or capital commitments;
●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;
●	lawsuits threatened or filed against us; and
●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. In the event that we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

38

We have broad discretion in the use of the net proceeds from our public offering and may not use them effectively.

To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our public offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our public offering in a manner that does not produce income or that loses value. As of the date of this Prospectus, Management has not determined the types of businesses that the Company will target or the terms of any potential acquisition.

We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

Upon completion of this offering, we will become a public company in the United States. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, Sarbanes-Oxley and rules and regulations implemented by the SEC and the Nasdaq Capital Market require significantly heightened corporate governance practices for public companies. We expect that these rules and regulations will increase our legal, accounting and financial compliance costs and will make many corporate activities more time-consuming and costly.

We do not expect to incur materially greater costs as a result of becoming a public company than those incurred by similarly sized U.S. public companies. In the event that we fail to comply with these rules and regulations, we could become the subject of a governmental enforcement action, investors may lose confidence in us and the market price of our ordinary shares could decline.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

Upon completion of this offering, we will be a publicly listed company in the United States. As a publicly listed company, we will be required to file annual reports with the Securities and Exchange Commission. In some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our company. Similarly, as a U.S.-listed public company, we will be governed by U.S. laws that our competitors, which are mostly private British companies, are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public listing could affect our results of operations.

Our international operations are subject to a variety of legal, regulatory, political and economic risks.

Our international activities are significant to our revenues and profits, and we plan to further expand internationally. In certain international market segments, we have relatively little operating experience and may not benefit from any first-to-market advantages. It is costly to establish, develop, and maintain international operations, and promote our brand internationally. Our international operations may not become profitable on a sustained basis.

39

In addition, our international sales and operations are subject to a number of risks, including:

●	local economic, inflation and political conditions;
●	government regulation (such as regulation of our product and service offerings and of competition); restrictive governmental actions (such as trade protection measures, including export duties and quotas and custom duties and tariffs); nationalization; and restrictions on foreign ownership;
●	restrictions on sales or distribution of certain products or services and uncertainty regarding liability for products, services, and content, including uncertainty as a result of less Internet-friendly legal systems, local laws, lack of legal precedent, and varying rules, regulations, and practices regarding the physical and digital distribution of media products and enforcement of intellectual property rights;
●	business licensing or certification requirements;
●	limitations on the repatriation and investment of funds and foreign currency exchange restrictions;
●	limited fulfillment and technology infrastructure;
●	potential impact of the COVID-19 pandemic on our business operations and the economy in globally;
●	shorter payable and longer inventory and receivable cycles and the resultant negative impact on cash flow;
●	laws and regulations regarding consumer and data protection, privacy, network security, encryption, payments, advertising, and restrictions on pricing or discounts;
●	lower levels of use of the Internet;
●	lower levels of consumer spending and fewer opportunities for growth compared to the U.S., Europe, Japan or the England;
●	difficulty in staffing, developing, and managing foreign operations as a result of distance, language, and cultural differences;
●	different employee/employer relationships and the existence of works councils and labor unions;
●	differing labor regulations where labor laws may be more advantageous to employees as compared to the U.S. and the other jurisdictions we operate in;
●	compliance with the U.S. Foreign Corrupt Practices Act and other applicable U.S. and foreign laws prohibiting corrupt payments to government officials and other third parties;
●	laws and policies of the U.S. and other jurisdictions affecting trade, foreign investment, loans, and taxes; and
●	geopolitical events, including pandemic, war and terrorism.

As international physical, ecommerce, and omni-channel retail and other services grow, competition will intensify, including through adoption of evolving business models. Local companies may have a substantial competitive advantage because of their greater understanding of, and focus on, the local customer, as well as their more established local brand names. The inability to hire, train, retain, and manage sufficient required personnel may limit our international growth.

40

INDUSTRY AND MARKET DATA

This prospectus contains estimates, projections and other information concerning our industry, our business, and the markets for our product candidates. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by third parties, industry, medical and general publications, government data and similar sources. While we believe our internal company research as to such matters is reliable, it has not been verified by any independent source.

In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

41

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $               million after deducting estimated underwriting discounts and commissions and the estimated offering expenses payable by us and based upon an assumed initial offering price of $6.90 per ordinary share (excluding any exercise of the underwriters’ over-allotment option).

A $                increase (decrease) in the assumed initial public offering price of $6.90 per share would increase (decrease) the net proceeds to us from this offering by approximately $               million, after deducting the estimated underwriting discounts and commissions and estimated aggregate offering expenses payable by us and assuming no change to the number of ordinary share offered by us as set forth on the cover page of this prospectus, provided, however, that in no case would we decrease the initial public offering price to less than $6.90 per share.

Description of Use	Estimated Amount of Net Proceeds (US $)	Percentage
Product Development		15%
Build upstream and downstream ecological chain		10%
Decoration of physical store storefronts		15%
Online and offline media promotion		3%
Talent Team Building		15%
Build directly operated stores		15%
Market Expansion		10%
Business Negotiation		3%
Systems Development and Maintenance		10%
Public relations maintenance		3%
Other operating liquidity		1%
Total project input funds		100.00%

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have some flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not imminently used for the above purposes, we intend to invest in short-term, interest-bearing bank deposits or debt instruments.

The net proceeds from this offering must be remitted to China beforwe we will be able to use the funds to grow our business. The procedure to remit funds may take several months after completion of this offering. and we will be unable to use the offering proceeds in China until remittance is completed. See “Risk Factors” for further information.

42

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock, and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future.

We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business.

Any future determination to pay dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend upon, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

From time to time, we may also enter into other loan or credit agreements or similar borrowing arrangements that may further restrict our ability to declare or pay dividends on our common stock. Our board of directors will have sole discretion in making any future determination to pay dividends, subject to applicable laws, taking into account, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

43

CAPITALIZATION

The following table sets forth our capitalization as of Dec 31, 2022 as follows:

●	on an actual basis; and

●	on an adjusted basis to reflect the sale of ordinary shares in this offering, at an assumed initial public offering price of $6.90 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The adjustments reflected below are subject to change and are based upon available information and certain assumptions that we believe are reasonable. Total shareholders’ equity and total capitalization following the completion of this offering are subject to adjustment based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this capitalization table in conjunction with “Use of Proceeds,” “Summary Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

As of December 31, 2022
	Actual	Pro Forma As Adjusted
Shareholder’s Equity:
Ordinary shares, US$0.0001 par value per share
Statutory reserves
Additional paid-in capital
Retained earnings
Accumulated other comprehensive loss
Total shareholders’ equity
Total capitalization

(1)	Gives effect to the sale of Ordinary Shares in this offering at an assumed initial public offering price of $ per share and reflects the application of the proceeds after deducting the underwriting discounts, non-accountable expense allowance and our estimated offering expenses.

(2)	Pro forma adjusted additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting discounts and non-accountable expense allowance, and other expenses. We expect to receive net proceeds of approximately $ ($ offering, less underwriting discounts of $ , non-accountable expense allowance of $ , accountable expenses of $ and offering expenses of $ ).

Each $1.00 increase (decrease) in the assumed initial public offering price of $ per Ordinary Share would increase (decrease) the pro forma as adjusted amount of total capitalization by $                  million, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. An increase (decrease) of one million in the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted amount of total capitalization by $                  million, assuming no change in the assumed initial public offering price per Ordinary Share as set forth on the cover page of this prospectus.

44

DILUTION

If you invest in our Ordinary Shares, your interest will be diluted to the extent of the difference between the initial public offering price per Ordinary Share and the pro forma net tangible book value per Ordinary Share after the offering. Dilution results from the fact that the offering price per Ordinary Share is substantially in excess of the book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares. Our net tangible book value attributable to shareholders on December 31, 2022 was $                   or approximately $                   per Ordinary Share. Net tangible book value per Ordinary Share as of December 31, 2022 represents the amount of total assets less intangible assets and total liabilities, divided by the number of Ordinary Shares outstanding.

Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after December 31, 2022, will be $                   or approximately $                   per Ordinary Share. This would result in dilution to investors in this offering of approximately $                   per Ordinary Share or approximately % from the assumed offering price of $                   per Ordinary Share. Net tangible book value per Ordinary Share would increase to the benefit of present shareholders by $                   per share attributable to the purchase of the Ordinary Shares by investors in this offering.

The following table sets forth the estimated net tangible book value per Ordinary Share after the offering and the dilution to persons purchasing Ordinary Shares based on the foregoing firm commitment offering assumptions. The number of our Ordinary Shares had been adjusted retrospectively to reflect the increasing of share capital. See “Description of Share Capital” for more details.

Offering
Assumed public offering price per share
Net tangible book value per share as of December 31, 2022
Increase in pro forma net tangible book value per share attributable to price paid by new investors
Pro forma net tangible book value per share after this offering
Dilution in pro forma net tangible book value per share to new investors in this offering

The following table sets forth, on an as adjusted basis as of December 30, 2022, the difference between the number of common stock purchased from us, the total cash consideration paid, and the average price per share paid by our existing shareholders and by new public investors before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, using an assumed public offering price of $6.90 per share:

	Shares Purchased		Total Cash Consideration
	Number	Percent	Amount	Percent
Existing shareholders
New investors from public offering
Total

45

CORPORATE HISTORY AND STRUCTURE

Corporate History

ZHONGXING HOLDING GROUP LTD, a British company established on 21st July 2023, is the issuer of the ordinary shares provided in this prospectus. Prior to this issuance and transaction (see the definition below), all our business operations were conducted through ZHONGXING HOLDING GROUP LTD. The original equity owners were Mr. Lijie Wang and Ms. Fengyu Yang. We will complete the transaction before completing this issuance, excluding this issuance.

Transaction

Prior to the transaction, we expect that there will initially be two holders of common stock of ZHONGXING HOLDING GROUP LTD. We will complete the following organizational transactions related to this offering:

We will modify and restate the existing limited liability company agreement of ZHONGXING HOLDING GROUP LTD, which will come into force before the completion of this offering. Invest all existing ownership interests of ZHONGXING HOLDING GROUP LTD. into a certain number of LTD interests.

Corporate Structure

The following chart illustrates our corporate structure, including our subsidiaries, as of the date of this prospectus. The percentages shown on the following chart represent percentages of equity ownership:

46

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Our Company

ZHONGXING HOLDING GROUP LTD is a high-tech digital sports operation company dedicated to national fitness, inclusive sports, intelligent fitness, and scientifically, accurately and effectively improving the physical fitness of the people. We have powerful digital operation tools and intelligent equipment; Integrating various fitness and sports resources provided by the government, such as fitness venues and facilities, by promoting the concept of inclusivity, systematically analyzing resource allocation, and accurately analyzing individual body data indicators; Based on precise analysis of scientific data, we aim to create a systematic and intelligent fitness and exercise program for users that suits their individual needs.

Our History and Development

ZHONGXING HOLDING GROUP LTD established on July 21,2023 with a registered address at ORTON SOUTHGATE # 100, 12 MANASTY ROAD, PETERBOROUGH, UNITED KINGDOM. Since its establishment, the company has been committed to promoting the innovation of fitness market services.We adopt a precise, standardized, digital and intelligent operation approach to help offline stores rapidly enhance their brand power and influence, and create a fitness service industry with the concepts of fitness for all, sports for all, and intelligent fitness. Through the concept of universal access, we systematically analyze and allocate resources, accurately analyze individual body data indicators, and conduct digital operations. In addition, we have integrated national fitness resources to form a local fitness sports ecosystem suitable for local communities, in order to achieve our company's mission-nationwide health.

In the fitness service market, we are dedicated to integrating all types of resources and delivering fitness services that cater to individual needs through a precise operational model. Through systematic analysis, we are able to fully comprehend the needs of different groups and conduct precise analysis based on their health data. This personalized service model not only fulfills the requirements of our users but also aids them in achieving better results during their fitness journey.

At the same time, we will apply digital technology to various aspects of fitness services, and improve the efficiency and quality of services through data analysis and intelligent operational methods. We collect fitness data from users, analyze their exercise and physical condition, and provide them with accurate fitness guidance and advice. During the fitness process, we also utilize intelligent devices and applications to track users' exercise data, provide real-time feedback and motivation, and help them better achieve their fitness goals.

In addition, we also collaborate with national fitness resources to jointly create a local fitness and sports ecosystem suitable for local communities. Through cooperation with relevant institutions, community organizations, and the public sector, we have integrated rich fitness resources, including venue facilities, professional coaches, and fitness activities. In this way, not only can it meet the fitness needs of local residents, but it can also promote the development of healthy culture in the community and promote the popularization of the concept of national fitness.

47

In summary, our company has been committed to promoting innovation and development of fitness market services since its establishment. Through precise, standardized, digital, and intelligent operation methods, we help offline stores enhance brand strength and influence, and create a fitness service industry with the concept of national fitness, inclusive sports, and intelligent fitness. Through resource analysis and precise analysis of individual body data indicators, digital operation, and integration with national fitness resources, we have achieved the company's goal of national health.

Our Products and Service

ZHONGXING HOLDING GROUP LTD is committed to developing industry-leading sports and health solutions and intelligent fitness equipment. ZHONGXING HOLDING GROUP LTD's business scope involves the production and sales of fitness equipment; Design, research and development, production, and sales of intelligent wearable fitness series; Design and technical development of intelligent analysis fitness equipment and data analysis system; The operation and maintenance of intelligent fitness center chains and inclusive fitness bases; Universal fitness training services, sub health conditioning, etc. ZHONGXING HOLDING GROUP LTD has developed multiple fitness equipment series products, intelligent wearable fitness series products, and intelligent analysis fitness equipment and data analysis systems.

National fitness is not only a fashionable habit among modern young people, but after the epidemic, professionals and the elderly have also accelerated the improvement of fitness awareness and concepts, becoming a popular health action suitable for students, young people, professionals, middle-aged and elderly people and other groups. ZHONGXING HOLDING GROUP LTD has solved the problem of fragmented time for young people's fitness exercises, and has formed a gathering place for professional coaching through a chain of intelligent fitness centers. Professional equipment can more accurately improve physical fitness; Through cooperation with government departments, fitness and sports associations, universities for the elderly, and other institutions, combined with free public venues and public fitness equipment provided by the government, we have not only solved the employment and entrepreneurship problem of fitness promoters, but also deeply popularized fitness activities. Through these basic venues, we can obtain a massive membership system and precise data, providing a solid data foundation and membership system for precision fitness projects and customized fitness services; By utilizing intelligent fitness equipment both online and offline, we can accurately obtain member body data. Through data analysis, we can tailor fitness plans to accurately and quickly improve the national physical fitness.

Major Factors Affecting Our Results of Operations

As a high-tech digital sports operation company, ZHONGXING HOLDING GROUP LTD is committed to national fitness, inclusive sports, intelligent fitness, and scientifically, accurately and effectively improving the physical fitness of the people. The factors that affect its operation can be roughly divided into social objective factors and internal factors of the company.

(1) Social objective factors

Ⅰ. Physical fitness and population structure. Under the overall condition of physical fitness and stable population structure, the market prospects of high-tech digital sports operation companies will be relatively stable. If there are changes in physical fitness and population structure, such as an overall increase in people's physical fitness or an aging population, the market prospects of high-tech digital sports operation companies will be affected.

Ⅱ. Economic development level. The level of economic development also has a certain impact on the market prospects of high-tech digital sports operation companies. When the level of economic development is high, people will not only meet their basic survival needs, but also pay more attention to the quality of life. People's demand for a healthy life will also increase, which will promote the development of high-tech digital sports operation companies.

48

Ⅲ. Social and cultural background. The social and cultural background will also affect the market prospects of high-tech digital sports operation companies. In a society that pursues the aesthetic of thinness, the development of high-tech digital sports operation companies may be limited; In a society that pursues a more balanced and healthy body, the market prospects of high-tech digital sports operation companies may be better.

Ⅳ. Social legal system. The social legal system has an impact on the operation of high-tech digital sports operation companies. If the social legal system is not sound, high-tech digital sports operation companies will face greater risks. If the social legal system is not sound, high-tech digital sports operation companies will face greater risks. The harm caused by fitness cannot be protected by the legal system, and people will lose basic confidence in fitness, leading to a decrease in fitness demand.

Ⅴ. Internet technology. The development of Internet technology has an impact on the operation of high-tech digital sports operation companies. The development of digital and intelligent high-tech digital sports operation companies depends on the development of contemporary internet technology, and they cannot meet the needs of internet technology and will face the risk of being eliminated.

Ⅵ. Economic Globalization. Economic globalization has made the market competition for high-tech digital sports operation companies more intense, and the geographical scope of the production of fitness equipment parts is no longer limited to a single region, but looking at countries around the world. Therefore, enterprises need to improve their competitiveness by improving service quality.

(2) Internal factors within the company

I. Cultural values. The cultural values of high-tech digital sports operation companies will determine the ethical bottom line and code of conduct of the enterprise, directly affecting internal employees and customers.

II. Recruitment and training. Enterprises need to recruit excellent talents to ensure their long-term development. In addition, training employees is also an important task for enterprises to ensure that employees have the ability to meet the company's development needs.

III. Organizational structure and management model. The organizational structure and management model of a company can affect the working atmosphere and incentive mechanism of internal employees, thereby affecting the performance and customer satisfaction of the company.

IV. Financial condition. High tech digital sports operation companies need stable financial conditions to support their operations and development, which requires them to plan their budgets reasonably, control costs, and seek financial support.

V. Product or service innovation. High tech digital sports operation companies need to constantly innovate to ensure product competitiveness, which requires innovative talents in the enterprise to constantly explore and try new products or services.

VI. Customer satisfaction. Customer satisfaction is one of the key indicators of enterprise development, which determines customer loyalty and recommendation to the enterprise, and has a positive impact on the enterprise.

VII. Brand building and promotion. Enterprises need to enhance their awareness and reputation through brand building and promotion, which helps to attract more outstanding talents and customers and increase their market share.

VIII. Partnership. Enterprises need to establish good cooperative relationships with other relevant enterprises to achieve resource sharing, mutual benefit, and further expand their business scope.

49

Overall, the market prospects of ZHONGXING HOLDING GROUP LTD as a high-tech digital sports operation company depend on many factors. However, with the development of society and the increasing demand of people, as well as the good construction of its own brand, the development prospects of high-tech digital sports operation companies still have great potential.

Our Research and Development

ZHONGXING HOLDING GROUP LTD based on the open mobile social network and big data analysis platform, with online fitness equipment and intelligent fitness system as the main business direction, introducing the concept of national fitness, inclusive sports and intelligent fitness, leading the reform of online fitness applications.

ZHONGXING HOLDING GROUP LTD committed to finding new breakthroughs in mature markets. In recent years, due to the rapid development of the Internet, the scale of the online fitness market is growing. Especially since the COVID-19 outbreak in 2020, big health has become a basic demand of people, and people have paid more attention to sports and fitness. The fitness industry has accelerated its online penetration, and the scale of the online fitness market has grown rapidly. With the popularity of mobile network platforms, online dating and online fitness have spawned more business service models. In recent years, the fitness industry development, especially in the Olympic Games and other large international events and national policy encouragement, the fitness industry maintains stable development, gradually to low line city penetration, online synchronous development, fitness demand gradually upgrade, industry booming, has given rise to a variety of online fitness services, home fitness services and intelligent fitness equipment.

At present, the upstream of the fitness industry includes fitness equipment, coach training and course research and development; the midstream includes offline gym, O2O and fitness APP, covering all online and offline fitness scenarios; the downstream includes data management, social platform, information search and exercise peripheral to meet the different derivative needs of consumers. As an existing cutting-edge IT technology, the Internet of Things, etc., it is expected to solve the pain points of online fitness: professionalism and precision by building an open ecosystem.At present, there are a large number of sub-health people, and no high-quality products can help people prevent and improve sub-health diseases.ZHONGXING HOLDING GROUP LTD Establish independent innovation of fitness course research and development system, mechanical system, health management system, health conditioning system, through the digital operation technology system, realize the headquarters of unified management, unified promotion, unified sales, unified support of digital fitness chain, build diversified ecological digital fitness industry chain service platform. For the lack of data analysis, weak personalized service, members of the specific body index data fuzzy is not accurate, difficult to user pain points and demand, the lack of customized fitness solutions, the company through the analysis of human body index data, to provide users with a set of scientific data accurate analysis for their individual systematic intelligent fitness plan, scientific, accurate and effective improve the physical quality, to reduce and prevent the incidence of chronic diseases, so as to reduce sub-health conditions. Is the sports fitness industry professionals and serious shortage of resources, to "online + offline + all channel" covering fitness industry ecological system, to "Shared partners + Zhongxing Course + full service system" build millions of digital member community system, promote the sports fitness industry professionals and resource utilization, improve the utilization rate of fitness resources use.

In the future, ZHONGXING HOLDING GROUP LTD will gradually expand its own strength and provide better services for users. Through investment, equity participation, strategic cooperation and other ways, gradually expand their own strength and influence, continue to build their own sports fitness service network platform, through the organic combination of online and offline, firmly follow up in the sports fitness service industry, to form their own brand effect.

50

We plan to layout the headquarters operation center, build three major intelligent equipment production bases, and build a franchise chain network that integrates thousands of online and offline home fitness equipment sales and intelligent fitness services. Intelligent fitness products cover solutions such as home fitness, commercial fitness, national fitness, physical fitness training, elderly fitness, campus sports, fitness venues, and other fields, as well as universal fitness training services and sub health conditioning. By utilizing scientific digital intelligent fitness theoretical solutions and data analysis systems, we strive to become the industry leader in the field of digital intelligent fitness. We continuously innovate, introduce high-tech digital analysis technology, enhance our core competitiveness, customize and promote fitness plans and equipment, and aim to become a benchmark brand in the digital national intelligent fitness industry in terms of size, brand awareness, product quality, and other aspects in the future.

Our strategic plan is roughly as follows: 2023 is the preparation period for enterprise planning, completing the layout of the national fitness ecological strategy and the construction of the digital technology system platform, forming a model market and headquarters base. In 2024, to promote the expansion of financing and mergers and acquisitions period, we will use the membership systems of government sports guidance departments, fitness associations, elderly associations, and other departments to promote the establishment of the national fitness membership system on the digital ecological platform of ZHONGXING HOLDING GROUP LTD Fitness Industry; we will build a headquarters base for sports and fitness formats and a model industrial park, forming a fitness and sports exhibition and experience area that integrates multiple formats; We will act as an agent to expand sales of fitness and sports brand products in the domestic market both online and offline, establish a sports digital fitness chain, integrate online and offline membership systems, and initiate the NASDAQ listing process.In 2025, during the patent application, industrial expansion, and listing bell ringing trading period, we will complete the theoretical system for intellectual property protection of our own brand patents, intelligent fitness equipment, etc.; we will expand the sales of our own brand products in the domestic market, improve the online and offline chain institutions of ZHONGXING HOLDING GROUP LTD, and reach thousands of stores in thousands of cities; We will raise funds and acquire upstream and downstream enterprises and high-quality products in the sports and fitness industry chain, forming a profit core value system. Assist other enterprises in creating customized brand products independently developed by ZHONGXING HOLDING GROUP LTD; we will complete the bell ringing for the NASDAQ listing. In 2026, as the brand layout is completed and the market is improved, we will complete the plan for our own brand fitness intelligent products to enter the international fitness market; we will provide financing and mergers and acquisitions to help more other corporate brands enter the international trade market; We will form the largest digital intelligent fitness product agency retail platform; We will form a data system for tens of millions of national fitness members.

Regulatory Environment

The regulatory environment of high-tech digital sports operators may vary in different countries because it is influenced by different national laws and regulations and social cultures. Here are some of the factors that could influence the regulatory environment for high-tech digital sports operators:

(1) Laws and regulations. For example, some countries encourage the development of high-tech digital sports operating companies, while others neither encourage nor suppress them. In addition, different laws in different countries will also have different provisions on the definition of fitness devices and the category of marketable devices. In terms of laws and policies, the state has strengthened the requirements for orderly competition and open connectivity among Internet enterprises, prohibited the abuse of dominant market position and monopoly operation, created more living space for new participants, and formed a healthy, fair and orderly environment for development.

(2) Social culture. In different countries' social cultures, high-tech digital sports operation companies may encounter different concepts. For example, in some countries' societies, people may pursue a slender and slender body aesthetic, while others place greater emphasis on individual physical fitness and health. In addition, the cultural concepts of different countries can also have an impact on the service content and methods of high-tech digital sports operation companies.

51

(3) Regulators. Different countries have different regulators for high-tech digital sports companies. In some countries approve high-tech digital sports companies, while those in some countries may pay more attention to supervision and management.

(4) Market competition. High-tech digital sports operating companies in different countries. Some countries may be more competitive, while others may be relatively moderate.

(5) Source of funds. In some countries, high-tech digital sports operators may have government funding or policy support, while in others, high-tech digital sports operators may operate mainly on private funds.

Therefore, the analysis of the regulatory environment of high-tech digital sports operating companies needs to consider many factors, such as laws and regulations, social culture, regulatory agencies, market competition and funding sources.

Here are some examples of the different regulatory measures in the three countries:

(1) The United States. Us government regulation of digital sports operators is dominated by the Federal Trade Commission (FTC) and the Justice Department. The Federal Trade Commission (FTC) oversees the company's marketing and advertising campaigns, as well as regulating the collection and use of user data. The Justice Department handles antitrust and antitrust issues. The Federal Communications Commission (FCC) is also involved in regulating the communications services of digital sports operating companies, such as Internet service providers (ISP). In addition, there are some state agencies in the United States that regulates the behavior of digital sports operating companies.

(2) Australia. The Australian government's regulation of digital sports operators is dominated by the Australian Competition and Consumer Commission (ACCC). The role of the Australian Competition and Consumer Council (ACCC) is to ensure that companies do not abuse their dominant market position to protect consumers from misconduct. The Australian Competition and Consumer Council (ACCC) also oversees the collection and use of user data, as well as its advertising.

(3) Japan. Japan's digital sports operating companies are regulated by the Japan Trade Promotion Agency (JETRO) and the Japan Intellectual Property Association (JIPA). The Japan Trade Promotion Agency (JETRO) responsibilities include assisting foreign investors with business in Japan, while the Japan Intellectual Property Association (JIPA) handles intellectual property issues. In addition, the Japanese government has enacted a series of laws and regulations to limit the market dominance of digital sports operators.

Production Capacity

ZHONGXING HOLDING GROUP LTD Was founded to become a leading provider of sports and health solutions and intelligent fitness equipment in the industry. At present, the company proposed layout headquarters operation center, the construction of three intelligent equipment production base, build thousands of online and offline family fitness appliance sales and intelligent fitness services in the integration of joining chain network, intelligent fitness products covering family fitness, commercial fitness, national fitness, physical fitness, elderly fitness, campus sports, special fitness venues solutions such as products and the pratt & whitney fitness training services, sub-health conditioning, etc. We will use the scientific digital intelligent fitness theory scheme and data analysis system, strive to become the industry first in the field of digital intelligent fitness, continuous innovation, the introduction of high-tech digital analysis technology, enhance their core competitiveness, customized promotion fitness plan and fitness equipment, in the future in the volume size, brand awareness, product quality and become a digital national intelligent fitness industry benchmarking brand.

52

Our Marketing and Sales

(1) Business model

ZHONGXING HOLDING GROUP LTD for the traditional fitness and health management mode of bold exploration, reform and innovation, forming a digital fitness ecological innovative business model.

Ⅰ. Community fitness points model. The company creates a new fitness points ecosystem, quickly forms a national fitness data drainage entrance, and forms a multi-billion member system. By using the public fitness venues and facilities provided by the government, exercisers can obtain green fitness points through daily fitness exercises. The benchmark of green fitness points is converted into coupons for exercise and fitness in professional fitness venues or purchase of fitness equipment products, and the entry point discount accumulated by exercisers' daily consumption and the consumer capital profit created is transformed into a points quantization system. Detonate and improve the new efforts of users, accelerate the promotion of new expansion mechanisms, continue to stimulate the vitality of consumer fitness, promote the deep integration of online and offline, have more public fitness communities, form big data membership systems, create countless business opportunities and empower business ecosystem profit points, for professional fitness promotion channels, product attention, reputation, loyalty, traffic data, marketing model, science and technology research and development, brand promotion and other resources redistribution, to create a hot storm eye drainage fitness track, so that mass fitness becomes a popular sport, to achieve the dual benefits of fitness exercise and fitness consumption redistribution.

Ⅱ. Digital intelligent fitness chain model. ZHONGXING HOLDING GROUP LTD establishes independent innovation of fitness course research and development system, mechanical system, health management system, health conditioning system, through the digital operation technology system, realize the headquarters of unified management, unified promotion, unified sales, unified support of digital fitness chain, build diversified ecological digital fitness industry chain service platform. Company with a unique innovation of online course training system, partnership mechanism, development of national regional agents and franchisees chain system, online multi-channel promotion recruitment of students, the whole store output, expands replication, marketing channels covering electric business platform, new media marketing platform, TikTok live mainstream new media marketing matrix, at the same time and sports fitness association, government departments, the elderly university departments to cooperate, innovative business system and fully implement application. Through the franchise chain mode of direct digital operation, the company covers the fitness industry ecosystem with "online + offline + all-channel" and the "shared partner + Zhongxing Course +full service system" to build a tens of millions of level digital member community system.

Ⅲ. Integrated business form of fitness alliance mode. ZHONGXING HOLDING GROUP LTD to fitness industry chain upstream and downstream quality intelligent products and formats, fusion of high-end custom gym enterprise, intelligent fitness equipment enterprises, big health conditioning supply chain enterprises, Internet membership integration system, etc., all channels to cooperation, form a big data system, fusion of private custom, high-end fitness consumption, digital industrialization services in the field of value shaping and multiple benefits, win-win development.

(2) Sales and promotion channels

Ⅰ. New media network platform promotion.Build your own brand on Twitter, Instagram, TikTok and other social media platforms, promote your services and products, connect with potential customers, and increase exposure and awareness.

Ⅱ. Join the chain regional agency. By winning the regional agency right, in the region according to the specific market conditions to open a number of branches, the formation of a national market promotion layout.

Ⅲ. Member system digital import and joint promotion platform. Through the analysis of big data, advertise to potential customers at appropriate times and scenarios, such as providing physical fitness services for people with higher fitness needs and those who contact physical fitness for the first time.

53

Ⅳ. Partner marketing. Cooperate with relevant enterprise franchisees, such as sports equipment shopping malls, sports clubs, etc., let them recommend their own services and products to customers, improve visibility and exposure rate.

Ⅴ. Recommendation and word-of-mouth marketing. By providing high-quality services and products, the students who buy the services and products are satisfied and leave good praise, so that more potential customers in the wait-and-see stage can understand and serve, and improve the visibility and exposure rate.

54

BUSINESS

Our Mission

ZHONGXING HOLDING GROUP LTD is a brand company focusing on providing high-quality high-tech sports and fitness services for students, young people, professionals, middle-aged and elderly people and other groups. It has a complete service process and perfect fitness equipment, and accurately matches individual needs with a powerful digital system. Form a personalized fitness program. The company focuses on the service innovation of the sports and fitness service market, and helps offline stores to rapidly enhance their brand power and influence through digital, standardized, technological and large-scale operations. At the same time, through the analysis of human body index data, it provides users with a set of systematic and intelligent fitness sports solutions suitable for their own individuals based on accurate analysis of scientific data. Through intelligent equipment, big data analysis, digital operation and other high-tech equipment and digital operation tools, through the fitness data collection system and digital big data analysis system of physical exercise, scientific, accurate and effective to improve the physical fitness of the people, and create a global sports fitness service industry of national fitness, inclusive sports and intelligent fitness.

The vision of ZHONGXING HOLDING GROUP LTD is to continuously develop a scientific digital operation system and an accurate ZHONGXING HOLDING GROUP LTD exercise data analysis method for fitness through its unique and powerful online and offline linkage capabilities, as well as supporting accurate intelligent wearable devices that can digitally confirm rights. Through the analysis of the user's body index data, it provides users with a personalized systematic intelligent fitness program, so as to change people's unhealthy living habits and exercise methods, solve the problem of declining physical fitness and sub-health of various people after the current epidemic, create an international intelligent sports fitness service industry ecology, and help improve the physical health index of all mankind.

ZHONGXING HOLDING GROUP LTD aims to build a first-class digital enterprise for all people's sports and fitness. The company strives to become the first in the field of digital intelligent fitness by using scientific digital intelligent fitness theoretical solutions and data analysis systems. It constantly innovates, introduces high-tech digital analysis technology, enhances its core competitiveness, and customized and promotes fitness programs and fitness equipment, hoping to become a benchmark brand in the digital intelligent fitness industry in all aspects of size, brand awareness, and product quality in the future.

ZHONGXING HOLDING GROUP LTD will adhere to the belief of "customer first, sincere and trustworthy, quality first", adhere to and realize the mission of "striving to improve the public's health and better future".

Overview

ZHONGXING HOLDING GROUP LTD is a high-tech digital sports operation company dedicated to the development of national fitness, inclusive sports and smart fitness. As an enterprise focused on improving the physical fitness of the whole people, ZHONGXING HOLDING GROUP LTD's main businesses include providing sports health solutions and manufacturing intelligent fitness equipment. ZHONGXING HOLDING GROUP LTD adheres to the concept of enabling everyone to enjoy national fitness and strives to provide quality services for the masses. Through sports health solutions, ZHONGXING HOLDING GROUP LTD helps users develop personalized fitness plans, and provides professional guidance and training, so that everyone can enjoy scientific, accurate and effective fitness experience. ZHONGXING HOLDING GROUP LTD focuses on popularizing sports knowledge, broadening sports methods, and promoting the popularization and development of national fitness. Secondly, ZHONGXING HOLDING GROUP LTD focuses on the research and development and application of intelligent fitness technology. With the help of modern scientific and technological means, such as artificial intelligence and big data analysis, ZHONGXING HOLDING GROUP LTD has developed a series of intelligent fitness equipment and combined it with traditional fitness. These intelligent fitness equipment through scientific and accurate data analysis, to provide users with personalized fitness guidance and monitoring, to help them better grasp the status and progress of fitness. At the same time, smart fitness equipment also provides interactivity and entertainment, increasing user engagement and enthusiasm.

55

ZHONGXING HOLDING GROUP LTD also attaches importance to the promotion and practice of inclusive sports. Through cooperation with communities, schools and other institutions, ZHONGXING HOLDING GROUP LTD creates national fitness activities and events to provide diverse sports options for people of different ages, genders and occupational backgrounds. These activities not only promote physical health, but also enhance social communication and teamwork. Through the efforts of Puhui Fitness Base, ZHONGXING HOLDING GROUP LTD provides equal opportunities for everyone to participate in fitness activities and promotes the development of national fitness.

ZHONGXING HOLDING GROUP LTD is committed to using scientific and technological innovation and smart fitness concept to improve the physical fitness of all people. Through the application of sports health solutions and intelligent fitness equipment, ZHONGXING HOLDING GROUP LTD not only meets people's needs for fitness, but also provides users with convenient, scientific and efficient fitness methods. ZHONGXING HOLDING GROUP LTD is committed to promoting the popularization and development of national fitness and helping everyone achieve the goal of healthy life. ZHONGXING HOLDING GROUP LTD is engaged in the retail business of fitness equipment; Design, development and retail of smart wearable fitness series; Intelligent analysis fitness equipment and data analysis system design and technology development; Operation and maintenance of intelligent gym chain and Puhui Fitness Base; Universal fitness training services, sub-health conditioning, etc. are currently mainly operated independently.

ZHONGXING HOLDING GROUP LTD aims to solve the problem of fragmented time for young people's fitness exercises. Through the chain of intelligent fitness centers, Zhongxing has formed a gathering place for professional counseling, and professional equipment can improve physical fitness more accurately. Through cooperation with government departments, fitness and sports associations, universities for the elderly and other institutions, combined with free public venues and common fitness equipment provided by the government, it not only solves the problem of employment and entrepreneurship of fitness promoters, but also deeply popularizes fitness sports. Through these basic scenarios, a huge number of membership systems and accurate data can be obtained. Provide a solid data foundation and membership system for precision fitness programs and customized fitness services; The use of online and offline intelligent fitness equipment, accurate access to members' physical data, through data analysis, tailored fitness programs, accurate and rapid improvement of national physical fitness.

Our Competitive Strengths

Through its unique and powerful online and offline linkage capabilities, ZHONGXING HOLDING GROUP LTD accurately matches individual needs with a powerful digital system to form personalized fitness programs. Through the analysis of the user's body index data, it provides users with a personalized systematic intelligent fitness program, changes people's unhealthy living habits and exercise methods, and solves the problem of declining physical fitness and sub-health of various people after the current epidemic.

ZHONGXING HOLDING GROUP LTD makes use of scientific digital intelligent fitness theory and data analysis system to become a competitive enterprise in the field of digital intelligent fitness. It breaks the geographical and social restrictions, so that people in different occupations and different ages who are restricted by traditional fitness conditions can achieve online physical fitness. The platform will use big data to identify physical data of objects, and provide them with unique intelligent fitness programs that are more suitable for individual personalization according to the data provided by the intelligent system.

56

ZHONGXING HOLDING GROUP LTD hopes that through intelligent equipment, big data analysis, digital operation and other high-tech equipment and digital operation tools, through the physical exercise fitness data collection system and digital big data analysis system, To create an intelligent fitness program database based on the update of users’ own health and fitness needs. At the same time, through the layout of offline stores, to serve ZHONGXING HOLDING GROUP LTD’s customers. Under the trend of population aging, the demand for the elderly to pursue health is increasing, and how to carry out scientific and effective physical fitness activities for the elderly also has certain limitations, this market is currently in a rapid development stage, but it is a relatively blank place.

Combined with the development plan of ZHONGXING HOLDING GROUP LTD, its competitive advantages can be summarized as follows:

(1) User data. ZHONGXING HOLDING GROUP LTD accurately matches individual needs with a powerful digital system through its unique and powerful online and offline linkage capabilities. The combination of online and offline can attract more user traffic and help ZHONGXING HOLDING GROUP LTD effectively expand its market share.

(2) Professional services. ZHONGXING HOLDING GROUP LTD can use the development of scientific digital operation system and accurate fitness exercise data analysis methods, as well as supporting accurate intelligent wearable devices that can confirm rights digitally. Through the analysis of human index data, to provide users with a set of scientific data accurate analysis based on their own individual systematic intelligent fitness program, to help users better improve unhealthy living habits and exercise methods, so as to achieve effective fitness.

(3) Brand awareness. ZHONGXING HOLDING GROUP LTD will build and form well-known brand benefits through the investment and distribution of various advertisements, as well as the company's own high-quality service level, diversified service content and innovative business scope with The Times, so as to help the company stand out in the fierce market competition.

(4) Diversified service content. ZHONGXING HOLDING GROUP LTD will provide diversified service content according to different needs of social groups, including online services and offline services, to help users better meet their needs, improve user satisfaction and loyalty, and thus lock user traffic.

(5) Social media channels. ZHONGXING HOLDING GROUP LTD will promote the company through various social media channels. This can help enterprises promote their own services and attract more users. At the same time, through the online social platform, ZHONGXING HOLDING GROUP LTD can better promote the communication and interaction between enterprises and users. More in-depth understanding of users in the economic conditions and cultural background of contemporary society for their own health requirements and body aesthetic needs.

Our Opportunities

Under the background of the current Internet development, scientific and technological progress and favorable policies, the sports and fitness industry is showing a trend of sustainable development. Especially since the outbreak of COVID-19, people have paid more attention to sports and fitness, which has also accelerated the online penetration of the fitness industry, and online fitness has developed rapidly. However, in the open social space, it is difficult to form a dominant situation. Due to the diversification of market demand, people have different preferences for fitness methods and content, so there are many competitors to participate in the competition situation. Although the market competition is fierce, it also provides an opportunity for ZHONGXING HOLDING GROUP LTD to seize the market opportunity.

ZHONGXING HOLDING GROUP LTD As a competitive enterprise, in the current international situation, we should take the initiative to adapt to the changes in market demand, actively look for development opportunities and seize the first opportunity.

57

First, companies should pay close attention to consumers' needs and preferences for online fitness, and launch more personalized and differentiated products and services for different groups of people. Secondly, the company should strengthen the cooperation with relevant enterprises and achieve rapid development through the cooperation mode of resource sharing and mutual benefit. At the same time, the company also needs to increase the investment in scientific and technological innovation, the use of artificial intelligence big data analysis and other advanced technical means, improve the product research and development and operation efficiency, to provide consumers with a better experience.

In addition, in the international market, ZHONGXING HOLDING GROUP LTD should also actively expand overseas markets and find more partners and customers. Through the development of scientific internationalization strategy, and combined with the local market demand and cultural characteristics, to promote the rapid development of the company in the overseas market.

In short, the current international situation provides a broad development space for ZHONGXING HOLDING GROUP LTD to seize the market opportunity. The company can achieve its own rapid development and market leading position by paying close attention to market demand, strengthening cooperation, increasing investment in scientific and technological innovation, and expanding overseas markets.

Our Weaknesses

ZHONGXING HOLDING GROUP LTD Is a high-tech digital sports operation company, its operating weakness can be analyzed from many aspects, the following are some possible reasons:

(1) Fierce market competition. There is fierce competition in the digital sports operation market, and major companies are getting involved in this field to provide various innovative solutions. Instead, a fledgling high-tech digital sports operator is struggling to stand out in the market from competitors that have established brands and customer base.

(2) Technical problems. High-tech digital sports operating companies need to be equipped with advanced technological capabilities to meet users' needs for technologies such as real-time data, virtual reality and augmented reality. But the development and application of these technologies require a lot of capital and human resources, especially for startups, which is often difficult to bear these risks and costs.

(3) Lack of a stable profit model. In the field of digital sports operations, the profit model is not clear, and companies often rely on advertising revenue, event operation service fees or cooperation with brands to obtain revenue. However, due to fierce competition, advertisers have limited platforms willing to spend money, and working with brands also needs to build a reliable user base and brand image, which is a challenge for startups.

(4) It is difficult to cultivate and retain users. High-tech digital sports operators need to attract users, cultivate user engagement and keep users active. However, this requires continuously providing valuable content and experiences, as well as interaction and engagement with users. For start-up companies, they often lack enough resources and capabilities to meet the needs of users, resulting in the loss of users.

(5) Regulations and policy restrictions. Digital sports operation involves the collection, storage and use of user data, and some countries and regions have formulated strict regulations and policies on personal privacy and data security. High-tech digital sports operating companies need to spend a lot of energy and resources to ensure that the relevant protection of user privacy and data security.

58

In general, high-tech digital sports operating companies are facing operational weakness in terms of fierce market competition, technical problems, unstable profit model, difficulties in user training and retention, and regulatory and policy restrictions. To solve these problems requires the company to have innovation ability, financial strength and effective marketing strategy, and to cooperate with relevant government departments and industry institutions to jointly promote the development of digital sports operation industry.

Our Threats

ZHONGXING HOLDING GROUP LTD is a high-tech digital sports operating company that faces many threats in its development. Here are some possible threats:

(1) Technological change. With the continuous progress and innovation of science and technology, new technologies and solutions continue to emerge. For high-tech digital sports operating companies, if they fail to grasp and apply new technology, they may be surpassed by competitors. For example, the rise of virtual reality, augmented reality and other technologies may make the traditional digital sports operation mode uncompetitive.

(2) Competitors. There is fierce competition in the digital sports operation market, and major companies are getting involved in this field to provide various innovative solutions. Competitors that have established brands and customer base often have more resources and experience and are easier to acquire users and brand partners. If high-tech digital sports operators cannot effectively compete with their competitors, they risk being eliminated.

(3) Changes in user needs. The user needs of the digital sports operation are constantly changing, and the high-tech digital sports operation companies need to constantly update and adjust their products and services to adapt to the changing market demand. If the company fails to meet the needs of users in time, it may lead to user loss and market share decline.

(4) Safety risks. Digital sports operators need to process a large amount of user data, including personal information, transaction records, etc. If the company's data security measures are not in place, it will face security risks such as hacker attacks and data leakage. This will not only affect the company's reputation and user trust, but also be punished by laws and regulations.

(5) Regulations and policy restrictions. Digital sports operation involves the collection, storage and use of user data, and some countries and regions have formulated strict regulations and policies on personal privacy and data security. If high-tech digital sports operating companies fail to comply, they may face serious consequences such as fines and suspension for rectification.

(6) The economic environment is unstable. The instability of the economic environment is also a threat faced by high-tech digital sports operating companies. Economic recession, financial crisis and other situations will lead to the contraction of corporate investment and the decline of consumer purchasing power, which will affect the profitability and business expansion of companies.In general, high-tech digital sports operating companies face threats from technological change, competitors, user demand changes, security risks, regulatory and policy restrictions, and instability of the economic environment in the development process. The key to addressing these threats is to keep the technology leading, provide innovative solutions, build strong brands and user groups, while operating in compliance, and timely adapt strategies to meet changes in the market.

Our Strategies

ZHONGXING HOLDING GROUP LTD is a fitness enterprise leading the trend of The Times. It has carried out bold exploration and reform and innovation for the traditional fitness and health management mode, and formed a digital fitness ecological innovative business model. This mode includes community fitness integral mode, digital intelligent fitness chain mode and integrated business fitness alliance mode.

59

(1) Community fitness points model. The company creates a new fitness points ecosystem, quickly forms a national fitness data drainage entrance, and forms a multi-billion member system. By using the public fitness venues and facilities provided by the government, exercisers can obtain green fitness points through daily fitness exercises. The benchmark of green fitness points is converted into coupons for exercise and fitness in professional fitness venues or purchase of fitness equipment products, and the entry point discount accumulated by exercisers' daily consumption and the consumer capital profit created is transformed into a points quantization system. Detonate and improve the new efforts of users, accelerate the promotion of new expansion mechanisms, continue to stimulate the vitality of consumer fitness, promote the deep integration of online and offline, have more public fitness communities, form big data membership systems, create countless business opportunities and empower business ecosystem profit points, For professional fitness promotion channels, product attention, reputation, loyalty, traffic data, marketing model, science and technology research and development, brand promotion and other resources redistribution, to create a hot storm eye drainage fitness track, so that mass fitness become a popular sport, to achieve the dual benefits of fitness exercise and fitness consumption redistribution.

(2) Digital intelligent fitness chain model. ZHONGXING HOLDING GROUP LTD establish independent innovation of fitness course research and development system, mechanical system, health management system, health conditioning system, through the digital operation technology system, realize the headquarters of unified management, unified promotion, unified sales, unified support of digital fitness chain, build diversified ecological digital fitness industry chain service platform. Company with a unique innovation of online course training system, partnership mechanism, development of national regional agents and franchisees chain system, online multi-channel promotion recruitment of students, the whole store output, expand replication, marketing channels covering electric business platform, new media marketing platform, TikTok live mainstream new media marketing matrix, at the same time and sports fitness association, government departments, the elderly university departments to cooperate, innovative business system and fully implement application. Through the franchise chain mode of direct digital operation, the company covers the fitness industry ecosystem with "online + offline + all-channel" and the "shared partner + Zhongxing Course + comprehensive service system" to build a tens of millions of level digital member community system.

(3) Integrated business form of fitness alliance mode. ZHONGXING HOLDING GROUP LTD to fitness industry chain upstream and downstream quality intelligent products and formats, fusion of high-end custom gym enterprise, intelligent fitness equipment enterprises, big health conditioning supply chain enterprises, Internet membership integration system, etc., all channels to cooperation, form a big data system, fusion of private custom, high-end fitness consumption, digital industrialization services in the field of value shaping and multiple benefits, win-win development.

Secondly, ZHONGXING HOLDING GROUP LTD also pays great attention to sales and promotion channels, the main ways are:

(1) New media network platform promotion.Build your own brand on Twitter, Instagram, Tiktok and other social media platforms, promote your services and products, connect with potential customers, and increase exposure and awareness.

(2) Join the chain regional agency. By winning the regional agency right, in the region according to the specific market conditions to open a number of branches, the formation of a national market promotion layout.

(3) Member system digital import and joint promotion platform. Through the analysis of big data, advertise to potential customers at appropriate times and scenarios, such as providing physical fitness services for people with higher fitness needs and those who contact physical fitness for the first time.

(4) Partner marketing. Cooperate with relevant enterprise franchisees, such as sports equipment shopping malls, sports clubs, etc., let them recommend their own services and products to customers, improve visibility and exposure rate.

60

(5) Recommendation and word-of-mouth marketing. By providing high-quality services and products, the students who buy the services and products are satisfied and leave good praise, so that more potential customers in the wait-and-see stage can understand and serve, and improve the visibility and exposure rate.

In the future, ZHONGXING HOLDING GROUP LTD proposed layout headquarters operation center, the construction of three intelligent equipment production base, build thousands of online and offline family fitness appliance sales and intelligent fitness services in the integration of chain network, intelligent fitness products covering family fitness, commercial fitness, national fitness, elderly fitness, fitness, fitness, campus sports, special solutions such as products and the pratt & whitney fitness training services, sub-health conditioning, etc. Using scientific digital intelligent fitness theory scheme and data analysis system, strive to become the industry first in the field of digital intelligent fitness, continuous innovation, the introduction of high-tech digital analysis technology, enhance their core competitiveness, customized promotion fitness plan and fitness equipment, in the future in the volume size, brand awareness, product quality comprehensive become a digital national intelligent fitness industry benchmarking brand.

Our Products and Services

ZHONGXING HOLDING GROUP LTD committed to the research and development of industry-leading sports and health solutions and intelligent fitness equipment. ZHONGXING HOLDING GROUP LTD business scope covers the production and sales of fitness equipment; design, development, production and sales of intelligent wearable fitness series; design and technology development of intelligent analysis fitness equipment and data analysis system; operation and maintenance of intelligent gym chain and inclusive fitness base, sub-health training service, etc.

ZHONGXING HOLDING GROUP LTD is a company that has developed a number of fitness equipment products, smart wearable fitness products and intelligent analysis of fitness equipment and data analysis system. As a company focused on the fitness field, ZHONGXING HOLDING GROUP LTD is committed to providing users with a full range of fitness solutions.

First, ZHONGXING HOLDING GROUP LTD has developed a series of fitness equipment products designed to meet the fitness needs of different users. These products include aerobic equipment, strength training equipment, core training equipment, etc., covering a variety of different types of fitness equipment. These devices not only have a high-quality manufacturing process and comfortable use experience, but also can interact with users through intelligent technology to provide personalized fitness guidance and training programs.

Second, ZHONGXING HOLDING GROUP LTD has also launched a series of smart wearable fitness products to meet users' needs for convenience, real-time monitoring and analysis of their own health conditions. These products include smart wristbands, smart watches, etc., which can monitor users' heart rate, steps, sleep quality and other health indicators in real time, and conduct data analysis and fitness plan formulation through mobile APP or cloud platform, providing users with personalized fitness guidance and health management.

In addition, ZHONGXING HOLDING GROUP LTD has also developed an intelligent fitness analysis equipment and data analysis system designed to help users better understand and analyze their fitness data. Through the built-in sensors and intelligent technology, these fitness equipment can collect the user's exercise data in real time, and process and analyze these data through the analysis system, providing comprehensive and accurate exercise assessment and training recommendations.

61

National fitness is not only a fashionable habit among modern young people, but after the epidemic, professionals and the elderly have also accelerated the improvement of fitness awareness and concepts, becoming a popular health action suitable for students, young people, professionals, middle-aged and elderly people and other groups. ZHONGXING HOLDING GROUP LTD has solved the problem of fragmented time for young people's fitness exercises, and has formed a gathering place for professional coaching through a chain of intelligent fitness centers. Professional equipment can more accurately improve physical fitness; Through cooperation with government departments, fitness and sports associations, universities for the elderly, and other institutions, combined with free public venues and public fitness equipment provided by the government, we have not only solved the employment and entrepreneurship problem of fitness promoters, but also deeply popularized fitness activities. Through these basic venues, we can obtain a massive membership system and precise data, providing a solid data foundation and membership system for precision fitness projects and customized fitness services; By utilizing intelligent fitness equipment both online and offline, we can accurately obtain member body data. Through data analysis, we can tailor fitness plans to accurately and quickly improve the national physical fitness.

Our Business Model

ZHONGXING HOLDING GROUP LTD is a fitness enterprise leading the trend of The Times. It has carried out bold exploration and reform and innovation for the traditional fitness and health management mode, and formed a digital fitness ecological innovative business model. This mode includes community fitness integral mode, digital intelligent fitness chain mode and integrated business fitness alliance mode.

I. Community fitness points mode. ZHONGXING HOLDING GROUP LTD create a new fitness points ecosystem, quickly form a drainage entrance of national fitness data, and form a billions of million-level membership system. Using public government-provided fitness venues and fitness facilities, Exercisers can get green fitness points through their daily fitness activities, Green fitness points will be converted into deduction coupons for professional fitness venues or purchasing fitness equipment products, Seize the integral discount accumulated by the daily consumption into the integral quantitative system, Detonate the new efforts to increase users, We will accelerate the new capacity expansion mechanism, Continue to stimulate consumer fitness vitality, Promote the deep integration of online and offline services, With more mass fitness communities, Form a big data membership system, Create countless business opportunities and empower the business circle ecosystem profit points, For professional fitness promotion channels, product attention, reputation, loyalty, flow data, marketing mode, scientific and technological research and development, brand promotion and other resources redistribution, Create a hot eye of storm drainage fitness track, Make public fitness a universal exercise, Realize the double benefits of fitness exercise and fitness consumption benefits.

II. Digital and intelligent fitness chain mode. ZHONGXING HOLDING GROUP LTD established the independent innovation of the fitness course research and development system, body mechanics system, health management system and sub-health conditioning system, and relying on the digital operation technology system, to achieve the headquarters of the unified management, promotion, sales and support of the digital fitness chain. ZHONGXING HOLDING GROUP LTD through the online course training system and partnership mechanism, develop the national regional agent and franchise chain system through multi-channel recruitment promotion, and promote the mainstream new media marketing matrix such as e-commerce platform, new media marketing platform and Douyin Live. At the same time, ZHONGXING HOLDING GROUP LTD cooperates with sports and fitness associations, government departments and universities for the elderly to fully implement the application and build a diversified and ecological digital fitness industry chain service platform. Through the above measures, ZHONGXING HOLDING GROUP LTD covers the fitness industry ecosystem with online + offline + all-channel, and builds a community system of tens of millions of members with the "shared partner + Zhongxing course + comprehensive service system".

Ⅲ. Fitness alliance mode of combined business format. ZHONGXING HOLDING GROUP LTD to fitness industry chain upstream and downstream quality intelligent products and formats, fusion of high-end custom gym enterprise, intelligent fitness equipment enterprises, big health conditioning supply chain enterprises, Internet membership integration system, etc., all channels to cooperation, form a big data system, fusion of private custom, high-end fitness consumption, digital industrialization services in the field of value shaping and multiple benefits, win-win development.

62

Competition

When it comes to fitness technology companies, we have to mention Peloton Interactive, Inc. Peloton Interactive, Inc is a US-based listed fitness equipment and home fitness company founded in 2012 and based in New York, co-founded by John Foley, Tom Cortese, Yony Feng, Graham Stanton and Hisao Kushi. They bring fitness classes guided by top fitness coaches to clients around the world live, and combine exercise performance metrics with social interaction to make the fitness experience not only effective but also enjoyable. Peloton Interactive, Inc combines live broadcast courses and on-demand fitness library, and has become an Internet fitness enterprise integrating "fitness equipment + content + technology". Peloton Interactive, Inc's main products are indoor fitness bikes, treadmills, rowing machines and other wearable devices, equipped with LCD screens that can connect to Peloton Interactive, Inc's subscription digital content platform.

In 2022, in the face of declining market demand, supply chain layout, cash flow, stock price decline, and market value evaporation, the CEO Barry McCarthy of Peloton Interactive and Inc urgently discussed with the senior management and adopted the following important strategies:

Peloton Interactive, Inc reaffirmed its position as a luxury brand by raising the price of its flagship bicycle and treadmill products in the United States. By re-refining and re-designing, Bike + will rise $500 to $2,495 (base), while the Tread will rise $800 to $4,295 (base). In the same year, Peloton Interactive, Inc successively closed stores in expensive malls and other premium retailers to cut costs. On the supply chain side, the acquisition of other similar manufacturers is temporarily suspended; and the company needs more reviews. By 2023, Peloton Interactive, Inc's global workforce decline is flat from 2020.

From 2022, Peloton Interactive and Inc will change their marketing strategy, pay more attention to customer experience, and provide more excellent product upgrades. Peloton Interactive, Inc encourages users to participate, inviting users to compete with each other and track their progress in real time. Peloton Interactive, Inc listens to its user base. After completing the exercise, members are asked to immediately check the exercise and make targeted suggestions to encourage users to try other courses. Peloton Interactive, The Inc marketing strategy includes an advanced film studio that produces about 950 original programs per month. The studio has top producers, some of whom have won Emmy Awards for their outstanding production.

Peloton Interactive, Inc continues to launch the latest and best products, which is why users sign up and stay. To stay away from cycling, choose yoga, stretching, and even sleep meditation. As theme training became popular in Peloton Interactive, Inc's community platforms, The company decided to partner with influential celebrities. Like Peloton Interactive, Inc has announced a multi-year partnership with Beyonce Knowles to produce thematic training for its members.

Peloton Interactive, Inc is actively working with multiple platforms to expand its user base and market presence. For example, Peloton Interactive, Inc. cooperate with Apple Inc. to enable users to track fitness data during the fitness process by integrating the applications of Peloton Interactive, and Inc into Apple Watch and share fitness results with other users. Peloton Interactive, Inc has partnered with Amazon to sell its products on the Amazon platform, which allows users to buy Peloton Interactive, Inc devices through Amazon and get Amazon's delivery and after-sales service. Peloton Interactive, Inc has worked with music streaming platform Spotify to launch exclusive music playlists to add power and fun to users' fitness experience.

The loyalty created by optimizing customer service from the way the brand was found online is considerable. According to statistics, 55.71% of the traffic comes from direct traffic, 38.36% comes from search, fanatical fan tribes share the brand with friends, and the praise rate has been greatly improved. So far, Peloton Interactive, Inc, has more than 6.6 million fan members, 90% of which maintain membership for more than a year.

63

For the third quarter of fiscal year 2023, Peloton Interactive, Inc. lost only $55.3 million in free cash flow, ended March 31,2023. That's much better than losing $746.7 million in the year-earlier period, and as the Wall Street Journal discussed its next corporate strategy, Barry McCarthy talked about a few key points:

(1) Global market expansion. Peloton Interactive, Inc plans to further expand its global market share. It has now launched products in Canada, the United Kingdom, Germany and Australia, and has achieved some success. In the future, the company will continue to expand into the international market, enter more countries and regions, to increase the number of users and revenue sources.

(2) Product innovation and diversification. Peloton Interactive, Inc will continue to invest in product innovation, to continuously improve and develop new fitness equipment and accessories. It will also expand its digital content library and launch a wider variety of fitness classes and activities to meet the needs and preferences of different users.

(3) Technology integration and improvement. Peloton Interactive, Inc will continue to integrate the latest technologies to improve the user experience and product features. At present, functions such as automatic adjustment resistance and intelligent interactive screen have been introduced, and the application of new technologies such as virtual reality VR and augmented reality AR may be further explored in the future. This will bring users to a more immersive and personalized fitness experience.

(4) User social interaction: Peloton Interactive, Inc will continue to pay attention to the importance of user social interaction. The company's platform allows users to interact with coaches and other users to share fitness outcomes and experiences.In the future, Peloton Interactive, Inc may further develop social functions, such as online group discussions, competition challenges, to promote interaction and communication between users.

(5) Brand development and cooperative partnership. Peloton Interactive, Inc will continue to expand the brand and build partnerships with other companies. By working with established brands and individuals, such as famous coaches, athletes and celebrities, Peloton Interactive, Inc, can further enhance the brand image and user appeal.

(6) Continuous improvement of the user experience. Peloton Interactive, Inc will continue to focus on the user experience and continue to improve its products and services. User feedback and data analysis will optimize the functionality and interface to ensure that users have a top fitness experience.

Overall, Peloton Interactive, Inc., as a leading fitness technology company, has been committed to providing a high-quality indoor fitness experience. Their development strategies still include global market expansion, product innovation and diversification, technology integration and improvement, user social interaction, brand development and partnerships, and continuous improvement in the user experience. By continuously meeting user needs and supporting technological innovation and partnerships, Peloton Interactive, Inc is expected to achieve continued growth and market expansion, further consolidating its leadership in fitness technology.

In the future, ZHONGXING HOLDING GROUP LTD company will also learn from and reference the excellent business strategy of Peloton Interactive and Inc, to further improve their brand competitiveness and influence, and strive to occupy an important position in the market.

64

Our Marketing and Sales

Sales and promotion channels are crucial to the development of high-tech digital sports operating companies. Here are ZHONGXING HOLDING GROUP LTD's main sales and promotion channels:

(1) Promotion of new media network platform. Use Twitter, Instagram, Tiktok and other social media platforms to build a brand image, connect with potential customers by publishing content about the company's services and products, and increase exposure and awareness. Content can be updated regularly to attract attention and interaction, and attract more users to understand and use the company's products and services. At the same time, the social media advertising function is used to accurately target specific groups to improve the market coverage and conversion rate.

(2) Join the chain regional agency. Through the establishment of agency relations with partners in various regions, the company's services and products are introduced into various cities and regions, forming a multi-point layout of the national market promotion. Through our joint efforts with local partners, we will increase our market share and enhance our brand awareness and awareness.

(3) Member system digital import and joint promotion platform. Through big data analysis and personalized recommendation algorithm, advertising is targeted to the interests and needs of potential customers, and potential customers are guided to the company's membership system. Use the interactive function of the membership system to establish closer contact with potential customers, and provide personalized service and recommendations. At the same time, through the joint promotion platform, cooperate with other enterprises to jointly promote the company's services and products, to achieve mutual benefit and win-win results.

(4) Partner marketing. Cooperate with related enterprise franchisees, such as sports equipment shopping malls, sports clubs, etc., through establishing cooperative relations with these enterprises, let them recommend the company's services and products to their customers. Expand market penetration and visibility through mutual benefit with partners.

(5) Recommendation and word-of-mouth marketing: By providing high-quality services and products, students who purchase services and products will be satisfied and leave praise, and actively show positive user comments and feedback on social media and online platforms. Use the word of mouth effect to attract more potential customers' attention to the company, and improve the reputation and exposure of the brand.

Through the combined application of the above sales and promotion channels, ZHONGXING HOLDING GROUP LTD can gain greater influence and competitive advantage in the market. The combination of different channels will help the company reach more potential customers and build good relationships with them, thus making the company grow and grow.

Our Customer Base

National fitness is not only a fashion habit of modern young people, but also gradually become a common action for other people to pay attention to and participate in. Especially after the epidemic, professionals and the elderly have also accelerated their awareness and concept of fitness, which is promoting the popularization of fitness activities to a wider range of people.

First of all, fitness is of great significance for the students. In today's society, students are facing a lot of academic pressure, and regular participation in fitness activities can help them release the pressure, adjust their physical and mental state, and improve their learning effect. In addition, fitness is also conducive to cultivating their good living habits and exercise awareness, to develop lasting physical health and good physical quality.

At the same time, young people also play an active role in the national fitness wave. The younger generation is very concerned about pursuing physical fitness and maintaining good physical fitness, proactively participating in various fitness campaigns as part of their lifestyle. Young people are keen on fitness exercise, which not only help to enhance physical fitness and build a good image, but also help to promote social interaction and reduce work pressure.

65

Professionals are also gradually joining the ranks of national fitness. In a fast-paced, high-stress workplace environment, professionals participating in fitness activities can help release stress, relieve physical and mental fatigue, and improve work efficiency and focus. Fitness can not only help them maintain a good body and health, but also the key to preventing disease and improving immunity. Therefore, more and more professionals include fitness in their daily life and use it as a necessary means to maintain personal health.

In addition, the middle-aged and elderly people are accelerating to enhance the awareness and concept of fitness. With the popularization of medical conditions and health knowledge, the middle-aged and older people recognize the importance of maintaining a good physical condition to prolong the life span and improve the quality of life. Fitness activities can help them improve their physical fitness, improve blood circulation, improve muscle strength, increase flexibility and other needs. Therefore, more and more middle-aged and elderly people join in the fitness exercise, through scientific training and guidance to improve their own health level.

To sum up, national fitness is not only suitable for students, young people and professionals, but also attracts more and more middle-aged and elderly people to join them. It has become a universal health action that has a positive impact on people's physical and mental health and quality of life. Both the young people who pursue fashion and the middle-aged and elderly people who pay attention to health care can realize the dual benefits of physical health and mental pleasure by participating in the national fitness activities. Therefore, ZHONGXING HOLDING GROUP LTD is aimed at different people of all ages and classes, and is not limited to a certain group.

Our Quality Control

As a high-tech digital sports operation company, ZHONGXING HOLDING GROUP LTD quality control management is an important link to ensure the quality of products and services and improve user experience. Quality control management usually includes process management, quality assessment and monitoring, risk management, supply chain management and data analysis and improvement, etc.

I. Process management is the basis of quality control management. For the different business links of digital sports operation companies, a clear standard operation process (SOP) is established to ensure that each task can be carried out according to a unified standard, so as to avoid quality problems caused by personal differences. Improve efficiency and accuracy by not optimizing the process. Monitor the key process links, and use the process management tools to track and monitor, to ensure that the quality of each link meets the standards. For example, use project management tools to ensure the project is as planned and use collaborative platform for collaborative management to ensure collaborative efficiency of the team. Establishing a problem feedback mechanism is also an important part of the process management. It is inevitable that problems will occur in the operation process. Stimulate problems and take corrective measures is an important link of quality control. By establishing a problem feedback mechanism, employees can report problems in a timely manner, and the management can respond and solve problems quickly. This can be achieved through internal communication platforms, problem reporting systems, etc.

II. Quality assessment and monitoring is an important means to ensure the quality of products and services. The quality of products and services can be assessed by a user satisfaction survey. By designing reasonable questionnaires and regularly investigating users to understand their satisfaction, needs and suggestions on products and services. By analyzing user feedback, products and services can be adjusted in time, and constantly improved and optimized. Product function and performance testing is also an important means of quality assessment. By developing a detailed test plan and test cases, the functions of the product are fully tested to ensure that it meets the expectations. At the same time, the product also needs to evaluate the performance of the product, including the server response time, loading speed and other indicators to test, and ensure the stability of the product under high load conditions. Analysis of user behavior data is also an important means of quality assessment and monitoring. Through the use of big data technologies and tools, in-depth analysis of users 'browsing behavior click behavior and purchase behavior, to understand users' preferences and needs, and optimize product design and functions, to improve user experience.

66

Ⅲ. Risk management is also a link that cannot be ignored in quality control management. The risks faced by high-tech digital sports operating companies include technical vulnerabilities and security risks, compliance risks, competition risks, etc. By establishing a risk assessment mechanism, identify and evaluate the risk factors that may affect the quality of products and services, and take corresponding measures to prevent and manage them, so as to minimize the impact of risk on quality. For example, technical vulnerabilities and security risks are common risk factors. In order to reduce the emergence of technical vulnerabilities, companies need to establish appropriate development processes, including code review, automated testing, etc., to ensure the stability and security of the code, and at the same time to conduct network security testing for products to ensure the security of user data.

IV. Supply chain management is also an important link in quality control management. Digital sports operating companies often rely on suppliers and partners for their products and services. Establish a good supplier management mechanism to ensure that the products and services of suppliers meet the quality requirements of the company, solve problems in the supply chain, and ensure the quality stability of products and services.

V. Data analysis and improvement are the key links of quality control management. By collecting and analyzing large amounts of data to understand user needs and behaviors, find potential problems and room for improvement, and make decisions and improvements based on data results. Data analysis can be realized through user behavior analysis tools, business data analysis tools, etc., to help companies better optimize their products and services.

To sum up, the quality control management of high-tech digital sports operation companies needs to comprehensively consider many factors, such as process management, quality assessment and monitoring, risk management, supply chain management and data analysis and improvement. Through the establishment of a sound quality control management system, to continuously improve the quality of products and services, improve user experience, and achieve the long-term sustainable development of the company.

Warranty and After Sales Services

With the rapid development of the Internet, high-tech digital sports operation companies have gradually become an important part of the sports industry. However, in the products and services of high-tech digital sports operation companies, after-sales service, as an important link to ensure user satisfaction and loyalty, needs to be fully valued and reasonably planned. High-quality after-sales service can not only improve user satisfaction and loyalty, but also bring more business opportunities and word-of-mouth effect to the company. ZHONGXING HOLDING GROUP LTD should play the following important roles in after-sales service:

I. Maintain the product image. Good after-sales service can enhance the company's image and brand value, increase user trust, so as to attract more users to choose the company's products and services.

II. Solve user problems. After-sales service helps to timely solve the problems and puzzles encountered by users in the process of use, provide technical support, ensure the normal use of users, and enhance users' confidence in the product.

Ⅲ. Collect user feedback and suggestions. Through communication and feedback with users, after-sales service can help companies understand user needs and pain points, and then improve and optimize products, enhance user experience, and increase user stickiness.

67

IV. Establish long-term cooperative relations. High-quality after-sales service not only meets the short-term needs of users, but more importantly, it is able to establish a long-term and stable cooperative relationship with users to promote sustainable business growth.

As a high-tech digital sports operation company, ZHONGXING HOLDING GROUP LTD will establish a perfect after-sales service process, so that the after-sales service can efficiently and quickly respond to user needs, aiming to find problems and propose improvement solutions to improve user satisfaction and company competitiveness. Specifically, the ZHONGXING HOLDING GROUP LTD's after-sales service process includes the following links:

I. After-sales service contact point. To provide users with a variety of convenient after-sales service contact methods, such as telephone, online customer service, mail, etc., to ensure that users can communicate and consult with after-sales personnel anytime and anywhere.

II. Service request registration. Keep users' personal information and service request records to provide accurate basis and reference for subsequent services and improve service efficiency.

Ⅲ. Fault diagnosis and resolution. Establish a professional technical support team, quickly and accurately diagnose users' problems, and provide effective solutions.

IV. Service feedback and follow-up. Collect user feedback and suggestions in time, and evaluate the effectiveness of the solution to ensure that the problems are improved and solved.

Government Regulation

The regulatory environment of high-tech digital sports operators may vary in different countries because it is influenced by different national laws and regulations and social cultures. Here are some of the factors that could influence the regulatory environment for high-tech digital sports operators:

(1) Laws and regulations. For example, some countries encourage the development of high-tech digital sports operating companies, while others neither encourage nor suppress them. In addition, different laws in different countries will also have different provisions on the definition of fitness devices and the category of marketable devices. In terms of laws and policies, the state has strengthened the requirements for orderly competition and open connectivity among Internet enterprises, prohibited the abuse of dominant market position and monopoly operation, created more living space for new participants, and formed a healthy, fair and orderly environment for development.

(2) Social culture. In different countries' social cultures, high-tech digital sports operation companies may encounter different concepts. For example, in some countries' societies, people may pursue a slender and slender body aesthetic, while others place greater emphasis on individual physical fitness and health. In addition, the cultural concepts of different countries can also have an impact on the service content and methods of high-tech digital sports operation companies.

(3) Regulators. Different countries have different regulators for high-tech digital sports companies. In some countries approve high-tech digital sports companies, while those in some countries may pay more attention to supervision and management.

(4) Market competition. High-tech digital sports operating companies in different countries. Some countries may be more competitive, while others may be relatively moderate.

68

(5) Source of funds. In some countries, high-tech digital sports operators may have government funding or policy support, while in others, high-tech digital sports operators may operate mainly on private funds.

Therefore, the analysis of the regulatory environment of high-tech digital sports operating companies needs to consider many factors, such as laws and regulations, social culture, regulatory agencies, market competition and funding sources.

Here are some examples of the different regulatory measures in the three countries:

(1)The United States. Us government regulation of digital sports operators is dominated by the Federal Trade Commission (FTC) and the Justice Department. The Federal Trade Commission (FTC) oversees the company's marketing and advertising campaigns, as well as regulating the collection and use of user data. The Justice Department handles antitrust and antitrust issues. The Federal Communications Commission (FCC) is also involved in regulating the communications services of digital sports operating companies, such as Internet service providers (ISP). In addition, there are some state agencies in the United States that regulate the behavior of digital sports operating companies.

(2)Australia. The Australian government's regulation of digital sports operators is dominated by the Australian Competition and Consumer Commission (ACCC). The role of the Australian Competition and Consumer Council (ACCC) is to ensure that companies do not abuse their dominant market position to protect consumers from misconduct. The Australian Competition and Consumer Council (ACCC) also oversees the collection and use of user data, as well as its advertising.

(3) Japan. Japan's digital sports operating companies are regulated by the Japan Trade Promotion Agency (JETRO) and the Japan Intellectual Property Association (JIPA). The Japan Trade Promotion Agency (JETRO) responsibilities include assisting foreign investors with business in Japan, while the Japan Intellectual Property Association (JIPA) handles intellectual property issues. In addition, the Japanese government has enacted a series of laws and regulations to limit the market dominance of digital sports operators.

Research and Development

ZHONGXING HOLDING GROUP LTD based on the open mobile social network and big data analysis platform, with online fitness equipment and intelligent fitness system as the main business direction, introducing the concept of national fitness, inclusive sports and intelligent fitness, leading the reform of online fitness applications.

ZHONGXING HOLDING GROUP LTD committed to finding new breakthroughs in mature markets. In recent years, due to the rapid development of the Internet, the scale of the online fitness market is growing. Especially since the outbreak of COVID-19 in 2020, big health has become a basic demand of people, and sports and fitness have received attention. The fitness industry has accelerated to online penetration, and the scale of online fitness market has grown rapidly. With the popularity of mobile network platforms, online dating and online fitness have spawned more business service models. In recent years, the fitness industry development, especially in the Olympic Games and other large international events and national policy encouragement, the fitness industry maintains stable development, gradually to low line city penetration, online synchronous development, fitness demand gradually upgrade, industry booming, has given rise to a variety of online fitness services, home fitness services and intelligent fitness equipment.

69

At present, the upstream of the fitness industry includes fitness equipment, coach training and course development; the midstream includes offline gym, O2O and fitness APP, covering all online and offline fitness scenarios; the downstream includes data management, social platform, information search and exercise peripheral to meet different derivative needs of consumers. As an existing cutting-edge IT technology, the Internet of Things, etc., it is expected to solve the pain points of online fitness: professionalism and precision by building an open ecosystem. There are a large number of sub-health people, no high quality products can prevent and improve, ZHONGXING HOLDING GROUP LTD establish independent innovation of fitness course research and development system, mechanical system, health management system, health conditioning system, through the digital operation technology system, headquarters unified management, unified promotion, unified sales, unified support of digital fitness chain, build diversified all ecological digital fitness industry chain service platform. For the lack of data analysis, weak personalized service, members of the specific body index data is not accurate, difficult to reach the user's pain points and demand, the lack of customized fitness solutions, the company through the human body index data analysis, provide users with a set of scientific data accurate analysis of suitable for their individual systematic intelligent fitness plan, scientific and accurate effectively improve the physical quality, widespread to reduce and prevent the incidence of chronic diseases, so as to reduce sub-health conditions. Is the sports fitness industry professionals and serious shortage of resources, to "online + offline + all channel" covering fitness industry ecological system, to "Shared partners + Zhongxing Course + full service system" build millions of digital member community system, promote the sports fitness industry professionals and resource utilization, improve the utilization rate of fitness resources use.

In the future, ZHONGXING HOLDING GROUP LTD will gradually expand its own strength and provide better services for users. Through investment, equity participation, strategic cooperation and other ways, gradually expand their own strength and influence, continue to build their own sports fitness service network platform, through the organic combination of online and offline, firmly follow up in the sports fitness service industry, to form their own brand effect.

Intellectual Property

ZHONGXING HOLDING GROUP LTD the intellectual property rights involved in the sports health solutions, mainly protect the legal rights of the knowledge and technology created in the development, production and sale of related products and services. Among them, the most likely types of IP involved by ZHONGXING HOLDING GROUP LTD are as follows:

(1) Invention patent. If a company has a unique technological innovation in the development of smart fitness equipment and sports and health solutions, it can apply for an invention patent to protect its exclusive rights in the field. The invention patent is aimed at the real technological innovation, which requires "novelty", "creativity" and " practicality. For example, the company may have developed an smart treadmill with intelligent sensing, data analysis and virtual training that could apply for a patent for the innovative technology.

(2) The utility model patent. In addition to invention patents, companies can also apply for utility model patents to protect the new structure, shape, or combination of products. Compared with invention patents, utility model patents have lower requirements, focusing on product appearance design and functional innovation. For example, the company can apply for utility model patents for the appearance design and structure of intelligent fitness equipment, in order to gain advantages in the market competition.

(3) Trademark. A trademark is a symbol used to divide the source of a product or service, which can be text, patterns, graphics, colors, etc. Companies can use unique trademarks for their smart fitness equipment and sports and health solutions, so that consumers can identify and identify the company's products. The registration of a trademark may provide legal protection against the unauthorized use of the same or similar trademark by others.

(4) Copyright. Sports and health solutions may involve the creation of software programs, algorithms, interface design, etc. These creations can be protected by copyright law. After the development of the software, the company can register the source code and related documents to ensure the exclusive rights and interests in these creations.

70

(5) Industrial design patent. The design of smart fitness equipment can also be protected by industrial design patents to ensure that other companies do not copy the appearance of the product. Industrial design patents mainly focus on the appearance and shape of the product, and ensure that the company has a competitive advantage in the market through patent protection.

In addition to the intellectual property types mentioned above, there are some other intellectual property rights that can be applied to intelligent fitness equipment and sports health solutions, such as integrated circuit layout design patent, copyright of training materials, and other specific protection strategies need to be formulated according to the company's business model, technological innovation points and market demand. Before applying for a patent or trademark, we will conduct sufficient patent and trademark searches to ensure that the requested intellectual property rights do not infringe upon the rights of others. In addition, timely application and maintenance of intellectual property is also very important, which can prevent the infringement of the company's technology and brand, and protect the company's interests and competitive advantages.

Legal Proceedings

ZHONGXING HOLDING GROUP LTD it mainly produces intelligent fitness equipment and provides sports and health solutions. The main types of lawsuits involved are as follows:

(1) Product liability litigation. In the process of producing intelligent fitness equipment, users may cause accidents or injuries if the product has design defects, manufacturing problems or potential risks. Victims can file a product liability lawsuit against the company for compensation for medical expenses, losses and mental distress. To avoid such litigation, we will develop a series of standards and management measures to ensure that the products meet the relevant quality standards and provide clear and adequate warnings and safety guidance.

(2) Intellectual property rights infringement litigation. As a high-tech digital sports operating company, we may face intellectual property infringement lawsuits brought by others against the smart fitness equipment and the sports and health solutions we provide, including patent infringement, trademark infringement and copyright infringement. To avoid this, we will carefully investigate and ensure that its products and solutions do not infringe on others' intellectual property rights, while applying to protect their own innovation.

(3) Contract disputes. Contracts between companies and suppliers, partners or customers may cause contractual disputes. For example, the supplier fails to provide the required parts on time, resulting in production delays or breach of the contract terms. In this case, the affected party may seek damages for default or demand performance of the contract. To reduce the risk of contract disputes, we will carefully review and clarify the terms of the contract to ensure that the parties understand and comply with the contractual obligations.

(4) Labor disputes. As a high-tech digital sports operating company, it has a large number of employees who may initiate labor disputes, such as wages, overtime pay, benefits, or termination. We will comply with local labor regulations, provide fair and reasonable working conditions, and ensure smooth communication with employees to reduce potential labor disputes.

(5) False advertising and publicity litigation. When promoting and marketing intelligent fitness equipment and solutions, the company may face false advertising lawsuits if it is suspected of false advertising or misleading consumers. Consumers or competitors may file a lawsuit to stop the false claims and compensate for related losses. Therefore, we should follow the principle of honesty and trustworthiness in the advertising campaign to ensure the accuracy and reality of the advertised products and solutions.

71

(6) Privacy and data security litigation. Companies may need to deal with lawsuits related to users' personal data and privacy. Privacy and data security lawsuits may be triggered if a company fails to properly protect users 'personal information, or if it collects, stores, or uses personal data without the user's consent. To avoid this situation, we will take a series of measures to strengthen data security management.

The above are some types of litigation that we may involve in, and the specific situation will also vary according to the company's business scope, market environment, compliance and other factors. To avoid litigation risks, we focus on compliance in our product development, marketing and operation processes, and work with a team of professional lawyers to regularly assess and manage legal risks.

Our Culture

I. Our corporate vision is "to pursue excellence, to create brilliance". Our company has the vision of excellence, and we are committed to achieving excellence and success in the industry. In the pursuit of excellence, we always strive to improve our ability and performance to achieve the highest standards in the industry. We believe that only by constantly improving ourselves can we achieve true excellence. At the same time, we also hope to establish partnerships with other companies and work together to achieve success and success. We believe that through cooperation, we can realize resource sharing and complementary advantages, so as to better meet customer needs and promote the development of the whole industry. We are willing to work with other companies to explore opportunities for innovation and share the joy of success. Our goal of excellence includes the spirit of continuous improvement and innovation, and we will continue to improve our professional quality and skills to learn and adapt to market changes. We believe that by continuously improving our capabilities and performance, we are able to provide our customers with higher quality products and services, while gaining a firm foothold in the industry and achieving the highest level of achievement.

II. Our corporate mission is to "strive to improve a better health fitness and a better future for the public". We will help the public improve their physical fitness by providing more marketable smart fitness equipment and more personalized sports fitness solutions, aiming to make people live a better future. In order to realize this mission, we will provide intelligent fitness equipment to meet the requirements of the market, we will continue to develop and improve intelligent fitness equipment, to meet people to fitness equipment innovation, functional diversity and the demand of the user experience, our equipment will have the characteristics of intelligent, convenient operation, to adapt to the different fitness needs and skill level. We will provide personalized sports health solutions, according to the needs and health goals of different people, provide personalized sports health solutions, through scientific evaluation and customized training programs, to help everyone find the most suitable for their own exercise, so as to improve their physical and health level. In addition to providing products and services, we will also actively advocate a healthy lifestyle, including good eating habits, moderate exercise, scientific rest, etc. We will cooperate with professional health institutions to carry out health publicity and education activities to guide the public to develop healthy living habits, so as to jointly create a healthy and upward social atmosphere.

Ⅲ. Our corporate values are "hard work, innovation, integrity and win-win". These values run through our working attitude and our code of conduct, and they are the beliefs that our team follows together. We advocate a positive working attitude and the spirit of hard work. We believe that only through hard work and perseverance can we achieve individual and corporate goals, encouraging employees to overcome difficulties, challenge themselves and constantly pursue excellence. We encourage employees to constantly come up with new ideas and innovative solutions to promote innovation and development in the company, and encourage team members to try new things and learn and progress to meet changes and challenges. Honesty, integrity and morality are the foundation of our trust with our customers and partners. We are committed to our commitment and consistent adherence to ethical and legal requirements, and we are committed to building sustainable partnerships focused on transparency and equity. We adhere to the principle of working with other companies for mutual benefit and win-win, we realize that cooperation can bring more opportunities and common development, so we are committed to establishing a mutually beneficial partnership with all parties to achieve a win-win situation.

72

IV. Our service concept is "customer first, sincere and trustworthy, quality first". This is the basic principle of our customers and partners, is to meet customer needs and provide quality products and services. Our top priority is customer-focused to meet their needs and expectations, we value their input and feedback and strive to exceed their expectations to provide them with a superior service experience. We have a clear understanding of our customers' needs and do our best to meet their requirements in the most appropriate way. We adhere to the principle of sincerity and trustworthiness, and build a relationship of mutual trust with our customers and partners. We keep our commitments and always fulfill our responsibilities in accordance with the contract and agreement. We focus on communication and transparency, maintain timely feedback and information sharing, and ensure good cooperation with customers and partners. We pursue excellent quality and are committed to providing high quality products and services. We strictly control the production process, adopt advanced technology and equipment to ensure the stability and reliability of products. We also continue to optimize the service process, improve the quality of service, to meet the changing needs of customers and improve their satisfaction.

V.Our management policy is "unity and cooperation, timely communication, clear responsibility, positive improvement, and common development". These principles will guide our team members in achieving common goals in their work. We value the spirit of teamwork and collaboration, and encourage employees to support and cooperate with each other, and we realize that greater success is achieved only through collective wisdom and synergy. We encourage the establishment of a good team atmosphere and strengthen the communication and collaboration between teams to better complete tasks and face challenges. We emphasize active and effective communication to ensure the circulation and sharing of information. Good communication can reduce misunderstandings and obstacles, promote the smooth progress of work, encourage employees to communicate and listen to each other, and promote the communication inside and outside the team, so as to better understand the needs, solve problems and make decisions. We require everyone to be clear about their responsibilities and assume corresponding responsibilities, clear responsibilities to improve work efficiency and quality, avoid waste of resources and duplication of tasks, encourage employees to take the initiative to take responsibility, and provide necessary support and resources to complete the work. We continue to emphasize the importance of improvement and innovation, and encourage employees to learn and reflect to find ways and opportunities to improve their own and team performance. We advocate the establishment of a learning organization, through continuous improvement process, adopt new technologies and explore new markets, maintain our competitiveness we emphasize enterprise with the common development of employees, customers and partners, is committed to establish good cooperative relations, through joint efforts to achieve common goals, encourage employees to continue learning and personal growth, and provide training and development opportunities, we also attach importance to the cooperation with customers and partners, jointly promote business development and create greater value.

VI.Our corporate goal is to "build a digital first-class enterprise of national sports and fitness". We strive to be a leader in the digital field, by introducing advanced technologies and innovative solutions, we will open up new markets and provide users with unique sports and fitness experience, we will actively invest in research and development to continuously launch competitive and forward-looking products and services. We will strengthen innovation in the digital field. Through the integration of the Internet, big data, artificial intelligence and other advanced technologies, we will develop intelligent sports and fitness products and platforms, to provide personalized training programs and data analysis, to help users to achieve better fitness results. We are committed to providing high-quality sports and fitness products and services for the whole people. We will focus on the quality and innovation of products, and ensure that users can get safe, professional and personalized training experience. We will also establish a perfect after-sales service system, pay attention to user feedback and timely solve problems, and provide continuous support and guidance. Our goal is to provide opportunities and equality of physical fitness for all people. Whether young, middle-aged or old, whether professional athletes or ordinary office workers, we all hope to meet their different fitness needs, and will carry out various forms of publicity and promotion activities to improve the public's awareness and participation in physical fitness.

73

These ideas and goals demonstrate the company's commitment to excellence, collaboration with stakeholders and common development, and its mission to provide a healthier and better future for the general public.

Facilities

ZHONGXING HOLDING GROUP LTD mainly produce intelligent fitness equipment, and provide sports and health solutions, its facility requirements are mainly as follows:

I. R & D laboratory. It needs to be equipped with a professional research and development laboratory, including testing instruments, measuring equipment, simulation software, etc., for product design, development, research and performance testing.

II. Production workshop. Need to have the industrial production equipment production of intelligent fitness equipment, such as mechanical processing equipment, automatic production lines, 3D printers, etc., to ensure the quality and output of products.

Ⅲ. Supply chain of electronic components and components. A stable and reliable supply chain needs to be established to ensure access to high-quality electronic components and components for the production and assembly of intelligent fitness equipment.

IV. Quality inspection and control equipment. In order to ensure that the products meets the quality standards and performance requirements, quality testing and control equipment, such as strength testing instruments, functional testing equipment, etc.

V. IT infrastructure. Including servers, storage devices, network equipment, etc., used for data management, remote monitoring, and product operation support.

VI. Logistics and storage equipment. Equipment used for logistics management, product distribution and storage management, such as trucks, forklifts, warehouse management systems, etc.

VII. Training and display facilities. Places and equipment used for training technicians, displaying products and holding meetings, such as training room, exhibition hall, large screen display equipment, etc.

These facility requirements can improve the efficiency of the development, production and sales of intelligent fitness equipment, and ensure the quality and competitiveness of products. Depending on the company's future size, product type, and market demand, our specific requirements for the facilities will also vary.

PESTEL Analysis

I. Description of the industrial chain (upper, middle and downstream)

Under the background of Internet development, scientific and technological progress and favorable policies, the sports and fitness industry has been developing continuously, especially since the outbreak of COVID-19, sports and fitness have been paid increasing attention. The fitness industry has accelerated online penetration, and online fitness has developed rapidly. Thus, the fitness industry prospects, ZHONGXING HOLDING GROUP LTD company still has a leap to occupy an important position in the market.

Fitness is a sport, such as various aerobics, rhythmic gymnastics, physical gymnastics and a variety of self-resistance movements. With the development of society and the improvement of people's health awareness, fitness has become a popular way to relieve stress and maintain physical health. Science suggests that you should exercise at least three times a week if you want to relieve stress and improve your fitness results.

In recent years, the fitness industry development, especially in large international events and policy encouragement, fitness industry maintains stable development, gradually to the low line city penetration, online synchronous development, fitness demand gradually upgrade, industry booming, has given rise to a variety of online fitness services, home fitness services and intelligent fitness equipment.

74

At present, the upstream of the fitness industry includes fitness equipment, coach training and course research and development; the midstream includes offline gym, O2O service platform and fitness APP, covering all online and offline fitness scenarios; the downstream includes data management, social platform, information search and exercise peripheral to meet the different derivative needs of consumers.

II. Industry data (2010-2020)

At present, the development status of the fitness industry is as follows:

ⅰ. Market size of the fitness industry. In recent years, the market size of the fitness industry has maintained a growth trend.

ⅱ. Market structure of the fitness industry. At present, the market size of the fitness industry is mainly divided into fitness equipment, fitness clubs and studios and online fitness, accounting for 49%, 36% and 15% respectively. Although the proportion of online fitness is not high, due to the influence of the epidemic, sports and fitness have been gradually paid attention to, traditional gyms have been affected, and the trend of online fitness has begun to increase.

ⅲ. Size of the online fitness market. In recent years, due to the rapid development of the Internet, the scale of the online fitness market is growing. Especially since the outbreak of COVID-19 in 2020, big health has become the basic demand of people, and sports and fitness have received attention. The online fitness industry has accelerated to online penetration, and the scale of online fitness market has grown rapidly.

ⅳ. Size of the online fitness market. In recent years, due to the rapid development of the Internet, the scale of the online fitness market is growing. Especially since the outbreak of COVID-19 in 2020, big health has become the basic demand of people, and sports and fitness have received attention. The online fitness industry has accelerated to online penetration, and the scale of online fitness market has grown rapidly.

ⅴ. Online fitness market penetration rate. In recent years, with the national fitness boom and the development of the online fitness industry, the penetration rate of the online fitness market has been increasing rapidly, from 18% in 2017 to 46% in 2021. The online fitness market penetration rate is expected to reach 48% in 2022.

Ⅲ. Industry pain points

ⅰ. At present, there are a large number of sub-health people, no high-quality products can be prevented and improved, and can be gradually improved through national fitness, especially since the outbreak of the epidemic, the awareness of public health has been constantly improving.

ⅱ. Technical threshold and professionalism are not high, and they are easy to be copied. In recent years, the number of gyms has been increasing, among which the highest proportion is fitness studios, followed by large clubs. The number of fitness coaches with corresponding professional qualification certificates is also rising.

ⅲ. The market competition is fierce, and the promotion channel is single and inefficient (the most common is to send people around the gym).

ⅳ. The use of Internet traffic dividend is still lacking.

ⅴ. Lack of data analysis results in weak personalized service and vague and inaccurate data of specific physical indicators of members.

ⅵ. Difficult to reach the pain points and needs of users, and the lack of customized fitness programs for users of different ages.

ⅶ. Serious shortage of professional talents and resources in the sports and fitness industry.

75

IV. Main consumer groups of products or services

National fitness is not only a fashion habit of modern young people, but also after the epidemic, professionals and the elderly have accelerated the enhancement of the awareness and concept of fitness, which has become a popular health action. Suitable for students, young people, professionals, the elderly and other groups. By choosing the right way of exercise for them and exercising under the guidance of a professional, everyone can improve their physical health and quality of life by participating in regular physical activities. Fitness requires persistence and patience, but it has a positive impact on one's physical and mental health and the overall development of society.

V. Main reasons for consumers to buy ZHONGXING HOLDING GROUP LTD fitness products or services

ⅰ. We have solved the problem of fragmented time of young people's fitness and exercise, and formed a gathering place for professional tutoring through the chain of intelligent fitness gyms, so that professional equipment can more accurately improve the physical quality.

ⅱ. We through with government departments and fitness sports association, the elderly university institutions such as cooperation, combined with the government to provide free public space and public general fitness equipment, both solve the problem of fitness promoter employment entrepreneurship, and further popularize fitness movement, through these basic scenario, obtain huge amount of member system and accurate data, for accurate fitness programs and customized fitness services to provide solid data base and membership system.

ⅲ. We use online and offline intelligent fitness equipment to accurately obtain the body data of members. Through data analysis, we tailor fitness plans to accurately and quickly improve the physical quality of the people.

VI. The company's current position in the industry and its target status

ZHONGXING HOLDING GROUP LTD aims to become a leading provider of sports health solutions and intelligent fitness equipment in the industry. At present, the company plans to layout headquarters operations center, the construction of three intelligent equipment production base, build thousands of online family fitness appliance sales and intelligent fitness services in the integration of joining chain network, intelligent fitness products covering family fitness, commercial fitness, national fitness, elderly fitness, fitness, campus sports, fitness solutions products and universal pratt & whitney fitness training services, sub-health conditioning, etc.

At present, the company use scientific digital intelligent fitness theory scheme and data analysis system, strive to become the first in the field of digital intelligent fitness, continuous innovation, the introduction of high-tech digital analysis technology, enhance their core competitiveness, customized promotion fitness plan and fitness equipment, in the future in the size, brand awareness, product quality comprehensive become a digital intelligent fitness industry benchmarking brand.

VII. Industry forecast (for the next three years)

ⅰ. Policies to promote the development of the fitness industry. In recent years, a number of policies have been introduced to promote the development of the sports industry, and a number of industrial plans for minority sports have been released to encourage the innovative development of the sports and fitness industry. In 2020, Novel Coronavirus swept the world in 2020. In order to reduce the impact of the epidemic on the sports industry, residents are encouraged to exercise at home and boost the development of home fitness, Internet fitness and other industries. It is expected that under the boost of the policy, the development of the fitness industry will develop rapidly and promote the market expansion of the fitness industry.Under the stimulus of local policies, the development prospect of the fitness industry is very broad, which provides a strong policy foundation for the development of the industry. With the comprehensive liberalization of epidemic control and the upgrading of consumption, people's health awareness has been significantly improved, and residents' consumption has gradually transitioned from basic consumption and functional consumption to health consumption and experience consumption, and sports consumption has benefited significantly.

76

ⅱ. The increase in the number of sports participants has helped the fitness industry develop. In recent years, with the improvement of residents 'living standards and the baptism of COVID-19, people's health awareness has gradually increased, and the number of people who regularly participate in sports has also increased year by year. It is expected that the increasing number of sports participants will help the development of the fitness industry. The market size of the fitness industry has been growing trend.

ⅲ. Intelligent fitness equipment drives the development of the fitness industry. With the popularization of the Internet and the improvement of science and technology level, the intelligence of fitness equipment is continuously improved, which not only increases the exercise fun of builders, alleviates physical fatigue, but also pays more attention to the safety and individuation of fitness equipment. At the same time, the binding of intelligent fitness equipment and APP can improve the stickiness of fitness users, and deeply explore the potential needs of users in the process of data collection, which will continue to drive the development of the fitness industry.

ⅳ. Fitness industry market structure adjustment and the online fitness market scale is expanding rapidly. At present, the market size of the fitness industry is mainly divided into fitness equipment, fitness clubs and studios, government public inclusive fitness and online fitness. Although the proportion of online fitness is not high, due to the influence of the epidemic, sports and fitness have been gradually paid attention to, traditional gyms have been affected, and the trend of online fitness has begun to increase. In recent years, due to the rapid development of the Internet, the scale of the online fitness market is growing. Especially since the outbreak of COVID-19 in 2020, big health has become a basic demand of people, and sports and fitness have been paid attention by people. The fitness industry has accelerated online penetration, and the scale of online fitness market has grown rapidly.

ⅴ. The online fitness market structure is rich and optimized, and the market penetration rate is gradually increased. From the perspective of market structure, = online fitness market mainly includes four market segments: online health food, online fitness equipment and clothing, online fitness Internet of Things, and online fitness membership and training courses. Data show that online accounts for the largest proportion of healthy food in the online fitness market, followed by online fitness equipment and clothing. Online fitness Internet of Things, online fitness membership and course market accounted for 8% and 1% of the total online fitness market, respectively. In recent years, with the national fitness boom and the development of online fitness industry, the penetration rate of online fitness market is constantly increasing.

Company name translation table

Company name translation table
ZHONGXING HOLDING GROUP LTD
Korean	Japanese	Chinese	Russian
중싱지주그룹유한회사	衆興ホールディングス株式会社です	众兴控股集团有限公司	Холдинговая компания "шинхва"

77

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus.

Name	Age	Position/Title
Mr. Lijie Wang	61	Chairman Of The Board
Ms. Fengyu Yang	64	Director & Chief Financial Officer
Ms. Jihong Liu	55	Chief Marketing Officer

Introduction

Mr. Lijie Wang is the Chairman of ZHONGXING HOLDING GROUP LTD. Mr. Wang was a sports athlete when he was young. He loved sports very much, especially swimming. At the age of 15, he broke a number of Xinjiang swimming records, and three years later successfully received the admission notice of Beijing Sport University, where he majored in swimming. Four years of college study and life have laid a solid foundation of sports knowledge for Mr. Wang. Combined with his more than 20 years of sports exercise, he has further enriched his professional sports knowledge. After graduation, Mr. Wang worked as a physical education teacher in Xinjiang Petroleum Institute for 7 years. During this period, Mr. Wang applied the professional knowledge he learned in the classroom. In the teaching process, he learned more specific and comprehensive student situations and enriched his professional knowledge of sports through practice.

Since 1991, Mr. Wang, who loved challenges and was not willing to live a stable life, decided to quit his job as a physical education teacher and resolutely went into business. During the entrepreneurial period, Mr. Wang worked in border trade, visa translation service as an intermediary, and TCM acupuncture and massage clinic, accumulating rich experience in business management and marketing. While starting his own business and accumulating experience, Mr. Wang also keeps learning and updating his professional knowledge of sports, and expresses his own opinions on certain sports viewpoints. In 2009, Mr. Wang published two influential articles in the field of sports, Reflections on the Crisis and Countermeasures of China's Physical Education and Who is to Blame for the Continuous Decline of Students' physical Fitness in 30 Years. In September 2016, Mr. Wang wrote and published an article entitled It is a waste of social resources for sports venues to be reduced or open to the society for free. From 2010 to 2011, Mr. Wang summarized the innovative basic theory of health management based on his years of practice and investigation and published the book Sports Health Management. Mr. Wang's published articles and books reflect his solid foundation of professional sports knowledge, and he also uses a large amount of data to study and demonstrate his own views. His published articles and books have helped a lot of people in sports. Mr. Wang is a restless person. In addition to writing articles, he is also obsessed with innovative inventions. In 2012, his invention of motion sensing intelligent equipment won the national patent for new practical inventions. Now, his self-created ECI fitness system invention patent is being applied for, this system is a special collection of human movement data for effective analysis to provide users with health management theories and methods of the system.

Mr. Wang has been engaged in the work and practice in the field of physical fitness for many years, and has rich professional knowledge and practical experience in sports, and has systematically created the basic theoretical system of physical fitness, and has a high reputation and rich resources in the industry. Mr. Wang's vision is to build a digital first-class enterprise for national sports and fitness, and contribute to human health.

78

Ms. Fengyu Yang is a director and Chief Financial Officer of ZHONGXING HOLDING GROUP LTD. Ms. Yang has outstanding abilities, and has dual degrees in business enterprise management and business accounting. She has been engaged in management and financial work for many years since joining the work, and has served as senior executives, general managers and financial directors in many large enterprises. She has rich industry experience and is good at business management, company operation, business negotiation, financial management, etc. From 1986 to 1991, Ms. Yang worked at the Vocational Education Center of Urumqi Municipal Education Commission as a teaching researcher and director of the Training Center. During her tenure, she participated in the editing of the syllabus of six major courses of vocational high school and middle school set up by 19 middle schools under her management, which included education and teaching knowledge in physical education and other aspects. In 1990, Ms. Yang established Bailan Village Hotel, the first hotel in Urumqi, which was mainly employed by vocational high school students, from grassroots civil construction to staff training, and served as the preparatory general manager.

Ms. Yang started her business in 1991, when she founded the first private school Urumqi China Vocational and Technical Training Center. The training center has more than 100,000 people who have received work permits and professional completion certificates issued by the local government, training them in a trade, enhancing their survival skills, and helping them solve employment problems. Ms. Yang founded Urumqi Shunda Technology Co., LTD in 1993 and served as the general manager. In 1994, she co-founded Xinjiang Shunda Medical Equipment Co., LTD and served as the deputy general manager. The above experiences have greatly trained her business operation and management ability. Until 2002, Ms. Yang founded the first private secondary hospital in Urumqi: Xinjiang Cancer Specialized Hospital, which was later renamed as Urumqi Modern Dermatology Specialized Hospital. She is the legal person of the hospital and serves as the president, which shows that Ms. Yang has rich and solid medical knowledge. But Ms. Yang is not confined to the status quo, she is eager to learn more and newer knowledge, so she co-founded Hunan Tianfeng Zidao High-tech Co., LTD in Changsha, Hunan Province, China, in 2012 with other partners.

In addition, she served as the chief financial officer of this company, so as to enrich her financial work experience and improve her ability. In addition, Ms. Yang has more social status. She was appointed vice chairman of the board of directors of Shenzhen Tianyuan Dingsheng Equity Investment Fund Management Co., Ltd. in 2012, and successfully served a number of large enterprises. Since 2012, Ms. Yang has focused on studying the theoretical system of the integration of industry and finance, and has been involved in the field of e-commerce and industrial Internet. After in-depth investigation and research of many enterprises, she has accumulated rich industry experience, and now she is committed to the digital operation of the sports health industry.

Ms. Jihong Liu is the Marketing Director of ZHONGXING HOLDING GROUP LTD. She graduated from Xinjiang University of Finance and Economics with a bachelor's degree in accounting computerization. Since 2000, Ms. Liu has been working in Urumqi Huiwei Window Industry Co., LTD., where she has successively served as Chief financial Officer, production designer and Marketing Director. Ms.Liu has been serving in corporate management, company operation, market development and other positions for many years, and has participated in many business contacts and investment promotion of enterprises. She is rigorous, serious, enthusiastic, lively and quick in thinking. She has rich market and management experience, has operated many large-scale business cases, and has accumulated rich operational experience and human resources channels. Ms.Liu actively participates in the affairs of the company and leads the continuous development of the company with her rich experience and resources, providing the backbone for promoting the steady development of the company's various undertakings. Ms.Liu said that integrating more capital forces to create a true, healthy and happy global digital sports industry is our common goal. Ms.Liu believes that as a senior manager of the company, she shoulders important responsibilities for the formulation and implementation of the company's strategy. In the future, we will continue to adhere to the development concept of customer first, sincere and trustworthy, quality first, focus on core business, in-depth market segmentation, strengthen team building, and comprehensively promote the steady development of the company's various undertakings.

Board of Directors

Our board of directors will consist of two directors upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part.

79

Subject to the Nasdaq rules and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or proposed contract or transaction notwithstanding that he may be interested therein provided that the nature of the interest of any director in such contract or transaction shall be disclosed by him or her at or prior to its consideration and any vote on that matter, and if he or she does so his or her vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or transaction is considered. Our board of directors may exercise all the powers of the company to borrow money, mortgage or charge its undertaking, property and uncalled capital, and issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party. None of our directors has a service contract with us that provides for benefits upon termination of service as a director.

Duties of Directors

Under England law, our directors have a duty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. In certain limited exception circumstances, a shareholder has the right to seek damages in our name if a duty owed by our directors is breached.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;
●	declaring dividends and distributions;
●	appointing officers and determining the term of office of officers;
●	exercising the borrowing powers of our company and mortgaging the property of our company; and
●	approving the transfer of shares of our company, including the registering of such shares in our share register.

Terms of Directors and Executive Officers

Our directors are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution or the unanimous written resolution of all shareholders.

Our officers are elected by and serve at the discretion of our board of directors, and may be removed by our board of directors.

Corporate Governance

Our board of directors has adopted a code of business conducts and ethics, which is applicable to all of our directors, officers, employees and advisors. We will make our code of business conducts and ethics publicly available on our website. In addition, our board of directors has adopted a set of corporate governance guidelines. The guidelines reflect certain guiding principles with respect to our board’s structure, procedures and committees. The guidelines are not intended to change or interpret any law, or our memorandum and articles of association, as amended from time to time. The code of business conducts and ethics and corporate governance guidelines all become effective upon completion of this offering.

80

Limitation on Liability and Other Indemnification Matters

England law allows us to indemnify our directors, officers and auditors acting in relation to any of our affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duties as our directors, officers and auditors.

Under our amended and restated memorandum and articles of association to be adopted upon the closing of this offering, we may indemnify our directors and officers to, among other persons, our Directors and officers from and against all actions, costs, charges, losses, damages and expenses which they or any of them may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own fraud or dishonesty.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers for a specified time period providing that the agreements are terminable for cause at any time. The terms of these agreement are substantially similar to each other. A senior executive officer may terminate his or her employment at any time by 30-day prior written notice. We may terminate the executive officer’s employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties.

Each executive officer has agreed to hold in strict confidence and not to use, except for the benefit of our company, any proprietary information, technical data, trade secrets and know-how of our company or the confidential or proprietary information of any third party, including our subsidiaries and our clients, received by our company. Each of these executive officers has also agreed to be bound by noncompetition and non-solicitation restrictions during the term of his or her employment and typically for two years following the last date of employment.

We expect to enter into indemnification agreements with our directors and executive officers, pursuant to which we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Foreign Private Issuer Exemption

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a U.S. domestic public company;
●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;
●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;
●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and
●

we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers, which permit us to follow certain corporate governance rules that conform to the England requirements in lieu of many of the Nasdaqcorporate governance rules applicable to U.S. companies. As a result, our corporate governance practices may differ from those you might otherwise expect from a U.S. company listed on Nasdaq.

81

PRINCIPAL SHAREHOLDERS

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our Ordinary Shares as of the date of this prospectus by:

●	each of our directors and executive officers; and
●	each person known to us to beneficially own more than 5% of our Ordinary Shares on an as-converted basis.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

	Ordinary Shares Beneficially Owned Prior to This Offering		Shares Beneficially Owned After This Offering
	Number	%	Number	%
Directors and Executive Officers:
Mr. Lijie Wang	3500000	35
Ms. Fengyu Yang	6500000	65

82

DESCRIPTION OF SHARE CAPITAL

We are an exempted company incorporated in the United Kingdom and our corporate affairs are governed by our amended and restated memorandum and articles of association, the Companies Act, and the common law of the United Kingdom.

As of the date of this prospectus, our authorized share capital is US$         , divided into            Ordinary Shares of par value of US$0.0001 each. All of our shares to be issued in the offering will be issued as fully paid. There are            Ordinary Shares issued and outstanding as of the date of this prospectus.

Ordinary Shares

As of the date of this Prospectus, the Company has no outstanding options, warrants and other convertible securities.

Listing

We have received the approval letter from Nasdaq to have our Ordinary Shares listed on the Nasdaq Capital Market under the symbol “ZXTY”.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is .

Dividends

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors, subject to the Companies Act. Our articles of association provide that the directors may from time to time declare dividends (including interim dividends) and other distributions on shares of the Company in issue and authorize payment of the same out of the funds of the Company lawfully available therefor. No dividend shall be paid otherwise than out of profits or, subject to the restrictions of the Companies Act, the share premium account.

Voting Rights

At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one (1) vote for each Ordinary Share.

83

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attached to the Ordinary Shares cast by those shareholders entitled to vote who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting, while a special resolution requires the affirmative vote of a majority of not less than two-thirds of the votes attached to the Ordinary Shares cast by those shareholders who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our amended and restated memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our amended and restated memorandum and articles of association.

Cumulative Voting

There are no prohibitions in relation to cumulative voting under the laws of the United Kingdom but our amended and restated memorandum and articles of association do not provide for cumulative voting.

Pre-emptive Rights

There are no pre-emptive rights applicable to the issue by us of Ordinary Shares under our amended and restated memorandum and articles of association.

Our Memorandum and Articles of Association

The following are summaries of the material provisions of our amended and restated memorandum and articles of association and the Companies Act, insofar as they relate to the material terms of our Ordinary Shares. They do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

Meetings of Shareholders

The directors may convene a meeting of shareholders whenever they think necessary or desirable. We must provide notice counting from the date service is deemed to take place, stating the place, the day and the hour of the general meeting and, in the case of special business, the general nature of that business, to such persons who are entitled to receive such notices from the Company. Our board of directors must convene a general meeting upon the written requisition of one or more shareholders entitled to attend and vote at general meeting of the Company holding not less than 10% of the paid up voting share capital of the Company in respect to the matter for which the meeting is requested.

No business may be transacted at any general meeting unless a quorum is present at the time the meeting proceeds to business. One or more shareholders present in person or by proxy holding in aggregate at least a majority of the paid up voting share capital of the Company shall be a quorum. If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week, at the same time and place and if, at the adjourned meeting, a quorum is not present within half an hour from the time appointed for the meeting, the shareholders present and entitled to vote shall be a quorum. At every meeting, the shareholders present shall choose someone of their number to be the chairman.

84

A corporation that is a shareholder shall be deemed for the purpose of our amended and restated memorandum and articles of association to be present at a general meeting in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Meetings of Directors

The business of our company is managed by the directors. Our directors are free to meet at such times and in such manner and places within or outside the United Kingdom as the directors determine to be necessary or desirable. The quorum necessary for the transaction of the business of the directors may be fixed by the directors, and unless so fixed, if there be more than two directors shall be two, and if there are two or less Directors shall be one. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

Winding Up

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the paid up capital at the commencement of the winding up, the excess shall be distributable among those shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the paid up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively. If we are wound up, the liquidator may with the sanction of a special resolution and any other sanction required by the Companies Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not), and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

The liquidator may also vest the whole or any part of these assets in trusts for the benefit of the shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least one month prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

85

Redemption, Repurchase and Surrender of Ordinary Shares

We may issue shares on terms that such shares are subject to redemption, at our option, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by an ordinary resolution of our shareholders. The Companies Act and our amended and restated memorandum and articles of association permits us to purchase our own shares, subject to certain restrictions and requirements. Subject to the Companies Act, our amended and restated memorandum and articles of association and to any applicable requirements imposed from time to time by the Nasdaq, the U.S. Securities and Exchange Commission, or by any other recognized stock exchange on which our securities are listed, we may purchase our own shares (including any redeemable shares) on such terms and in such manner as been approved by the directors or by an ordinary resolution of our shareholders. Under the Companies Act, the repurchase of any share may be paid out of our Company’s profits, or out of the share premium account, or out of the proceeds of a fresh issue of shares made for the purpose of such repurchase, or out of capital. If the repurchase proceeds are paid out of our Company’s capital, our Company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be repurchased (1) unless it is fully paid up, and (2) if such repurchase would result in there being no shares outstanding other than shares held as treasury shares. The repurchase of shares may be effected in such manner and upon such terms as may be authorized by or pursuant to the Company’s articles of association. If the articles do not authorize the manner and terms of the purchase, a company shall not repurchase any of its own shares unless the manner and terms of purchase have first been authorized by a resolution of the company. In addition, under the Companies Act and our amended and restated memorandum and articles of association, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the rights attached to any class of our shares may (unless otherwise provided by the terms of issue of the shares of that class) be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed by at least a two-thirds majority of holders of shares of that class as may be present in person or by proxy at a separate general meeting of the holders of shares of that class.

Changes in Capital

We may from time to time by an ordinary resolution of our shareholders:

●	increase the share capital of our Company by new shares of such amount as it thinks expedient;
●	consolidate and divide all or any of our share capital into shares of larger amount than its existing shares of shares;
●	subdivide its existing shares, or any of them, into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and
●	cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Our shareholders may by special resolution, subject to confirmation by the Grand Court of the United Kingdom on an application by our company for an order confirming such reduction, reduce its share capital and any capital redemption reserve in any manner authorized by the Companies Act.

86

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under United Kingdom law to inspect or obtain copies of our list of shareholders or our corporate records.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional Ordinary Shares

Our amended and restated memorandum and articles of association authorizes our board of directors to issue additional Ordinary Shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the United Kingdom but conducts business mainly outside of the United Kingdom may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;
●	is not required to open its register of members for inspection;
●	does not have to hold an annual general meeting;
●	may issue negotiable or bearer shares or shares with no par value;
●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
●	may register by way of continuation in another jurisdiction and be deregistered in the United Kingdom;
●	may register as a limited duration company; and
●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

87

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have Ordinary Shares outstanding assuming the underwriters do not exercise their over-allotment option to purchase additional Ordinary Shares. Of that amount, Ordinary Shares will be publicly held by investors participating in this offering, and Ordinary Shares will be held by our existing shareholders, some of whom may be our “affiliates” as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer. Prior to this offering, there has been no public market for our Ordinary Shares. While we intend to list the Ordinary Shares on the Nasdaq Capital market, we cannot assure you that a regular trading market will develop in our Ordinary Shares.

Future sales of substantial amounts of our Ordinary Shares in the public markets after this offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Ordinary Shares currently outstanding will be available for sale immediately after this offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our ordinary share, including ordinary share issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our ordinary share and our ability to raise equity capital in the future.

All of the ordinary shares sold in the offering will be freely transferable by persons other than our “affiliates” in the United States without restriction or further registration under the Securities Act. Ordinary shares purchased by one of our “affiliates” may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

The ordinary share held by existing shareholders are, and any ordinary share issuable upon exercise of options outstanding following the completion of this offering will be, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Rule 144

All of our Ordinary Shares outstanding prior to this offering are “restricted shares” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, a person who has beneficially owned our restricted shares for at least six months is generally entitled to sell the restricted securities without registration under the Securities Act beginning 90 days after the date of this prospectus, subject to certain additional restrictions.

Our affiliates are subject to additional restrictions under Rule 144. Our affiliates may only sell a number of restricted shares within any three-month period that does not exceed the greater of the following:

●	1% of the then outstanding Ordinary Shares, which will equal approximately Ordinary Shares immediately after this offering; or
●	the average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

88

Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Ordinary Shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL MATTERS RELATING TO SHARE TRANSFER RESTRICTIONS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL ADVISOR REGARDING THE PARTICULAR SECURITIES LAWS AND TRANSFER RESTRICTION CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR COMMON SHARES OR THE COMMON SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

89

TAXATION

The following summary contains a description of the material U.S. federal income tax and United Kingdom tax consequences of the acquisition, ownership and disposition of Ordinary Shares and Depositary Shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase Ordinary Shares or Depositary Shares. The summary is based upon the on the tax laws of the United States and regulations thereunder and the tax laws of the United Kingdom and regulations thereunder as of the date hereof, which are subject to change.

Certain United Kingdom Tax Considerations

The following is a general summary of certain United Kingdom tax considerations relating to the ownership and disposal of our Ordinary Shares or Depositary Shares and does not address all possible tax consequences relating to an investment in our Ordinary Shares or Depositary Shares. It is based on United Kingdom tax law and generally published His Majesty’s Revenue & Customs, or HMRC, practice as of the date of this prospectus, both of which are subject to change, possibly with retrospective effect. A United Kingdom tax year runs from April 6th in any year to April 5th in the following year.

Save as provided otherwise, this summary applies only to a person who is the absolute beneficial owner of our Ordinary Shares or Depositary Shares and who is resident (and, in the case of an individual, domiciled) in the United Kingdom for tax purposes and who is not resident for tax purposes in any other jurisdiction and does not have a permanent establishment or fixed base in any other jurisdiction with which the holding of our Ordinary Shares or Depositary Shares is connected, or a U.K. Holder. A person who is not a U.K. Holder, including a person (a) who is not resident (or, if resident, is not domiciled) in the United Kingdom for tax purposes, including an individual and company who trades in the United Kingdom through a branch, agency or permanent establishment in the United Kingdom to which an Ordinary Share or Depositary Share is attributable, or (b) who is resident or otherwise subject to tax in a jurisdiction outside the United Kingdom, is recommended to seek the advice of professional advisors in relation to their taxation obligations.

This summary is for general information only and is not intended to be, nor should it be considered to be, legal or tax advice to any particular investor. It does not address all of the tax considerations that may be relevant to specific investors in light of their particular circumstances or to investors subject to special treatment under United Kingdom tax law. In particular this summary:

●	only applies to an absolute beneficial owner of Ordinary Shares or Depositary Shares and any dividend paid in respect of that Ordinary Share where the dividend is regarded for United Kingdom tax purposes as that person’s own income (and not the income of some other person); and
●	(a) only addresses the principal United Kingdom tax consequences for an investor who holds Ordinary Shares or Depositary Shares as a capital asset, (b) does not address the tax consequences that may be relevant to certain special classes of investor such as a dealer, broker or trader in shares or securities and any other person who holds Ordinary Shares or Depositary Shares otherwise than as an investment, (c) does not address the tax consequences for a holder that is a financial institution, insurance company, collective investment scheme, pension scheme, charity or tax-exempt organization, (d) assumes that a holder is not an officer or employee of the company (nor of any related company) and has not (and is not deemed to have) acquired the Ordinary Shares or Depositary Shares by virtue of an office or employment, and (e) assumes that a holder does not control or hold (and is not deemed to control or hold), either alone or together with one or more associated or connected persons, directly or indirectly (including through the holding of Depositary Shares), an interest of 10% or more in the issued share capital (or in any class thereof), voting power, rights to profits or capital of the company, and is not otherwise connected with the company.

90

This summary further assumes that a holder of Depositary Shares is the beneficial owner of the underlying Ordinary Shares for United Kingdom direct tax purposes.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by a U.S. Holder (as defined below) that acquires our Ordinary Shares in this offering and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, and alternative minimum tax considerations, the Medicare tax on certain net investment income, information reporting or backup withholding or any state, local, and non-U.S. tax considerations, relating to the ownership or disposition of our Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	banks and other financial institutions;
●	insurance companies;
●	pension plans;
●	cooperatives;
●	regulated investment companies;
●	real estate investment trusts;
●	broker-dealers;
●	traders that elect to use a mark-to-market method of accounting;
●	certain former U.S. citizens or long-term residents;
●	tax-exempt entities (including private foundations);
●	individual retirement accounts or other tax-deferred accounts;
●	persons liable for alternative minimum tax;
●	persons who acquire their Ordinary Shares pursuant to any employee share option or otherwise as compensation;
●	investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;
●	investors that have a functional currency other than the U.S. dollar;
●	persons that actually or constructively own 10% or more of our Ordinary Shares (by vote or value); or
●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding the Ordinary Shares through such entities,

all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S., and other tax considerations of the ownership and disposition of our Ordinary Shares.

91

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of the United States or any state thereof or the District of Columbia;
●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or
●	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has otherwise validly elected to be treated as a U.S. person under the Code.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

92

UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with            , as representative of the Underwriters, or the Representative, in this offering. The Representative may retain other brokers or dealers to act as a sub-agents or selected dealers on their behalf in connection with this offering. The Underwriters will be agreed to purchase from us, on a firm commitment basis, the number of ordinary shares set forth opposite its name below, at the offering price less the underwriting discounts set forth on the cover page of this prospectus:

Underwriters	Number of Shares

Total

The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by its counsel and to other conditions. The underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such Ordinary Shares are taken. However, the underwriters are not required to take or pay for the Ordinary Shares covered by the Representative’s option to purchase additional Ordinary Shares described below.

Certain of the underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC.          is not a broker-dealer registered with the SEC and does not intend to make any offers or sales of the ordinary shares within the U.S. or to any U.S. persons.

Fees, Commissions and Expense Reimbursement

We will pay the Underwriter a discount equivalent to          percent (      %) of the gross proceeds of this offering. The Underwriter proposes initially to offer the ordinary shares to the public at the offering price set forth on the cover page of this prospectus and to dealers at those prices less the aforesaid fee (“underwriting discount”) set forth on the cover page of this prospectus. If all of the ordinary shares offered by us are not sold at the offering price, the Underwriter may change the offering price and other selling terms by means of a supplement to this prospectus

The following table shows the underwriting fees/commission payable to the Underwriter with this offering:

Per Ordinary Share
Public offering price
Underwriting fees and commissions ( %)
Proceeds, before expenses, to us

In addition to the cash commission, we will also reimburse the Underwriter for accountable out-of-pocket expenses not to exceed $          . Such accountable out-of-pocket expenses include no more than $           in Underwriter’s legal counsel fees, due diligence and other like expenses not to exceed $           and road show, travel, on-boarding fees and other reasonable out-of-pocket accountable expenses not to exceed $          , background checks expenses not to exceed $           , and DTC eligibility fees and expenses not to exceed $           . We have paid to $ in accountable expenses as of the date hereof, which will be refundable to us to the extent actually not incurred by the Underwriter in accordance with FINRA Rule 5110(f)(2)(C).

93

We estimate that the total expenses payable by us in connection with the offering, other than the underwriting fees and commissions, will be approximately $.

We are discussing the offering with some underwriters. As of the date of this prospectus, we have not yet determined that the underwriters have entered into an underwriting agreement. The underwriting data used below is derived from industry practice and normal fees, which will not be formally recognized until an underwriting agreement is reached. The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement and subscription agreement.

Pricing of the Offering

Prior to the completion of this offering, there has been no public market for our Ordinary Shares. The initial public offering price of the Ordinary Shares has been negotiated between us and the underwriters. Among the factors considered in determining the initial public offering price of the Ordinary Shares, in addition to the prevailing market conditions, are our historical performance, estimates of our business potential and earnings prospects, an assessment of our management, and the consideration of the above factors in relation to market valuation of companies in related businesses.

Electronic Offer, Sale, and Distribution of Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of Ordinary Shares to selling group members for sale to its online brokerage account holders. The Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Price Stabilization

The Underwriter will be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of capital stock by the Underwriter acting as principal. Under these rules and regulations, the Underwriter:

●	may not engage in any stabilization activity in connection with our securities; and
●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Ordinary Shares, where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

94

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

95